UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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MGIC Investment Corporation
(Name of Registrant as Specified In Its Charter)

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MGIC Investment Corporation

Notice of 2016 Annual Meeting and Proxy Statement

2015 Annual Report to Shareholders

March 28, 2016

Dear Shareholder:

It is my pleasure to invite you to attend our Annual Meeting of Shareholders to be held at 9:00 a.m. on Thursday, April 28, 2016, in the Bradley Pavilion of the Marcus Center for the Performing Arts in Milwaukee, Wisconsin.

At our meeting this year, we will ask shareholders to:

•
elect eleven directors,

•
conduct an advisory vote to approve MGIC's executive compensation,

•
approve our Amended and Restated Rights Agreement, and

•
ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2016.

We will also report on our business.

Your vote is important. Even if you plan to attend the meeting, we encourage you to vote as soon as possible. You may vote by telephone, over the Internet or by mail. Please read our Proxy Statement for more information about our meeting and the voting process.

The Annual Report to Shareholders, which follows the Proxy Statement in this booklet, is a separate report and is not part of this Proxy Statement.

Sincerely,

Patrick Sinks
President and Chief Executive Officer

IMPORTANT VOTING INFORMATION

If you hold your shares in "street name," meaning your shares are held in a stock brokerage account or by a bank or other nominee, you will have received a voting instruction form from that nominee containing instructions that you must follow in order for your shares to be voted. If you do not transmit your voting instructions before the Annual Meeting, your nominee can vote on your behalf on only the matter considered to be routine, which is the ratification of the appointment of our independent registered public accounting firm.

The following matters are NOT considered routine: election of directors, the advisory vote to approve our executive compensation, and approval of our Amended and Restated Rights Agreement. Your nominee is not permitted to vote on your behalf on such matters unless you provide specific instructions by following the instructions from your nominee about voting your shares and by completing and returning the voting instruction form. For your vote to be counted on such matters, you will need to communicate your voting decisions to your bank, broker or other nominee before the date of the Annual Meeting.

Your Participation in Voting the Shares You Own is Important

Voting your shares is important to ensure that you have a say in the governance of your company and to fulfill the objectives of the majority voting standard that we apply in the election of directors. Please review the proxy materials and follow the relevant instructions to vote your shares. We hope you will exercise your rights and fully participate as a shareholder in the future of MGIC Investment Corporation.

More Information is Available

If you have any questions about the proxy voting process, please contact the bank, broker or other nominee through which you hold your shares. The Securities and Exchange Commission ("SEC") also has a website (www.sec.gov/spotlight/proxymatters.shtml) with more information about voting at annual meetings. Additionally, you may contact our Investor Relations personnel at (414) 347-6480.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 28, 2016

Our Proxy Statement and 2015 Annual Report to Shareholders are available at http://mtg.mgic.com/proxyinfo. Your vote is very important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote your shares via a toll-free telephone number, over the Internet, or by completing, signing, dating and returning your proxy card or voting instruction form in the pre-addressed envelope provided. No postage is required if your proxy card or voting instruction form is mailed in the United States. If you attend the meeting, you may vote in person, even if you have previously voted by telephone, over the Internet or by mailing your proxy card. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.

MGIC INVESTMENT CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

The Annual Meeting of Shareholders of MGIC Investment Corporation will be held in the Bradley Pavilion of the Marcus Center for the Performing Arts, 929 North Water Street, Milwaukee, Wisconsin, on April 28, 2016, at 9:00 a.m., to vote on the following matters:

  (1)
  Election of the eleven directors named in the Proxy Statement, each for a one-year term;

  (2)
  An advisory vote to approve our executive compensation;

  (3)
  Approval of our Amended and Restated Rights Agreement;

  (4)
  Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2016; and

  (5)
  Any other matters that properly come before the meeting.

Only shareholders of record at the close of business March 4, 2016, will be entitled to vote at the Annual Meeting and any postponement or adjournment of the meeting.

By Order of the Board of Directors
Jeffrey H. Lane, Secretary March 28, 2016

YOUR VOTE IS IMPORTANT
PLEASE PROMPTLY VOTE VIA TOLL-FREE TELEPHONE NUMBER, OVER THE INTERNET
OR BY COMPLETING, SIGNING, DATING AND RETURNING
YOUR PROXY CARD OR VOTING INSTRUCTION FORM

PROXY SUMMARY

To assist you in reviewing the proposals to be acted upon at the Annual Meeting, including the election of directors and the advisory vote to approve named executive officer compensation, we call your attention to the following information about the Company's 2015 business highlights and recent executive compensation actions and decisions. The following description is only a summary. For more complete information about these topics, please review the Company's Annual Report on Form 10-K and the complete Proxy Statement.

BUSINESS HIGHLIGHTS

Financial Performance

In 2015, as in 2014, the Company delivered strong results for its shareholders as shown by the financial and operational metrics below. Each of these metrics is included in either the formula used to determine the 2015 bonuses of our named executive officers ("NEOs") or the formula used to determine March 2016 vesting of long-term equity awards granted in 2015.

Pre-tax diluted earnings per share	Adjusted book value per share (1)

Pre-tax return on beginning shareholders' equity	New insurance written (2)

(1)
Adjusted book value per share, for purposes of determining vesting of 80% of our CEO's long-term equity awards granted in 2015, is calculated excluding the effects on shareholders' equity of deferred tax assets and accumulated other comprehensive income.

(2)
New insurance written refers to direct new insurance written (before the effects of reinsurance).
MGIC Investment Corporation - 2016 Proxy Statement | 1

Financial Performance (continued)
Loss ratio (1)	Expense ratio (2)

(1)
Our loss ratio, for purposes of determining 2015 bonuses and vesting of 20% of our CEO's long-term equity awards granted in 2015, is the ratio of direct (before the effects of reinsurance) losses incurred to direct premiums earned from the particular policy year. Incurred losses exclude the effect of losses incurred on notices of default that have not yet been reported to us, which is commonly known as "IBNR."

(2)
Our expense ratio, for purposes of determining 2015 bonuses and vesting of 20% of our CEO's long-term equity awards granted in 2015, is the ratio of combined insurance operations underwriting expenses divided by net premiums written. Although the 2015 expense ratio of 14.9% is slightly higher than 2014's ratio of 14.7%, it remains lower than the expense ratio of each of our competitors who disclose this information.
2 | MGIC Investment Corporation - 2016 Proxy Statement

Business Performance

In 2015, the Company also achieved favorable results against the business metrics listed below. Each of these metrics is included in the formula used to determine the 2015 bonuses of our NEOs.

Capital Position

•

Successfully renegotiated our reinsurance agreement, which resulted in it receiving 100% credit under the private mortgage insurer eligibility requirements ("PMIERs") of Fannie Mae and Freddie Mac (the "GSEs") (providing $650 million of PMIERs capital) and state insurance regulations, all at an attractive after-tax cost of capital.

•

Met final PMIERs financial requirements with a cushion of approximately $500 million at December 31, 2015.

•

Obtained first dividends from regulated insurance subsidiaries since 2008.

Succession Planning

•

After conducting a thorough search process, replaced the retiring Chief Risk Officer and retiring Chief Information Security Officer with highly qualified individuals.

•

Successfully integrated four new CEO direct reports into the CEO's staff of senior officers.

Regulatory/Legislative

•

Worked with the industry to influence changes to draft PMIERs that resulted in lower capital requirements on delinquent loans.

•

Worked with Congress, the Administration, regulators and trade groups to enhance opportunities for the broader use of private mortgage insurance within the current GSE framework and to include favorable language in proposed housing finance legislation.

Business Mix

•

Despite competitive pricing pressures, we increased market share while writing high quality new business.

•

New insurance written is expected to produce mid-teens returns on PMIERs capital, after considering the effects of reinsurance.

•

More than 80% of the new insurance written in 2015 was on loans whose borrowers had FICO scores greater than 700.

This Proxy Statement contains forward-looking statements. Forward-looking statements consist of statements which relate to matters other than historical fact, including matters that inherently refer to future events. Among others, statements that include words such as "believe," "anticipate," "will," or "expect" or words of similar import, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risk factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include those listed in Appendix B to this Proxy Statement. Additional information concerning these and other factors is contained in our filings with the SEC. All forward-looking statements speak only as of the date of this Proxy Statement. We assume no obligation, and disclaim any obligation, to update information contained in this Proxy Statement.

MGIC Investment Corporation - 2016 Proxy Statement | 3

COMPENSATION HIGHLIGHTS

Recent Changes

During 2014 and 2015, as a result of feedback received from shareholders and others, the Management Development, Nominating and Governance Committee changed our executive compensation program in the respects described below. Please refer to page 28 for information about the results of our shareholder engagement efforts.

•
Modified the annual bonus plan for 2014 and 2015 for certain of the Company's employees, including our NEOs, to provide more transparency so that shareholders may observe how payments under the annual bonus plan are aligned with Company performance. Please refer to page 37 for a description of our 2015 bonus plan.

•
Modified the vesting goals for 2015 and 2016 grants of restricted stock units as follows (please refer to page 41 for a description of our 2015 and 2016 grants):

  o
  Vesting is no longer based on goals similar to those used for the annual bonus plan

  o
  Vesting will no longer be based on annual goal achievement; instead, full vesting requires achievement of a three-year cumulative book value growth goal

•
Modified our change in control agreements (our "Key Executive Employment and Severance Agreements" or "KEESAs") as follows (please refer to page 44 for a description of our KEESAs):

  o
  Eliminated single trigger vesting of equity awards under the KEESAs

  o
  Eliminated excise tax gross-ups from the KEESAs

•
Extended the scope of our "clawback" policy so that it applies to cash compensation in addition to the previously covered compensation from equity awards. Please refer to page 44 for a description of our clawback policy.

In addition to the changes described above, our 2015 Omnibus Incentive Plan, which provides for equity-based and other incentive awards to participants and which shareholders approved at our 2015 Annual Meeting, contained the following changes compared to our 2011 Omnibus Incentive Plan (please refer to page 31 for a description of certain other provisions of our 2015 Omnibus Incentive Plan):

•
No automatic single trigger vesting of equity awards upon a change in control

•
No share recycling for shares withheld for tax purposes

•
No ability of the Management Development, Nominating and Governance Committee to accelerate vesting, except under certain specified instances (such as death or retirement)

•
Minimum vesting period for all except 5% of shares to be issued under the plan

VOTING MATTERS AND BOARD RECOMMENDATIONS

Voting Matter	Our Board Vote Recommendation

Election of Eleven Director Nominees (page 20)	FOR each Director Nominee
Advisory Vote on Executive Compensation (page 24)	FOR
Approval of our Amended and Restated Rights Agreement (page 55)	FOR
Ratification of Independent Registered Public Accounting Firm (page 62)	FOR

4 | MGIC Investment Corporation - 2016 Proxy Statement

MGIC Investment Corporation P.O. Box 488 MGIC Plaza, 250 East Kilbourn Avenue Milwaukee, WI 53201

PROXY STATEMENT

Our Board of Directors is soliciting proxies for the Annual Meeting of Shareholders to be held at 9:00 a.m., Thursday, April 28, 2016, in the Bradley Pavilion of the Marcus Center for the Performing Arts, 929 North Water Street, Milwaukee, Wisconsin, and at any postponement or adjournment of the meeting. In this Proxy Statement we sometimes refer to MGIC Investment Corporation as "the Company," "we" or "us." This Proxy Statement and the enclosed form of proxy are being mailed to shareholders beginning on March 28, 2016. Our Annual Report to Shareholders for the year ended December 31, 2015, which follows the Proxy Statement in this booklet, is a separate report and is not part of this Proxy Statement. If you have any questions about attending our Annual Meeting, you can call our Investor Relations personnel at (414) 347-6480.

ABOUT THE MEETING AND PROXY MATERIALS

What is the purpose of the Annual Meeting?

At our Annual Meeting, shareholders will act on the matters outlined in our notice of meeting preceding the Table of Contents, including the election of the eleven directors named in the Proxy Statement, an advisory vote to approve our executive compensation, approval of our Amended and Restated Rights Agreement and ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2016. In addition, management will report on our performance during the last year and, after the meeting, respond to questions from shareholders.

Who is entitled to vote at the meeting?

Only shareholders of record at the close of business March 4, 2016, the record date for the meeting, are entitled to receive notice of and to participate in the Annual Meeting. For each share of Common Stock that you held on that date, you are entitled to one vote on each matter considered at the meeting. On the record date, 340,636,237 shares of Common Stock were outstanding and entitled to vote.

What is a proxy?

A proxy is another person you legally designate to vote your shares. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card.

How do I vote my shares?

Please contact our Investor Relations personnel at (414) 347-6480 if you would like directions on attending the Annual Meeting and voting in person. At our meeting, you will be asked to show some form of identification (such as your driving license).

MGIC Investment Corporation - 2016 Proxy Statement | 5

Shareholders of Record:    If you are a shareholder of record, meaning your shares are registered directly in your name with Wells Fargo Bank Minnesota, N.A., our stock transfer agent, you may vote your shares in one of three ways:

•
By Telephone — Shareholders of record who live in the United States or Canada may submit proxies by telephone by calling 1-866-883-3382 and following the instructions. Shareholders of record must have the control number that appears on their proxy card available when voting.

•
By Internet — Shareholders may submit proxies over the Internet by following the instructions on the proxy card.

•
By Mail — Shareholders may submit proxies by completing, signing and dating their proxy card and mailing it in the accompanying pre-addressed envelope.

If you attend the meeting, you may withdraw your proxy and vote your shares in person.

"Street Name" Holders:    If you hold your shares in "street name," meaning your shares are held in a stock brokerage account or by a bank or other nominee, your broker or nominee has enclosed or provided a voting instruction form for you to use to direct the broker or nominee how to vote your shares. Certain of these institutions offer telephone and Internet voting.

Participants in our Profit Sharing and Savings Plan:    If you hold shares as a participant in our Profit Sharing and Savings Plan, you may instruct the plan trustee how to vote those shares in any one of three ways:

•
By Telephone — If you live in the United States or Canada, you may submit a proxy by telephone by calling 1-866-883-3382 and following the instructions. You must have the control number that appears on your proxy card available when voting.

•
By Internet — You may submit a proxy over the Internet by following the instructions on the proxy card.

•
By Mail — You may submit a proxy by completing, signing and dating your proxy card and mailing it in the accompanying pre-addressed envelope.

The plan trustee will vote shares held in your account in accordance with your instructions and the plan terms. The plan trustee may vote the shares for you if your instructions are not received at least three business days before the Annual Meeting date.

Can I change my vote after I return my proxy card?

Yes. If you are a shareholder of record, you can revoke your proxy at any time before your shares are voted by advising our corporate Secretary in writing, by granting a new proxy with a later date, or by voting in person at the meeting. If your shares are held in street name by a broker, bank or nominee, or in our Profit Sharing and Savings Plan, you must follow the instructions of the broker, bank, nominee or plan trustee on how to change your vote.

How are the votes counted?

A quorum is necessary to hold the meeting and will exist if a majority of the 340,636,237 shares of Common Stock outstanding on the record date are represented, in person or by proxy, at the meeting. Votes cast by proxy or in person at the meeting will be counted by Wells Fargo Bank Minnesota, N.A., which has been appointed by our Board to act as inspector of election for the meeting. All shares voted by proxy are counted as present for purposes of establishing a quorum, including those that abstain or as to which the proxies contain "broker non-votes" as to one or more items.

"Broker non-votes" occur when a broker or other nominee does not vote on a particular matter because the broker or other nominee does not have authority to vote without instructions from the beneficial owner of the shares and has not

6 | MGIC Investment Corporation - 2016 Proxy Statement

received such instructions. Broker non-votes will not be counted as votes for or against any matter. Brokers and other nominees have discretionary authority to vote shares without instructions from the beneficial owner of the shares only for matters considered routine. For the 2016 Annual Meeting, nominees will only have discretionary authority to vote shares on the ratification of the appointment of the independent registered public accounting firm without instructions from the beneficial owner.

What are the Board's recommendations?

Our Board of Directors recommends a vote FOR all of the nominees for director (Item 1), FOR approval of our executive compensation (Item 2), FOR approval of our Amended and Restated Rights Agreement (Item 3), and FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2016 (Item 4).

If you sign and return a proxy card or voting instruction form without specifying how you want your shares voted, the named proxies will vote your shares in accordance with the recommendations of the Board for all Items and in their best judgment on any other matters that properly come before the meeting.

Will any other items be acted upon at the Annual Meeting?

The Board does not know of any other business to be presented at the Annual Meeting. No shareholder proposals will be presented at this year's Annual Meeting.

What are the deadlines for submission of shareholder proposals for the next Annual Meeting?

Shareholders may submit proposals on matters appropriate for shareholder action at future Annual Meetings by following the SEC's rules. Proposals intended for inclusion in next year's proxy materials must be received by our Secretary no later than November 28, 2016.

Under our Amended and Restated Bylaws ("Bylaws"), a shareholder who wants to bring business before the Annual Meeting that has not been included in the proxy materials for the meeting, or who wants to nominate directors at the meeting, must be eligible to vote at the meeting and give written notice of the proposal to our corporate Secretary in accordance with the procedures contained in our Bylaws. Our Bylaws require that shareholders give notice to our Secretary at least 45 and not more than 70 days before the first anniversary of the date set forth in our Proxy Statement for the prior Annual Meeting as the date on which we first mailed such Proxy Statement to shareholders. For the 2017 Annual Meeting, the notice must be received by the Secretary no later than February 11, 2017, and no earlier than January 17, 2017. For director nominations, the notice must comply with our Bylaws and provide the information required to be included in the Proxy Statement for individuals nominated by our Board. For any other proposals, the notice must describe the proposal and why it should be approved, identify any material interest of the shareholder in the matter, and include other information required by our Bylaws.

Who pays to prepare, mail and solicit the proxies?

We will pay the cost of soliciting proxies. In addition to soliciting proxies by mail, our employees may solicit proxies by telephone, email, facsimile or personal interview. We have also engaged D.F. King & Co., Inc. to provide proxy solicitation services for a fee of $13,500, plus expenses such as charges by brokers, banks and other nominees to forward proxy materials to the beneficial owners of our Common Stock.

MGIC Investment Corporation - 2016 Proxy Statement | 7

STOCK OWNERSHIP

The following table identifies the beneficial owners of more than 5% of our Common Stock as of December 31, 2015, based on information filed with the SEC, unless more recent information filed with the SEC is available.

Name	Shares Beneficially Owned	Percent of Class

The Vanguard Group, Inc.(1) 100 Vanguard Boulevard, Malvern, PA 19355	30,787,000	9.1%
BlackRock, Inc.(2) 55 East 52nd Street, New York, NY 10022	18,584,985	5.5%

(1)
The Vanguard Group, Inc. reported ownership as of December 31, 2015, on behalf of itself and certain subsidiaries. It reported that it had sole dispositive power for 30,219,316 shares and shared dispositive power for 567,684 shares. It further reported that it had sole voting power for 572,368 shares and shared voting power for 15,600 shares.

(2)
BlackRock, Inc. reported ownership as of December 31, 2015, on behalf of itself and several subsidiaries. It reported that it had sole dispositive power for 18,584,985 shares and shared dispositive power for no shares. It further reported that it had sole voting power for 17,839,494 shares and shared voting power for no shares.

The following table shows the amount of our Common Stock beneficially owned by each of our directors and named executive officers, and all directors and executive officers as a group, as of March 4, 2016. Unless otherwise noted, the parties listed in the table have sole voting and investment power over their shares.

Name of Beneficial Owner	Common Stock Owned Directly(1)	Common Stock Owned Indirectly(2)	Restricted Stock and Common Stock Underlying RSUs(3)	Total Number of Shares Beneficially Owned		Director Deferred Stock Units / Additional Underlying Units		Total Shares Beneficially Owned Plus Underlying Units

Daniel A. Arrigoni	-	20,000	-	20,000		17,668	(4)	37,668
Cassandra C. Carr	5,000	-	-	5,000		40,666	(4)	45,666
C. Edward Chaplin	10,000	-	-	10,000		42,741	(4)	52,741
Curt S. Culver(6)	1,457,313	52,696	-	1,510,009		135,082	(5)	1,645,091
Timothy A. Holt	20,000	-	-	20,000		58,347	(4)	78,347
Kenneth M. Jastrow, II	1,146	-	31,552	32,698		47,804	(4)	80,502
Michael E. Lehman	19,939	-	3,050	22,989		19,049	(4)	42,038
Donald T. Nicolaisen	182	-	16,217	16,399		72,075	(4)	88,474
Gary A. Poliner	-	-	-	-		60,698	(4)	60,698
Mark M. Zandi	-	-	-	-		42,225	(4)	42,225
Patrick Sinks	827,695	11,733	-	839,428		657,231	(5)	1,496,659
Timothy M. Mattke	148,953	957	-	149,910		240,288	(5)	390,198
Gregory A. Chi	103,020	-	-	103,020		79,291	(5)	182,311
James J. Hughes	9,226	71,499	-	80,725		76,587	(5)	157,312
Jeffrey H. Lane	539,661	-	-	539,661		240,288	(5)	779,949
All Directors and Executive Officers as a Group (16 Persons)	3,147,135	156,885	50,819	3,354,839	(7)	1,980,040		5,334,879

(1)
Includes shares for which investment power is shared as follows: Mr. Chi — 103,020; all directors and executive officers as a group — 108,020.

(2)
Includes shares held in our Profit Sharing and Savings Plan as follows: Mr. Culver — 12,696; Mr. Sinks — 11,733; Mr. Mattke — 957; Mr. Hughes — 674; and all executive officers as a group — 26,060. Also includes shares held by a family trust affiliated with: Mr. Arrigoni — 20,000; Mr. Culver — 40,000; Mr. Hughes — 70,825; and all directors and executive officers as a group — 130,825.

(3)
Includes:

•
Shares underlying restricted stock units ("RSUs") which were issued to our non-management directors pursuant to our former RSU award program (See "Compensation of Directors — Former RSU Award Program" in our 2015 Proxy Statement filed with
8 | MGIC Investment Corporation - 2016 Proxy Statement

    the SEC on March 24, 2015 ("our 2015 Proxy Statement")) and could be settled in shares of Common Stock within 60 days of the record date as follows: Mr. Jastrow — 3,050; Mr. Lehman — 3,050; and Mr. Nicolaisen — 1,700. Directors have neither voting nor investment power over the shares underlying any of these units.

  •
  Shares underlying RSUs which are held under the Deposit Share Program for Non-Employee Directors under our 2002 Stock Incentive Plan (See "Compensation of Directors — Former Deposit Share Program" in our 2015 Proxy Statement) and could be settled in shares of Common Stock within 60 days of the record date as follows: Mr. Jastrow — 19,769 and Mr. Nicolaisen — 14,517. Directors have neither voting nor investment power over the shares underlying any of these units.

  •
  6,733 shares of restricted stock that Mr. Jastrow held under the Deposit Share Program for Non-Employee Directors under our 1991 and 2002 Stock Incentive Plans. Mr. Jastrow has sole voting power and no investment power over these shares.

  •
  2,000 shares held by Mr. Jastrow under our 1993 Restricted Stock Plan for Non-Employee Directors. (See "Compensation of Directors — Former Restricted Stock Plan" in our 2015 Proxy Statement). Mr. Jastrow has sole voting power and no investment power over these shares.

(4)
Represents share equivalents held under our Deferred Compensation Plan for Non-Employee Directors (See "Compensation of Directors — Deferred Compensation Plan and Annual Grant of Share Units" below) over which the directors have neither voting nor investment power.

(5)
Includes shares underlying RSUs that cannot be settled in Common Stock within 60 days of the record date: Mr. Culver — 117,414; Mr. Sinks — 657,231; Mr. Mattke — 240,288; Mr. Chi — 79,291; Mr. Hughes — 76,587; Mr. Lane — 240,288; and all directors and executive officers as a group — 1,561,099;. For Mr. Culver, also includes 17,668 share equivalents held under our Deferred Compensation Plan for Non-Employee Directors (See "Compensation of Directors — Deferred Compensation Plan and Annual Grant of Share Units" below) over which he has neither voting nor investment power.

(6)
Mr. Culver served as our Chief Executive Officer until his retirement on February 28, 2015. Mr. Culver continues to be a director of the Company.

(7)
Individual directors and executive officers, as well as directors and executive officers as a group, beneficially own less than 1% of the shares of Common Stock outstanding, as of March 4, 2016.

CORPORATE GOVERNANCE AND BOARD MATTERS

The Board of Directors oversees the management of the Company and our business. The Board selects our CEO and in conjunction with our CEO selects the rest of our senior management team, which is responsible for operating our business.

Corporate Governance Guidelines and Code of Business Conduct

The Board has adopted Corporate Governance Guidelines, which set forth a framework for our governance. The Guidelines cover the Board's composition, leadership, meeting process, director independence, Board membership criteria, committee structure and functions, succession planning and director compensation. Among other things, the Board meets in executive session outside the presence of any member of our management after at least two Board meetings at which directors are present in person and at any additional times determined by the Board or the Lead Director. Mr. Jastrow presides at these sessions and has served as the Board's Lead Director since the position was created in October 2009. See "Board Leadership" for information about the Lead Director's responsibilities and authority. The Corporate Governance Guidelines provide that a director shall not be nominated by the Board for re-election if at the date of the Annual Meeting of Shareholders, the director is age 74 or more. The Corporate Governance Guidelines also provide that a director who retires from his principal employment or joins a new employer shall offer to resign from the Board. Unless the Board determines that a Chief Executive Officer who is Chairman of the Board should continue as Chairman of the Board after his or her tenure as Chief Executive Officer, a director who is an officer of the Company or a subsidiary and leaves the Company shall resign from the Board. In July 2014, the Board determined that Mr. Culver should become non-executive Chairman of the Board upon retirement from his position as Chief Executive Officer effective February 28, 2015.

MGIC Investment Corporation - 2016 Proxy Statement | 9

We have a Code of Business Conduct emphasizing our commitment to conducting our business in accordance with legal requirements and high ethical standards. The Code applies to all employees, including our executive officers, and specified portions are applicable to our directors. Certain portions of the Code that apply to transactions with our executive officers, directors, and their immediate family members are described under "Other Matters — Related Person Transactions" below. These descriptions are subject to the actual terms of the Code.

Our Corporate Governance Guidelines and our Code of Business Conduct are available on our website (http://mtg.mgic.com) under the "Investor Information; Corporate Governance" links. Written copies of these documents are available to any shareholder who submits a written request to our Secretary. We intend to disclose on our website any waivers from, or amendments to, our Code of Business Conduct that are subject to disclosure under applicable rules and regulations.

Director Independence

Our Corporate Governance Guidelines regarding director independence provide that a director is not independent if the director has any specified disqualifying relationship with us. The disqualifying relationships are equivalent to those of the independence rules of the New York Stock Exchange ("NYSE"), except that our disqualification for board interlocks is more stringent than under the NYSE rules. Also, for a director to be independent under the Guidelines, the director may not have any material relationship with us. For purposes of determining whether a disqualifying or material relationship exists, we consider relationships with MGIC Investment Corporation and its consolidated subsidiaries.

The Board has determined that all of our current directors except for Mr. Culver, our former CEO, and Mr. Sinks, our current CEO, are independent under the Guidelines and the NYSE rules. The Board made its independence determinations by considering whether any disqualifying relationships existed during the periods specified under the Guidelines and the NYSE rules. To determine that there were no material relationships, the Board applied categorical standards that it had adopted and incorporated into our Corporate Governance Guidelines. All independent directors met these standards. Under these standards, a director is not independent if payments under transactions between us and a company of which the director is an executive officer or 10% or greater owner exceeded the greater of $1 million or 1% of the other company's gross revenues. Payments made to and payments made by us are considered separately, and this quantitative threshold is applied to transactions that occurred in the three most recent fiscal years of the other company. Also under these standards, a director is not independent if during our last three fiscal years the director:

•
was an executive officer of a charity to which we made contributions, or

•
was an executive officer or member of a law firm or investment banking firm providing services to us, or

•
received any direct compensation from us other than as a director, or if during such period a member of the director's immediate family received compensation from us.

In making its independence determinations, the Board considered payments we made to Moody's Analytics (of which Dr. Zandi is an executive officer) for research and subscription services for Moody's Economy.com and related publications, and payments to Moody's Investor Services for credit rating services. These transactions were below the quantitative threshold contained in our Corporate Governance Guidelines and were entered into in the ordinary course of business by us, Moody's Analytics and Moody's Investor Services.

Board Leadership

Currently, Mr. Culver serves as non-executive Chairman of the Board and Mr. Jastrow serves as Lead Director. Under this structure, the Chairman chairs Board meetings, where the Board discusses strategic and business issues. The Board believes that this approach makes sense at this time because Mr. Culver, as our former CEO, is intimately

10 | MGIC Investment Corporation - 2016 Proxy Statement

familiar with our business and strategic plans as reviewed by the Board. Mr. Culver has been with us since 1985, and served as Chief Executive Officer from 2000 until his retirement February 28, 2015.

Because the Board also believes that strong, independent Board leadership is a critical aspect of effective corporate governance, the Board maintains the position of Lead Director. The Lead Director is an independent director selected by the independent directors. Mr. Jastrow has served as the Lead Director since the position was established in 2009. The Lead Director's responsibilities and authority include:

•
presiding at all meetings of the Board at which the Chairman is not present;

•
having the authority to call and lead executive sessions of directors without the presence of any director who is an officer (or if determined by the Board, a former officer) (the Board meets in executive session after at least two Board meetings each year);

•
serving as a conduit between the CEO and the independent directors to the extent requested by the independent directors;

•
serving as a conduit for the Board's informational needs, including proposing topics for Board meeting agendas; and

•
being available, if requested by major shareholders, for consultation and communication.

The Board believes that a leader intimately familiar with our business and strategic plans serving as Chairman, together with an experienced and engaged Lead Director, is the most appropriate leadership structure for the Board at this time. The Board reviews periodically the structure of the Board and the Board's leadership.

Communicating with the Board

Shareholders and other interested persons can communicate with the members of the Board, the non-management members of the Board as a group or the Lead Director, by sending a written communication to our Secretary, addressed to: MGIC Investment Corporation, Secretary, P.O. Box 488, Milwaukee, WI 53201. The Secretary will pass along any such communication, other than a solicitation for a product or service, to the Lead Director.

COMMITTEE MEMBERSHIP AND MEETINGS

The Board of Directors held five meetings during 2015. Each director attended at least 75% of the meetings of the Board and committees of the Board on which he or she served during 2015. The Annual Meeting of Shareholders is scheduled in conjunction with a Board meeting and, as a result, directors are expected to attend the Annual Meeting. All of our directors with the exception of one, who had an unavoidable conflict, attended the 2015 Annual Meeting of Shareholders. That director attended, telephonically, the Board meeting held the same day.

The Board has five standing committees: Audit; Management Development, Nominating and Governance; Risk Management; Securities Investment; and Executive. Information regarding these committees is provided below. Each of the Audit, Management Development, Nominating and Governance, Risk Management and Securities Investment Committees consists entirely of independent directors and the charters for those committees are available on our website (http://mtg.mgic.com) under the "Investor Information; Corporate Governance" links. Written copies of these charters are available to any shareholder who submits a written request to our Secretary. The functions of the Executive Committee are established under our Bylaws and are described below.

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Committee membership and the number of 2015 committee meetings are identified below.

	Audit	Executive	Management Development, Nominating and Governance	Risk Management	Securities Investment

Daniel A. Arrigoni	•			•
Cassandra C. Carr			•	•
C. Edward Chaplin				•	•
Curt S. Culver		•
Timothy A. Holt	•				C
Kenneth M. Jastrow, II		•	C
Michael E. Lehman	C
Donald T. Nicolaisen		•	•	C
Gary A. Poliner	•				•
Patrick Sinks		C
Mark M. Zandi				•

2015 Meetings	14	0	5	5	4

  C = Chairman

Audit Committee

The Audit Committee assists the oversight by the Board of Directors of the integrity of MGIC Investment Corporation's financial statements, the effectiveness of its system of internal controls, the qualifications, independence and performance of its independent accountants, the performance of its internal audit function, and its compliance with legal and regulatory requirements. The Committee supports the Board's role in overseeing the risks facing the Company, as described in more detail below under "Board Oversight of Risk."

All members of the Audit Committee meet the heightened independence criteria that apply to Audit Committee members under SEC and NYSE rules. The Board has determined that Messrs. Holt and Lehman are "audit committee financial experts" as defined in SEC rules.

Management Development, Nominating and Governance Committee

The Management Development, Nominating and Governance Committee is responsible for overseeing our executive compensation program, including approving corporate goals relating to compensation for our CEO, determining our CEO's annual compensation and approving compensation for our other senior executives. The Committee prepares the Compensation Committee Report and reviews the Compensation Discussion and Analysis included in our Proxy Statement. The Committee also makes recommendations to the Board regarding the compensation of directors. The Committee may delegate its responsibilities to subcommittees of the Committee.

The Committee receives information that includes: detailed breakdowns of the compensation of the named executive officers, the amount, if any, that our named executive officers realized in at least the previous five years pursuant to sales of shares awarded under equity grants; the total amount of stock and RSUs held by each named executive officer (RSUs are sometimes referred to in this Proxy Statement as "restricted equity"); and the other compensation information disclosed in this Proxy Statement under the SEC's rules. The Committee supports the Board's role in overseeing the risks facing the Company, as described in more detail below under "Board Oversight of Risk."

The Committee has retained Frederic W. Cook & Co. (the "Compensation Consultant"), a nationally recognized executive compensation consulting firm, to advise it. The Committee retains the Compensation Consultant to, among

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other things, help it evaluate and oversee our executive compensation program and review the compensation of our directors. The scope of the Compensation Consultant's services during 2015 is described under "Role of the Compensation Consultant" in our Compensation Discussion and Analysis below. In providing its services to the Committee, the Compensation Consultant regularly interacts with our senior management. The Compensation Consultant does not provide any other services to us. The Committee has assessed the independence of the Compensation Consultant pursuant to SEC and NYSE rules and concluded that its work for the Committee does not raise any conflict of interest.

The Committee also evaluates the annual performance of the CEO, oversees the CEO succession planning process, and makes recommendations to the Board to fill open director and committee member positions. In addition, the Committee reviews our Corporate Governance Guidelines and oversees the Board's self-evaluation process. Finally, the Committee identifies new director candidates through recommendations from Committee members, other Board members and our executive officers, and will consider candidates who are recommended by shareholders.

Shareholders may recommend a director candidate for consideration by the Committee by submitting background information about the candidate, a description of his or her qualifications and the candidate's consent to being recommended as a candidate. If the candidate is to be considered for nomination at the next annual shareholders meeting, the submission must be received by our corporate Secretary in writing no later than December 1 of the year preceding the meeting. Information on shareholder nominations is provided under "About the Meeting and Proxy Materials" in response to the question "What are the deadlines for submission of shareholder proposals for the next Annual Meeting?"

The Committee evaluates new director candidates under the criteria described under "Director Selection" as well as other factors the Committee deems relevant, through background reviews, input from other members of the Board and our executive officers, and personal interviews with the candidates attended by the Committee Chairman. The Committee will evaluate any director candidates recommended by shareholders using the same process and criteria that apply to candidates from other sources.

All members of the Management Development, Nominating and Governance Committee meet the heightened independence criteria that apply to compensation committee members under SEC and NYSE rules.

Risk Management Committee

The Risk Management Committee is responsible for overseeing management's operation of our mortgage insurance business, including reviewing and evaluating with management the Company's insurance programs, rates, underwriting guidelines, and external reinsurance programs, and changes in market conditions affecting our business. The Risk Management Committee supports the Board's role in overseeing the risks facing the Company, as described in more detail below under "Board Oversight of Risk."

Securities Investment Committee

The Securities Investment Committee oversees management of our investment portfolio and the investment portfolios of our employee benefit plans for which the plan document does not assign responsibility to other persons. The Committee also makes recommendations to the Board with respect to our retirement benefit plans that are available to employees generally, capital management (other than external reinsurance), including dividend policy, repurchase of debt and external funding. Finally, the Committee supports the Board's role in overseeing the risks facing the Company, as described in more detail below under "Board Oversight of Risk."

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Executive Committee

The Executive Committee provides an alternative to convening a meeting of the entire Board should a matter arise between Board meetings that requires Board authorization. The Committee is established under our Bylaws and has all authority that the Board may exercise with the exception of certain matters that under the Wisconsin Business Corporation Law are reserved to the Board itself.

Board Oversight of Risk

Our senior management is charged with identifying and managing the risks facing our business and operations. The Board of Directors is responsible for oversight of how our senior management addresses these risks to the extent they are material. In this regard, the Board seeks to understand the material risks we face and to allocate, among the full Board and its committees, responsibilities for overseeing how management addresses the risks, including the risk management systems and processes that management uses for this purpose. Overseeing risk is an ongoing process. Accordingly, the Board periodically considers risk throughout the year and also with respect to specific proposed actions.

The Board implements its risk oversight function both as a whole and through delegation to various committees. These committees meet regularly and report back to the full Board. The following four committees play significant roles in carrying out the risk oversight function.

•
The Management Development, Nominating and Governance Committee evaluates the risks and rewards associated with our compensation philosophy and programs.

•
The Risk Management Committee oversees risks related to our mortgage insurance business.

•
The Securities Investment Committee oversees risks related to our investment portfolio and capital management.

•
The Audit Committee oversees our processes for assessing risks (other than risks overseen by other committees) and the effectiveness of our system of internal controls. In performing this function, the Audit Committee considers information from our independent registered public accounting firm and internal auditors and discusses relevant issues with management, the Internal Audit Director and the independent registered public accounting firm.

We believe that our leadership structure, discussed in "Board Leadership" above, supports the risk oversight function of the Board. Our former CEO serves as Chairman of the Board and has a wealth of experience with the risks of our Company and industry. Our current President and CEO is a director who keeps the Board informed about the risks we face. In addition, independent directors chair the various committees involved with risk oversight and there is open communication between senior management and directors.

Director Selection

The Board believes that the Board, as a whole, should possess a combination of skills, professional experience, and diversity of backgrounds necessary to oversee our business. In addition, the Board believes there are certain attributes every director should possess, as reflected in the Board's membership criteria. Accordingly, the Board and the Management Development, Nominating and Governance Committee consider the qualifications of directors and director candidates individually and in the broader context of the Board's overall composition and our current and future needs.

The Management Development, Nominating and Governance Committee is responsible for developing Board membership criteria and recommending these criteria to the Board. The criteria, which are set forth in our Corporate Governance Guidelines, include an inquiring and independent mind, sound and considered judgment, high standards of

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ethical conduct and integrity, well-respected experience at senior levels of business, academia, government or other fields, ability to commit sufficient time and attention to Board activities, anticipated tenure on the Board, and whether an individual will enable the Board to continue to have a substantial majority of independent directors. In addition, the Management Development, Nominating and Governance Committee in conjunction with the Board periodically evaluates the composition of the Board to assess the skills and experience that are currently represented on the Board, as well as the skills and experience that the Board will find valuable in the future. The Management Development, Nominating and Governance Committee seeks a variety of occupational and personal backgrounds on the Board in order to obtain a range of viewpoints and perspectives and enable the Board to have access to a diverse body of talent and expertise relevant to our activities. The Committee's and the Board's evaluation of the Board's composition enables the Board to consider the skills and experience it seeks in the Board as a whole, and in individual directors, as our needs evolve and change over time and to assess the effectiveness of the Board's efforts at pursuing diversity. In identifying director candidates from time to time, the Management Development, Nominating and Governance Committee may establish specific skills and experience that it believes we should seek in order to constitute a balanced and effective board.

Each nominee listed below is currently a director of the Company who was previously elected by the shareholders. In evaluating incumbent directors for renomination to the Board, the Management Development, Nominating and Governance Committee has considered a variety of factors. These include the Board membership criteria described under "Director Selection" above and past performance on the Board based on any feedback from other Board members.

Information about our directors who are standing for election appears below. The biographical information is as of March 15, 2016, and for each director includes a discussion about the skills and qualifications that the Board has determined support the director's continued service on the Board.

NOMINEES FOR DIRECTOR

For One-Year Term Ending 2017

DANIEL A. ARRIGONI Director Since: 2013 Age: 65	Committees: Audit Committee; Risk Management Committee

Daniel A. Arrigoni was President and Chief Executive Officer of U.S. Bank Home Mortgage Corp., one of the largest originators and servicers of home loans in the U.S., until his retirement in July 2013. Prior to his retirement, Mr. Arrigoni also served as an Executive Vice President of U.S. Bank, N.A. Mr. Arrigoni led the mortgage company for U.S. Bank and its predecessor companies since January 1996. Mr. Arrigoni has over 40 years of experience in the home mortgage and banking industries.

Mr. Arrigoni brings to the Board a broad understanding of the mortgage business and its regulatory environment, skill in assessing and managing credit risk, and significant finance experience, each gained from his many years of executive management in the home mortgage and banking industries.

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CASSANDRA C. CARR Director Since: 2013 Age: 71	Committees: Management Development, Nominating & Governance Committee; Risk Management Committee

Cassandra C. Carr is currently a consultant. She was Global Vice Chair of Talent at Hill+Knowlton Strategies before leaving in 2012, and spent nine years as a Senior Advisor for Public Strategies, Inc., both of which firms provide public relations services. Prior to joining Public Strategies, Ms. Carr held various senior-level positions with SBC Communications, Inc., which during her tenure became one of the world's largest telecommunications companies, including Senior Executive Vice President – External Affairs, Senior Vice President – Human Resources, and Senior Vice President – Finance and Treasurer.

Ms. Carr brings to the Board significant strategic planning, regulatory and public relations consulting and executive management experience, as well as financial management experience with a public company.

C. EDWARD CHAPLIN Director Since: 2014 Age: 59	Committees: Risk Management Committee; Securities Investment Committee

C. Edward Chaplin has been President and Chief Financial Officer at MBIA Inc., a provider of financial guarantee insurance and the largest municipal bond-only insurer, since 2008. In March 2016, Mr. Chaplin relinquished that position and will remain with MBIA as an Executive Vice President until January 1, 2017. He served as a member of MBIA's Board of Directors from 2003 until 2006, when he left to become Chief Financial Officer of that company. Prior to joining MBIA, Mr. Chaplin was Senior Vice President and Treasurer of Prudential Financial Inc., a firm he joined in 1983 and for which he held various senior management positions, including Regional Vice President of Prudential Mortgage Capital Company.
Mr. Chaplin brings to the Board a deep understanding of the insurance and real estate industries, management and leadership skills, and financial expertise.

CURT S. CULVER Chairman of the Board Director Since: 1999 Age: 63	Committees: Executive Committee

Curt S. Culver was our Chairman of the Board from 2005 until his retirement as our Chief Executive Officer in 2015. He is currently our non-executive Chairman of the Board. He was our Chief Executive Officer from January 2000 and was the Chief Executive Officer of Mortgage Guaranty Insurance Corporation ("MGIC") from January 1999, in both cases until his retirement, and he held senior executive positions with us and MGIC for more than five years before he became Chief Executive Officer. He is also a director of Wisconsin Electric Power Company and Wisconsin Energy Corporation.
Mr. Culver brings to the Board extensive knowledge of our business and operations and a long-term perspective on our strategy.
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TIMOTHY A. HOLT Director Since: 2012 Age: 63	Committees: Audit Committee; Securities Investment Committee (Chairman)

Timothy A. Holt was an executive committee member and Senior Vice President and Chief Investment Officer of Aetna, Inc., a diversified health care benefits company, when he retired in 2008 after 30 years of service. From 2004 through 2007, he also served as Chief Enterprise Risk Officer of Aetna. Prior to being named Chief Investment Officer in 1997, Mr. Holt held various senior management positions with Aetna, including Chief Financial Officer of Aetna Retirement Services and Vice President, Finance and Treasurer of Aetna. Mr. Holt served as a consultant to Aetna during 2008 and 2009. Mr. Holt also serves as a director of Virtus Investment Partners, Inc. and StanCorp Financial Group, Inc. (which was a public company until it was acquired on March 7, 2016).

Mr. Holt brings to the Board investment expertise, skill in assessing and managing investment and credit risk, broad-based experience in a number of areas relevant to our business, including insurance, and senior executive experience gained at a major public insurance company.

KENNETH M. JASTROW, II Lead Director Director Since: 1994 Age: 68	Committees: Management Development, Nominating & Governance Committee (Chairman); Executive Committee

Kenneth M. Jastrow, II currently serves as our Lead Director. During 2000 - 2007, Mr. Jastrow served as Chairman and Chief Executive Officer of Temple-Inland Inc., a paper and forest products company, which during Mr. Jastrow's tenure also had interests in real estate and financial services. Mr. Jastrow is a director of KB Home and Genesis Energy, LLC, the general partner of Genesis Energy, LP, a publicly-traded master limited partnership. He served as non-executive Chairman of the Board of Forestar Group Inc., which is engaged in various real estate and natural resource businesses, from 2007 until September 2015, and was a director of that company through the end of 2015.

Mr. Jastrow brings to the Board senior executive and leadership experience gained through his service as chairman and chief executive officer at a public company with diversified business operations in sectors relevant to our operations, experience in the real estate, mortgage banking and financial services industries, and knowledge of corporate governance matters gained through his service as a non-executive chairman and on public company boards.
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MICHAEL E. LEHMAN Director Since: 2001 Age: 65	Committees: Audit Committee (Chairman)

Michael E. Lehman is currently the interim vice chancellor for finance and administration for the University of Wisconsin — Madison, a role he assumed in March 2016. He was the interim Chief Financial Officer at Ciber Inc., a global information technology company, from September 2013 until February 2014. He was Chief Financial Officer of Arista Networks, a cloud networking firm, from September 2012 through July 2013, and Chief Financial Officer of Palo Alto Networks, a network security firm, from April 2010 until February 2012. Prior to that, he was the Executive Vice President and Chief Financial Officer of Sun Microsystems, Inc., a provider of computer systems and professional support services, from February 2006 to January 2010, when Sun Microsystems, Inc. was acquired by Oracle Corporation. From July 2000 until his initial retirement in September 2002, he was Executive Vice President of Sun Microsystems; he was its Chief Financial Officer from February 1994 to July 2002, and held senior executive positions with Sun Microsystems for more than five years before then. During the past five years, Mr. Lehman also served as a director of Solera Holdings, Inc., until it was acquired by a private company.

Mr. Lehman brings to the Board financial and accounting knowledge gained through his service as chief financial officer of a large, multinational public company, skills in addressing the range of financial issues facing a large company with complex operations, senior executive and operational experience, and leadership skills.

DONALD T. NICOLAISEN Director Since: 2006 Age: 71	Committees: Management Development, Nominating & Governance Committee; Risk Management Committee (Chairman); Executive Committee

Donald T. Nicolaisen was the Chief Accountant of the United States Securities and Exchange Commission from September 2003 to November 2005, when he retired from full time employment. Prior to joining the SEC, he was a Senior Partner at PricewaterhouseCoopers LLP, an accounting firm that he joined in 1967. He is also a director of Verizon Communications Inc., Morgan Stanley and Zurich Insurance Group.

Mr. Nicolaisen brings to the Board financial and accounting expertise acquired from his 36 years of service with a major public accounting firm and his tenure as Chief Accountant at the SEC, as well as an understanding of the range of issues facing large financial services companies gained through his service on the boards of public companies operating in the insurance and financial services industries.
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GARY A. POLINER Director Since: 2013 Age: 62	Committees: Audit Committee; Securities Investment Committee

Gary A. Poliner is currently a consultant. Mr. Poliner was President of The Northwestern Mutual Life Insurance Company ("Northwestern Mutual"), the nation's largest direct provider of individual life insurance, and a member of its Board of Trustees, until his retirement from that company in June 2013, after more than 35 years of service. He was named President of Northwestern Mutual in 2010. Mr. Poliner also held various other senior-level positions at Northwestern Mutual, including Chief Financial Officer (2001-2008) and Chief Risk Officer (2009-2012).
Mr. Poliner brings to the Board a breadth of executive management experience in the insurance business, including risk management, and financial and insurance regulatory expertise.

PATRICK SINKS Director Since: 2014 Age: 59	Committees: Executive Committee (Chairman)

Patrick Sinks has been our Chief Executive Officer since March 1, 2015. He has served as our President and Chief Operating Officer since 2006, and held senior executive positions with MGIC for more than five years before then.

Mr. Sinks brings to the Board extensive knowledge of our industry, business and operations, a long-term perspective on our strategy and the ability to lead our Company as the mortgage finance system and the mortgage insurance industry evolve.

MARK M. ZANDI Director Since: 2010 Age: 56	Committees: Risk Management Committee

Mark M. Zandi, since 2007, has been Chief Economist of Moody's Analytics, Inc., where he directs economic research. Moody's Analytics is a leading provider of economic research, data and analytical tools. It is a subsidiary of Moody's Corporation that is separately managed from Moody's Investor Services, the rating agency subsidiary of Moody's Corporation. Dr. Zandi is a trusted adviser to policymakers and an influential source of economic analysis for businesses, journalists and the public and he frequently testifies before Congress on economic matters.

Dr. Zandi, with his economics and residential real estate industry expertise, brings to the Board a deep understanding of the economic factors that shape our industry. In addition, Dr. Zandi has expertise in the legislative and regulatory processes relevant to our business.

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ITEM 1 — ELECTION OF DIRECTORS

Item 1 consists of the election of directors at this Annual Meeting. The Board, upon the recommendation of the Management Development, Nominating and Governance Committee (with Ms. Carr and Messrs. Jastrow and Nicolaisen abstaining on their own nominations), has nominated Daniel A. Arrigoni, Cassandra C. Carr, C. Edward Chaplin, Curt S. Culver, Timothy A. Holt, Kenneth M. Jastrow, II, Michael E. Lehman, Donald T. Nicolaisen, Gary A. Poliner, Patrick Sinks and Mark M. Zandi for re-election to the Board to serve for one year, until our 2017 Annual Meeting of Shareholders. If any nominee is not available for election, proxies will be voted for another person nominated by the Board or the size of the Board will be reduced.

Shareholder Vote Required

Our Articles of Incorporation contain a majority vote standard for the election of directors in uncontested elections. Under this standard, each of the eleven nominees must receive a "majority vote" at the meeting to be elected a director. A "majority vote" means that when there is a quorum present, more than 50% of the votes cast in the election of the director are cast "for" the director, with votes cast being equal to the total of the votes "for" the election of the director plus the votes "withheld" from the election of the director. Therefore, under our Articles of Incorporation, a "withheld" vote is effectively a vote "against" a nominee. Broker non-votes will be disregarded in the calculation of a "majority vote." Any incumbent director who does not receive a majority vote (but whose term as a director nevertheless would continue under Wisconsin law until his successor is elected) is required to send our Board a resignation. The effectiveness of any such resignation is contingent upon Board acceptance. The Board will accept or reject a resignation in its discretion after receiving a recommendation made by our Management Development, Nominating and Governance Committee and will promptly publicly disclose its decision regarding the director's resignation (including the reason(s) for rejecting the resignation, if applicable).

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF
THE ELEVEN NOMINEES. SIGNED PROXY CARDS AND VOTING INSTRUCTION FORMS
WILL BE VOTED FOR THE NOMINEES UNLESS A SHAREHOLDER GIVES OTHER
INSTRUCTIONS ON THE PROXY CARD OR VOTING INSTRUCTION FORM.

COMPENSATION OF DIRECTORS

Under our Corporate Governance Guidelines, compensation of non-management directors is reviewed periodically by the Management Development, Nominating and Governance Committee. Mr. Sinks is our CEO and receives no additional compensation for service as a director and he is not eligible to participate in any of the following programs or plans.

Non-Management Director Compensation Program

In 2014, the Management Development, Nominating and Governance Committee engaged its independent compensation consultant, Frederic W. Cook & Co., to review the existing director compensation program, which had last been evaluated in 2009. Based on that review, the Committee recommended to the Board, and the full Board approved, changes to the compensation program for non-employee directors which became effective on January 1, 2015. The changes to this program were intended to bring the compensation of the non-employee directors in line with market practice.

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The following table describes the components of the non-employee director compensation program in effect during 2014 and the revised compensation program that became effective January 1, 2015:

Compensation Component	2014 Compensation Program	2015 Compensation Program

Annual Retainer – Chairman of the Board	n/a	$250,000
Annual Retainer – Non-Chairman Directors	$100,000, which may be elected to be deferred and credited to an interest-bearing account.	$125,000, which may be elected to be deferred and either converted into share units or credited to an interest-bearing account.
Annual Equity Retainer	$100,000 in cash-settled restricted stock units that vest after approximately one year and for which settlement may be deferred at the option of the director.	$100,000 in cash-settled restricted stock units that vest immediately but are not settled for approximately one year. Such settlement may be deferred at the option of the director.
Annual Retainer – Lead Director	$25,000	No Change
Annual Retainer – Committee Chair	$20,000 for the Audit Committee	$25,000 for the Audit Committee
	$10,000 for the Management Development, Nominating and Governance Committee	$25,000 for the Management Development, Nominating and Governance Committee
	$10,000 for all other committees(1)	$15,000 for all other committees(1)
Annual Retainer – Committee Member	$5,000 for Audit Committee	$15,000 for Audit Committee
		$5,000 for other committees(1)
Meeting Fees (after 5th meeting)(2)
Board	$3,000	No Change
Committee	$2,000	No Change
Stock Ownership Guideline

Ownership of 25,000 shares of Common Stock, including deferred share units that have vested or are scheduled to vest within one year. Directors are expected to meet the guideline within five years of joining the Board.(3)

Expense Reimbursement

Subject to certain limits, we reimburse directors, and for meetings not held on our premises, their spouses, for travel, lodging and related expenses incurred in connection with attending Board and Committee meetings.

Directors & Officers Insurance	We pay premiums for D&O liability insurance under which the directors are insureds.

(1)
Excludes the Executive Committee. Other than the Executive Committee, directors who are members of management do not serve on any committees.

(2)
After the fifth Board meeting attended, or the fifth committee meeting attended for a particular committee, our non-management directors receive $3,000 for each Board meeting attended, and the committee members receive $2,000 for all committee meetings attended on any one day. Meetings of the Board of MGIC (or Committees of its Board) that are not held in conjunction with meetings of the Board of the Company (or Committees of its Board) are counted to determine meeting fees.

(3)
Each of our non-employee Directors satisfies this guideline.

Deferred Compensation Plan and Annual Grant of Share Units:    Under the Deferred Compensation Plan for Non-Employee Directors (the "Deferred Compensation Plan"), our non-management directors can elect to defer payment of all or part of their retainers and meeting fees until the director's death, disability, termination of service as a director or to another date specified by the director. A director who elected to defer retainer or fees in recent years would have his or her deferred compensation account credited quarterly with interest accrued at an annual rate equal to the six-month U.S. Treasury Bill rate determined at the closest preceding January 1 and July 1 of each year. Beginning in 2015 (similar to 2008 and prior years), our non-management directors may, as an alternative, elect to have the retainer and fees deferred during a quarter translated into share units. Each share unit is equal in value to one share of our Common Stock and is ultimately paid only in cash. Such payment will be based on the stock's closing price over a

MGIC Investment Corporation - 2016 Proxy Statement | 21

relatively brief period in advance of the payment date(s). If a director defers fees into share units, dividend equivalents in the form of additional share units are credited to the director's account as of the date of payment of cash dividends on our Common Stock. We have not paid dividends since 2008.

Under the Deferred Compensation Plan, we also provide to each director an annual equity retainer, which is a grant of cash-settled share units. Grants made in 2014 and prior years vested at least twelve months after they were awarded. Share units that had not vested when a director left the Board were forfeited, except in the case of the director's death or certain events specified in the Deferred Compensation Plan, such as not standing for re-election due to an age-related retirement policy. The Management Development, Nominating and Governance Committee could waive the forfeiture. Dividend equivalents in the form of additional share units are credited to the director's account as of the date of payment of cash dividends on our Common Stock.

In January 2015, each of our non-management directors was granted share units valued at $100,000, which vested immediately and were settled on February 16, 2016, unless the director elected a later settlement date. Effective March 1, 2015, Mr. Culver was granted 9,949 share units valued at $90,836, representing his pro rata share of the annual grant made to each of the Company's non-management directors, based on the time in the settlement period that he served as a non-management director. The directors could elect to receive payment for vested units in up to 10 annual installments beginning shortly after departure from the Board, or on another date specified by the director that was after February 16, 2016. In all cases, the payment was or will be based on the stock's closing price over a relatively brief period in advance of the payment date(s).

2015 Director Compensation

The following table shows the compensation paid to each of our non-management directors in 2015, other than Mr. Culver. Mr. Culver served as our CEO until February 28, 2015, and during his tenure as CEO, received no compensation for service as a director. The compensation he earned as a non-management director beginning March 1, 2015 is included in the Summary Compensation Table. Mr. Sinks, our CEO beginning March 1, 2015, was also a director in 2015 but received no compensation for service as a director.

Name	Fees Earned or Paid in Cash ($)(1)		Total Stock Awards ($)(2)	Total ($)

Daniel A. Arrigoni	165,000		100,000	265,000
Cassandra C. Carr	135,000		100,000	235,000
C. Edward Chaplin	135,000		100,000	235,000
Timothy A. Holt	171,000		100,000	271,000
Kenneth M. Jastrow, II	175,000	(3)	100,000	275,000	(3)
Michael E. Lehman	166,000		100,000	266,000
Donald T. Nicolaisen	145,000		100,000	245,000
Gary A. Poliner	161,000		100,000	261,000
Mark M. Zandi	130,000		100,000	230,000

(1)
The following directors elected to defer all the fees shown in this column into share units as described under "Compensation of Directors — Non-Management Director Compensation Plan — Deferred Compensation Plan and Annual Grant of Share Units" above: Mr. Chaplin received 13,937 share units; Mr. Holt received 17,681 share units; Mr. Poliner received 16,657 share units; and Dr. Zandi received 13,421 share units.

(2)
The amount shown in this column for each director represents the grant date fair value of the annual share unit award granted to non-management directors in 2015 under our Deferred Compensation Plan, computed in accordance with FASB Accounting Standard Codification ("ASC") Topic 718. The value of each share unit is equal to the value of our Common Stock on the grant date. See "Compensation of Directors — Deferred Compensation Plan and Annual Grant of Share Units" above for more information about these grants.
22 | MGIC Investment Corporation - 2016 Proxy Statement

  The aggregate number of unvested stock awards outstanding as of December 31, 2015, for each director other than Mr. Culver, was as follows: Mr. Jastrow — 2,000, which represents shares held under our 1993 Restricted Stock Plan for Non-Employee Directors. Mr. Culver's unvested stock awards outstanding as of December 31, 2015 are reported in the Outstanding Equity Awards at 2015 Fiscal Year-End Table below.

  The aggregate number of vested and unvested stock awards outstanding as of March 4, 2016, for each director, is described under "Stock Ownership" above.

(3)
Includes $25,000 retainer paid for services as Lead Director.
MGIC Investment Corporation - 2016 Proxy Statement | 23

ITEM 2 — ADVISORY VOTE TO APPROVE OUR EXECUTIVE COMPENSATION

At our 2011 Annual Meeting, we held a non-binding, advisory shareholder vote on the frequency of future advisory shareholder votes on the compensation of our named executive officers. Our shareholders expressed a preference that advisory shareholder votes on the compensation of our named executive officers be held on an annual basis and, as previously disclosed, the Company adopted a policy to hold such votes annually. Accordingly, as required by Section 14A of the Securities Exchange Act of 1934, we are asking shareholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed under the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and any related material contained in this Proxy Statement.

We strongly believe you should approve our compensation in light of the factors discussed in the Executive Summary of the Compensation Discussion and Analysis.

While this vote is advisory and is not binding, the Board and the Management Development, Nominating and Governance Committee will review and consider the voting results when making future decisions regarding compensation of named executive officers. See "Investor Outreach and Consideration of Last Year's 'Say on Pay' Vote" in the Executive Summary.

After this vote, under the Company's policy, the next advisory vote to approve the compensation of our named executive officers is scheduled to occur at our 2017 Annual Meeting. At that meeting, as required by SEC rules, we will again hold a non-binding, advisory shareholder vote on the frequency of future advisory shareholder votes on the compensation of our named executive officers.

Shareholder Vote Required

Approval of the compensation of our named executive officers requires the affirmative vote of a majority of the votes cast on this matter. Abstentions and broker non-votes will not be counted as votes cast.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS. SIGNED
PROXY CARDS AND VOTING INSTRUCTION FORMS WILL BE VOTED FOR THE
APPROVAL OF THE EXECUTIVE COMPENSATION UNLESS A SHAREHOLDER GIVES
OTHER INSTRUCTIONS ON THE PROXY CARD OR VOTING INSTRUCTION FORM.

24 | MGIC Investment Corporation - 2016 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

In this Compensation Discussion and Analysis ("CD&A"), we describe the material components of our executive compensation program for our current and former chief executive officers, our chief financial officer and our three other most highly compensated executive officers (our "named executive officers" or "NEOs"), whose compensation is set forth in the 2015 Summary Compensation Table and other compensation tables contained in this Proxy Statement. We also set forth the objectives of our executive compensation program and explain how and why the Management Development, Nominating and Governance Committee of our Board (the "Committee") arrived at compensation decisions involving the NEOs for 2015. Mr. Patrick Sinks assumed the position of Chief Executive Officer of our Company on March 1, 2015, following the retirement from that position of Mr. Curt Culver. In this CD&A, when we discuss our CEO's 2015 compensation, we are referring to Mr. Sinks' 2015 compensation, and when we discuss our CEO's 2014 compensation, we are referring to Mr. Culver's 2014 compensation. Mr. Sinks' 2015 compensation generally represents a full year of compensation as CEO, with the exception of his January and February 2015 base salary, which he earned at a lower rate while President and Chief Operating Officer of our Company.

EXECUTIVE SUMMARY

Business Highlights

Our Business

Through our wholly-owned subsidiary Mortgage Guaranty Insurance Corporation ("MGIC") we are a leading provider of mortgage insurance to lenders throughout the United States and to Fannie Mae and Freddie Mac (the "GSEs") to protect against loss from defaults on low down payment residential mortgage loans. In 2015, our net premiums written were $1.0 billion and as of December 31, 2015, our primary insurance in force was $174.5 billion.

2015 Business Highlights

During 2015, we transitioned from a company recovering from the financial crisis to one achieving profitability and positioned for continued success. Our financial performance in 2015 was strong, reflecting our high quality business mix, industry-leading expense structure, and our capital and liquidity position. We believe our non-financial performance was also strong, reflecting our regulatory and GSE relationships and our recognition in Washington, D.C. as a respected voice in the discussion of reform of the housing finance system. However, our industry remains subject to significant challenges including intense price competition within the industry; enhanced competition from the Federal Housing Administration, the Veterans Administration, and recently established private mortgage insurers; continuing losses from loans insured in 2005-2008; and uncertainty about the role of private capital, including private mortgage insurance, in a post-reform residential housing finance system. Despite the challenging environment, we were able to deliver strong results as shown below.

MGIC Investment Corporation - 2016 Proxy Statement | 25

Financial Performance

In 2015, as in 2014, the Company delivered strong results for its shareholders as shown by the financial and operational metrics below. Each of these metrics is included in either the formula used to determine the 2015 bonuses of our NEOs (see "Components of Our Executive Compensation Program – Incentive Programs – Annual Bonus") or the formula used to determine March 2016 vesting of long-term equity awards granted in 2015 (see "Components of Our Executive Compensation Program – Incentive Programs – Long-Term Equity Awards – 2015 Program").

Pre-tax diluted earnings per share	Adjusted book value per share (1)

Pre-tax return on beginning shareholders' equity	New insurance written (2)

(1)
Adjusted book value per share, for purposes of determining vesting of 80% of our CEO's long-term equity awards granted in 2015, is calculated excluding the effects on shareholders' equity of deferred tax assets and accumulated other comprehensive income.

(2)
New insurance written refers to direct new insurance written (before the effects of reinsurance).

26 | MGIC Investment Corporation - 2016 Proxy Statement

Financial Performance (continued)

Loss ratio (1)	Expense ratio (2)

(1)
Our loss ratio, for purposes of determining 2015 bonuses and vesting of 20% of our CEO's long-term equity awards granted in 2015, is the ratio of direct (before the effects of reinsurance) losses incurred to direct premiums earned from the particular policy year. Incurred losses exclude the effect of losses incurred on notices of default that have not yet been reported to us, which is commonly known as "IBNR."

(2)
Our expense ratio, for purposes of determining 2015 bonuses and vesting of 20% of our CEO's long-term equity awards granted in 2015, is the ratio of combined insurance operations underwriting expenses divided by net premiums written. Although the 2015 expense ratio of 14.9% is slightly higher than 2014's ratio of 14.7%, it remains lower than the expense ratio of each of our competitors who disclose this information.

MGIC Investment Corporation - 2016 Proxy Statement | 27

Business Performance

In 2015, the Company also achieved favorable results against the business metrics listed below. Each of these metrics is included in the formula used to determine the 2015 bonuses of our NEOs (see "Components of Our Executive Compensation Program – Incentive Programs – Annual Bonus").

Capital Position

•

Successfully renegotiated our reinsurance agreement, which resulted in it receiving 100% credit under the private mortgage insurer eligibility requirements ("PMIERs") of the GSEs (providing $650 million of PMIERs capital) and state insurance regulations, all at an attractive after-tax cost of capital.

•

Met final PMIERs financial requirements with a cushion of approximately $500 million at December 31, 2015.

•

Obtained first dividends from regulated insurance subsidiaries since 2008.

Succession Planning

•

After conducting a thorough search process, replaced the retiring Chief Risk Officer and retiring Chief Information Security Officer with highly qualified individuals.

•

Successfully integrated four new CEO direct reports into the CEO's staff of senior officers.

Regulatory/Legislative

•

Worked with the industry to influence changes to draft PMIERs that resulted in lower capital requirements on delinquent loans.

•

Worked with Congress, the Administration, regulators and trade groups to enhance opportunities for the broader use of private mortgage insurance within the current GSE framework and to include favorable language in proposed housing finance legislation.

Business Mix

•

Despite competitive pricing pressures, we increased market share while writing high quality new business.

•

New insurance written is expected to produce mid-teens returns on PMIERs capital, after considering the effects of reinsurance.

•

More than 80% of the new insurance written in 2015 was on loans whose borrowers had FICO scores greater than 700.

Senior Executive Compensation as a Percentage of Net Income 2014 versus 2015

The table below shows the total direct compensation (salary, bonus and equity awards) of the CEO and his direct reports as a percentage of our net income for each of 2014 and 2015. For 2015, net income has been adjusted to eliminate the positive effect of the reversal of the deferred tax valuation allowance. We use this non-GAAP financial measure, "adjusted net income," to allow comparability between periods of our financial results.

	2014	2015(1)

Total Direct Compensation of CEO and Direct Reports as a Percentage of Adjusted Net Income	7.7%	4.3%

(1)
Includes our current CEO for the full year and our former CEO for the two months of his service in that position. Includes both our current Chief Risk Officer for his 7 months with the Company during 2015 and his predecessor for the 9 months of his service in that position. Until Mr. Sinks became our CEO in March 2015, the group also includes his direct reports as Chief Operating Officer.

Investor Outreach and Consideration of Last Year's "Say on Pay" Vote

During 2015, we reached out to shareholders owning approximately 55% of our outstanding shares to discuss executive compensation and other corporate governance matters. We held meetings with, or received informal feedback from, shareholders owning approximately 27% of the outstanding shares. This outreach was a continuation of

28 | MGIC Investment Corporation - 2016 Proxy Statement

our prior outreach efforts. During 2014, we reached out to shareholders owning approximately 70% of our outstanding shares to discuss our executive compensation program. We held meetings with, or received informal feedback from, shareholders owning almost 50% of the outstanding shares. As a result of feedback received from shareholders and others, the Committee changed our executive compensation program in the respects described below.

What we heard	How we responded

Shareholders want more transparency into how the annual bonuses for our NEOs are determined and how they are aligned with Company performance.	For bonuses paid for 2014 and 2015 performance, we modified the bonus plan to be more formulaic; the bonuses were based on specific financial and business goals which align the bonus payouts with Company performance. We continued this formulaic approach for the 2016 bonus plan.
Shareholders prefer goals to determine vesting of grants of equity awards that are largely different from the goals used to determine the annual bonus.
For the equity grants made in January 2015 and 2016, vesting of performance-based equity awards is based on growth in adjusted book value per share, which is a different financial goal than is used in determining annual bonuses.
Shareholders prefer that equity awards vest based on performance against multi-year goals, not annual goals.	For the equity grants made in January 2015 and 2016, full vesting of performance-based equity awards requires achievement of a three-year cumulative book value growth goal.
The Company should adopt a "double trigger" mechanism in order for equity awards to vest upon a change in control and should eliminate excise tax gross-ups from all change in control agreements.
We modified our change in control agreements to eliminate both "single trigger" vesting of equity awards and excise tax gross-ups (gross-ups were previously only available for executives younger than 62). In addition, we implemented "double trigger" change in control vesting in our equity grants made in January 2015 and in our 2015 Omnibus Incentive Plan, which governs equity grants made after its adoption in April 2015.
The Company should adopt a more robust "clawback" policy.	We extended the scope of our clawback policy to apply to cash compensation in addition to the previously covered compensation from equity awards.
The Company should incorporate certain "best practice" provisions in its Omnibus Incentive Plan.
We added a minimum vesting period for all except 5% of shares to be issued under the plan, and we removed from the plan: (1) automatic single trigger vesting of equity awards upon a change in control; (2) share recycling for shares withheld for tax purposes; and (3) the ability of the Committee to accelerate vesting, except under certain specified instances (such as death or retirement).

Following the 2015 Annual Meeting, the Committee reviewed the results of the Say on Pay vote. More than 99% of the votes cast on the proposal were in support of the compensation of our NEOs. The Committee viewed this voting result as confirmation that shareholders were in support of the overall compensation program.

In addition to giving consideration to the Say on Pay vote, we intend to continue to engage with and solicit feedback from shareholders on executive compensation and other corporate governance matters.

MGIC Investment Corporation - 2016 Proxy Statement | 29

Compensation-Related Corporate Governance Policies and Best Practices

We have many compensation-related governance policies and "best practices" that align our executive compensation with long-term shareholder interests:

Stock Ownership: Stock ownership guidelines, expressed as a fixed number of shares, are in place for our NEOs and other executive officers. As of December 31, 2015, our CEO, Mr. Sinks, had shares under the guidelines that had a value of more than 10 times his year-end base salary.

Equity Holding Post-Vesting: 25% of shares that vest under equity awards granted to our NEOs, other executive officers and our chief accounting officer, must not be sold for one year after vesting. Excluding shares withheld from equity awards for income tax withholding, none of our NEOs had sold any of our stock while an NEO since April 2006.

No Hedging and Pledging: Our policies prohibit directors, NEOs, other executive officers and the chief accounting officer from entering into hedging transactions designed to hedge or offset a decrease in the value of the Company's equity securities, holding Company securities in a margin account, or pledging Company securities as collateral for a loan.

High Percentage of Performance-Based Compensation: More than 87% of our CEO's 2015 total direct compensation is performance-based.

Limited Perquisites: Our perks are very modest. In 2015, other than the payment of relocation expenses, our NEOs' perks ranged between approximately $400 and $2,600. Although we are required by SEC rules to disclose payment of relocation expenses as a perk, we do not view such payment as an executive perk because our relocation program is a broad-based benefit plan available to a majority of employees and because the employee does not receive a personal benefit for the relocation expenses in the way he or she may for other perks.

Low Burn Rate and Dilution: The total equity awards granted to all participants in the Omnibus Incentive Plans in each of January 2015 and January 2016 were about 0.5% of our outstanding shares at the prior December 31. Using the "burn rate" methodology of a leading proxy advisory firm, which uses the average of the total awards granted (adjusted depending on the volatility of the price of the underlying stock) during each of the last three completed years and the weighted average number of shares outstanding during each such year, our "burn rate" would be approximately 1.1%.

Limited Change in Control Benefits:

  •
  "Double trigger" is required for any benefits to be paid;

  •
  Automatic "single trigger" vesting of equity awards has been eliminated;

  •
  Cash severance payable does not exceed 2x base salary plus bonus plus retirement plan accrual; and

  •
  There is no excise tax gross-up.

Employment Agreements: None, only the limited provisions referred to above that become effective after a change in control.

"Clawback" Policy: The "clawback" policy applies to cash incentive compensation as well as compensation from equity awards.

Independent Compensation Consultant: The Committee's independent compensation consultant, Frederic W. Cook & Co., is retained by the Committee and performs no other services for the Company.

30 | MGIC Investment Corporation - 2016 Proxy Statement

Compensation Risk Evaluation: Annually, the Committee reviews an executive compensation risk evaluation by management that has concluded our compensation programs do not motivate excessive risk-taking and that they are not reasonably likely to have a material adverse effect on the Company.

Omnibus Incentive Plan: In furtherance of our commitment to good compensation governance practices, the MGIC Investment Corporation 2015 Omnibus Incentive Plan, which shareholders approved at the 2015 Annual Meeting, does not allow the following:

✗
Granting of stock options with an exercise price less than the fair market value of the Company's common stock on the date of grant

✗
Re-pricing (reduction in exercise price) of stock options

✗
Cash buy-outs of underwater stock options

✗
Inclusion of reload provisions in any stock option grant

✗
Payment of dividends on performance shares before they are vested

✗
Single trigger vesting of awards upon a change in control in which the awards are assumed or replaced

✗
Share recycling for shares withheld for tax purposes upon vesting

✗
Granting of more than 5% of the awards under the plan with a vesting period of less than one year

✗
Committee discretion to accelerate vesting of awards, except under certain limited instances like death and disability

OBJECTIVES OF OUR EXECUTIVE COMPENSATION PROGRAM

In setting compensation, the Committee focuses on "total direct compensation," which we define as the total of base salary, bonus and equity awards. Unless otherwise noted, the value of equity awards is their grant date value reported in the Summary Compensation Table (the "SCT").

The objectives of our executive compensation program are to:

•
Attract and retain high-quality executives:  We want a competitive pay opportunity in the sense that:

o
our base salaries are on average around the market median of a group of peers over a several year time horizon, and

o
our bonus and long-term equity awards, when performance is strong, move total direct compensation above the market median to reflect that strong performance.

•
Align executive compensation with long-term shareholder interests:  We achieve a strong alignment between compensation and long-term shareholder interests by:

o
linking compensation to Company and executive performance; and

o
paying a substantial portion of total direct compensation in:

▪
bonuses that are based on specific goals that align payouts with Company performance, and

▪
long-term equity awards whose vesting is based on goals that align payouts with Company performance and whose value reflects total shareholder value.

•
Limit perquisites:  Perks for our executive officers should be minimal.
MGIC Investment Corporation - 2016 Proxy Statement | 31

HOW WE MAKE COMPENSATION DECISIONS

Role of the Management Development, Nominating and Governance Committee

The Committee, which consists solely of independent directors, is responsible to our Board for overseeing the development and administration of our executive compensation program. The Committee approves the compensation of our CEO and our other senior executives, and in connection with such approval performs other tasks including:

•
Review and approval of bonus and equity compensation goals and objectives;

•
Evaluation of performance in light of these goals and objectives; and

•
Evaluation of the competitiveness of each NEO's total compensation package.

The Committee also supports the Board's role in overseeing the risks facing the Company, as described in more detail above under "Committee Membership and Meetings — Board Oversight of Risk."

The Committee is supported in its work by our Chief Executive Officer, our Chief Human Resources Officer, our General Counsel and the Committee's independent compensation consultant, as described below.

Role of the Compensation Consultant

The Committee has retained Frederic W. Cook & Co. (the "Compensation Consultant"), a nationally recognized executive compensation consulting firm, to advise it. While our Chief Human Resources Officer coordinates its assignments, the Compensation Consultant reports directly to the Committee; the Committee retains sole authority to approve the compensation of the Compensation Consultant, determine the nature and scope of its services and evaluate its performance. The Committee may replace the Compensation Consultant or hire additional consultants at any time. A representative of the Compensation Consultant attends meetings of the Committee, as requested. Aside from its role as the Committee's independent compensation consultant, the Compensation Consultant provides no other services to the Company.

The Committee retains the Compensation Consultant to help it evaluate and oversee our executive compensation program and to periodically review the compensation of our directors. In connection with our executive compensation program, the Compensation Consultant provides various services to the Committee, including advising the Committee on the principal aspects of our executive compensation program and evolving industry practices and providing market information and analysis regarding the competitiveness of our program, including in relationship to performance.

During 2015 and early 2016, the Compensation Consultant performed the following services:

•
Provided an evaluation of NEO compensation compared to peers.

•
Provided advice about the annual bonus plan, including the goals and target performance incorporated into the formula that is used to determine payouts.

•
Provided advice about the long-term equity incentive program, including the level of awards granted under the program and the vesting provisions.

•
Provided advice regarding "best practice" compensation practices, such as stock retention guidelines.

•
Reviewed the peer group used for competitive analyses.

•
Reviewed drafts and commented on the CD&A and related compensation tables for the Proxy Statement.
32 | MGIC Investment Corporation - 2016 Proxy Statement

The total amount of fees paid to the Compensation Consultant for services to the Committee in 2015 was $132,280. The Compensation Consultant provided no other services and received no other fees or compensation from us. The Committee has assessed the independence of the Compensation Consultant pursuant to SEC and New York Stock Exchange rules and concluded that its work for the Committee does not raise any conflict of interest.

Role of Officers

While the Committee is ultimately responsible for making all compensation decisions affecting our NEOs, our CEO participates in the underlying process because his close day-to-day association with the other NEOs enables him to provide feedback to the Committee on their performance and his knowledge of our operations. Among other things, our CEO makes recommendations regarding all of the components of compensation described above for all of the NEOs, other than himself. Our CEO does not participate in the portion of the Committee meeting regarding the review of his own performance or the determination of the actual amounts of his compensation.

Our Chief Human Resources Officer and our General Counsel also participate in the Committee's compensation process. Specifically, our Chief Human Resources Officer is responsible for coordinating the work of the Compensation Consultant for the Committee and the annual preparation of an executive compensation risk evaluation, and is expected to maintain knowledge of executive compensation trends, practices, rules and regulations and he works with our General Counsel on related legal and tax compliance matters. The Committee receives information from management that includes: detailed breakdowns of the compensation of the NEOs; the amount, if any, that our NEOs realized in at least the previous five years from sales of stock received upon vesting of equity awards; the total amount of stock and RSUs held by each NEO (RSUs are sometimes referred to in this Proxy Statement as "restricted equity"); and the other compensation information disclosed in this Proxy Statement under the SEC's rules.

BENCHMARKING – MGIC-SELECTED PEER GROUP

To provide a framework for evaluating compensation levels for our NEOs against market practices, the Compensation Consultant has periodically prepared reports analyzing available compensation data. This data is typically gathered from SEC filings for a peer group of publicly traded companies. In addition, each year we provide the Committee with information regarding trends in expected executive compensation base salary changes for the coming year. The compensation surveys that we reviewed and, with the concurrence of the Compensation Consultant, summarized in the aggregate for the Committee in connection with establishing base salaries for 2015 were published by: Compensation Resources, AON Hewitt, Mercer Consulting, Towers Watson and World at Work.

Why we selected the particular peers against which we benchmark executive compensation

Our peer group consists of the following ten companies:

MGIC Peer Group
Ambac Financial Group, Inc.
Arch Capital Group Ltd.
Assured Guaranty Ltd.
Essent Group Ltd.
Fidelity National Financial Inc.
First American Financial Corp.
Genworth Financial Inc.
MBIA Inc.
NMI Holdings Inc.
Radian Group Inc.

MGIC Investment Corporation - 2016 Proxy Statement | 33

We believe this peer group is appropriate for benchmarking our executive compensation because:

•
These companies are in the industries with which we currently compete for executive talent.

•
Five of the companies are parent companies of direct competitors whose overall results are principally or significantly impacted by these competitors.

•
Three of the companies are financial guaranty insurers having significant exposure to residential mortgage credit risk.

•
All of the companies had significant insurance businesses, not lending businesses, and therefore, relevant size comparisons are possible.

•
Six of the companies also named us a peer.

•
One of the companies (Fidelity National Financial Inc.) also has an operating unit that provides technology and transaction services to the real estate and mortgage industries.

•
We do not believe that adding general insurance or other financial services companies beyond the surety and financial guaranty niches would provide meaningful information to the Committee in evaluating executive compensation pay and performance.

We are comparable in size to the companies in our peer group, however, our 2014 and 2015 CEO compensation is lower than median. In January 2016, the Compensation Consultant provided the following comparative data for our peer group, from which we calculated the percentile rank shown for MGIC.

MGIC Percentile Rank Among Ten-Company Peer Group

	Revenue(1) ($ millions)	Market Capitalization(1) ($ millions)	2014 CEO Total Direct Compensation ($ thousands)(2)	2015 CEO Total Direct Compensation ($ thousands)(2)

Peer Group
75th percentile	4,817	3,862	8,623	8,623
Median	1,680	2,399	7,686	7,686
25th percentile	713	1,207	4,971	4,971

MGIC	1,053	2,999	6,283	6,112
MGIC Percentile Rank	39th	58th	39th	38th

(1)
Revenues are for twelve months ended September 30, 2015, and market capitalization is as of December 31, 2015.
(2)
Peer company compensation is for 2014 because in January 2016, that was the latest compensation data available for our peer group.

The following table shows the Company's absolute Total Shareholder Return ("TSR") and its ranking relative to the ten companies in our peer group over the last one and three year time periods. We believe our above-average TSR performance reflects our improved capital position, our increased market share beginning in mid-2013 and lower losses from our books of business written in 2005-2008.

	Total Shareholder Return (TSR)
	1-Year	3-Year

MGIC Annualized TSR	-5.3%	49.2%
Percentile Rank within Peer Group	62nd	100th

  Source: Standard and Poor's Capital IQ

34 | MGIC Investment Corporation - 2016 Proxy Statement

During our 2014 and 2015 shareholder outreach efforts, our shareholders did not raise concerns about our peer group selection process.

Why we do not select our peer group primarily from companies within our GICS code

We are in the "Thrifts and Mortgage Finance Companies" eight-digit Global Industry Classification Standard code ("GICS code"). We do not select our peers primarily from the companies within this GICS code because, with few exceptions, those companies: (1) have substantially different business models from that of our Company, (2) are not subject to residential mortgage risk to the same extent that our Company and our peers are and (3) are not the companies with which we compete for executive talent. The U.S. mortgage insurance industry has only seven active companies and it does not have a unique GICS code. While four mortgage insurers, including our Company, are included in the "Thrifts and Mortgage Finance Companies" GICS code, substantially all of the other companies in our GICS code are community banks and other smaller lending institutions, not insurers. Two mortgage insurers are in the "Multi-line Insurance" GICS code and one is in the "Property and Casualty Insurance" GICS code.

In January 2016, the Compensation Consultant simulated a 24 company peer group employing the published peer group selection methodology used by a leading proxy advisory firm, which is expected to be similar to the peer group that firm will use when analyzing our 2016 Proxy Statement. We refer to this peer group as the "Expected Proxy Advisory Firm Peer Group." The Expected Proxy Advisory Firm Peer Group consisted of 22 companies in the Thrifts and Mortgage Finance Companies GICS code, one company in the Property and Casualty Insurance GICS code and one company in the Specialized Finance GICS Code. It included only two companies we had chosen as peers. We do not believe that comparisons to the Expected Proxy Advisory Firm Peer Group are appropriate for us because, according to the Compensation Consultant's analysis, we are not similar in size or market capitalization to the companies in that peer group: our revenues were in the 90th percentile of the Expected Proxy Advisory Firm Peer Group and our market capitalization was in the 96th percentile. In addition, we are not in a similar industry to most of the companies in the Expected Proxy Advisory Firm Peer Group. The 24 companies in the Expected Proxy Advisory Firm Peer Group include 19 community and regional banks. Our business is very different from community and regional banking.

The published material of the proxy advisory firm referred to above says the firm applies size constraints to select peer groups. We understand that companies in our GICS code are generally selected by the proxy advisory firm if they have total assets between 0.4 and 2.5 times our assets; companies in the Property and Casualty Insurance GICS code (which includes six of the companies we had chosen as peers) and companies in the Multi-line Insurance GICS code (which includes one company we had chosen as a peer) are selected if they have revenues between 0.4 and 2.5 times our revenues. Even if our GICS code were used to select a peer group, because we are an insurance company, revenues are a better metric for selection of a peer group than balance sheet assets. Unlike community and regional banks whose revenues are largely a function of assets on their balance sheets, our revenues are largely a function of our insurance in force, which is not on our balance sheet.

The Compensation Consultant also simulated a peer group using the published peer selection methodology of the proxy advisory firm, but using revenues rather than assets as the size constraint yardstick. The resulting peer group consisted of 24 companies, eight of which are in the Thrifts and Mortgage Finance Companies GICS code and 16 of which are in the Property and Casualty Insurance GICS code. While many of these companies are not in an industry similar to ours (this peer group included only four companies we had chosen as peers), we are much more similar in size to the companies in this simulated peer group: our revenues are in the 49th percentile and our assets are in the 53rd percentile of this simulated peer group. Our market capitalization is in the 91st percentile. Our CEO's 2015 SCT compensation had a much lower multiple of the median of the most recent available SCT compensation of the CEOs of this peer group than his compensation's multiple of the median CEO compensation of the Expected Proxy Advisory Firm Peer Group, which consisted primarily of community and regional banks that are much smaller than us.

MGIC Investment Corporation - 2016 Proxy Statement | 35

The database from which the Compensation Consultant drew the information to perform the simulations referred to above contained revenues for the twelve months ended September 30, 2015, assets as of September 30, 2015 and market capitalization as of November 30, 2015, and our percentile rankings are based on that information.

COMPONENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

The following discussion describes the elements of our executive compensation program and contains information regarding certain performance measures and goals.

Base Salary

Base salaries provide NEOs with a fixed, minimum level of cash compensation. Our general philosophy is to target base salary range midpoints for our executive officers near the median levels of their counterparts in the peer group of companies discussed above under "Benchmarking – MGIC-Selected Peer Group." In addition to reviewing market competitiveness, in considering any change to our CEO's compensation, including base salary, the Committee takes into account its evaluation of his performance, based in part on a CEO evaluation survey completed by each non-management director. The subjects covered by the evaluation include financial results, leadership, strategic planning, succession planning, external relationships and communications and relations with the Board. Base salary changes for our other NEOs are recommended to the Committee by the CEO. Historically, these recommendations have been the product of an evaluation of each executive officer's performance, including contributions to the Company, and the base salary surveys referred to under "Benchmarking – MGIC-Selected Peer Group" above. The Committee approves changes in salaries for these officers after taking into account the CEO's recommendations and any independent judgment regarding the officer that the Committee has gained through the Committee's and the Board's contact with them.

Mr. Sinks became our Chief Executive Officer effective March 1, 2015 and, at that time, received an increase in base salary in connection with his promotion. Effective in late March 2015, each of our other NEOs received a 3% merit salary increase and Mr. Mattke received an additional increase to better align his base salary with his responsibilities as Chief Financial Officer. Effective in late March 2016, each NEO will receive between a 2 and 3% merit salary increase.

Incentive Programs

To ensure that it meets the objective of aligning compensation and shareholder interests, our executive compensation program includes an annual bonus program whose payout is tied to Company performance, and long-term equity awards whose vesting is based on Company performance and whose ultimate value is based on our stock price.

            Annual Bonus

Maximum Bonus Opportunity. The Committee left unchanged the NEOs' maximum bonus opportunities for 2015 (3 times base salary in the case of the CEO, 2.25 times base salary in the case of the NEOs who are Executive Vice Presidents, and 1.80 times base salary in the case of the NEOs who are Senior Vice Presidents). Bonus opportunity represents a multiple of the base salary amount approved by the Committee that becomes effective in March of the year for which the bonuses are awarded. Such base salary amounts will not be the same as the base salary amounts disclosed in the SCT due to the effects of the March pay increases and variability in the number of pay periods in each calendar year. Based on our periodic assessment of peer compensation, we have determined that these maximum bonus opportunities are appropriate to meet our objective that when performance is strong, our bonus and long-term equity awards should move total direct compensation above the market median to reflect that higher performance. In addition, in determining the total direct compensation opportunity, the Committee has weighted bonus potentials more heavily than base salaries because bonuses are more directly linked to Company performance. For 2015, annual

36 | MGIC Investment Corporation - 2016 Proxy Statement

bonuses represented, on average, approximately 38% of the total direct compensation of our NEOs employed by the Company at year-end; annual bonuses and long-term equity awards represented 82% of that total direct compensation.

The following table shows how our CEO's 2014 maximum bonus opportunity and bonus, in each case as a percentage of base salary, compares to those of the CEOs in our ten-company peer group. 2014 comparisons are shown because this compensation data is the latest compensation data available from our peer group's proxy statements when this CD&A was finalized.

MGIC Percentile Rank Among Ten-Company Peer Group
CEO Disclosed Maximum Bonus Opportunity and Actual Bonus Paid for 2014 as a Percent of Base Salary

	Bonus Opportunity(1) (% of Base Salary)	2014 Bonus(2) (% of Base Salary)

Peer Group
25th percentile	300%	110%
Median	325%	223%
75th percentile	420%	351%

MGIC	300%	298%

(1)
Of the ten peer companies, eight disclose a maximum bonus opportunity.
(2)
Represents bonus and annual short-term cash incentive reported in the SCT.

Determination of 2015 Bonus. Our Omnibus Incentive Plan, approved by shareholders, contains a list of performance goals for an annual bonus plan for our NEOs that condition the payment of bonuses on meeting one or more of the listed goals as selected by the Committee each year. Compensation paid under a bonus plan of this type (which we refer to as a "162(m) bonus plan") is intended to qualify as deductible compensation, as discussed in more detail under "Other Aspects of Our Executive Compensation Program – Tax Deductibility Limit" in this CD&A. Under the 2015 bonus plan, if the sum of the Expense Ratio and MGIC's Loss Ratio (the "Combined Ratio") on new business written is less than 40%, then the maximum bonus is paid, unless the bonus formula described below results in a lower amount.

The bonus formula for 2015 had five financial performance goals and four business performance goals. Each goal was assigned a weight. The financial performance goals had a collective weight of 75% in the bonus formula and the business performance goals had a collective weight of 25%. Threshold, target and maximum performance levels were established for each financial performance goal. Actual performance at such levels would result in 0%, 60% and 100% achievement, respectively, for that goal, with actual achievement calculated based on interpolation.

The Company's actual 2015 performance was compared to the threshold, target and maximum values and the resulting percentage was multiplied by the weight to determine a weighted score for each financial performance goal. For each business performance goal, the Committee reviewed management's written report of the Company's activities with respect to each goal and the related score, which was accepted by the Committee. In accordance with the bonus formula, the sum of the weighted financial performance goal scores was weighted 75% and the sum of the weighted business performance goal scores was weighted 25%.

Rigor of Our Bonus Targets. The table on page 39 shows the individual components of the bonus formula and how they were used in the bonus calculation. It also shows how the threshold, target and maximum performance levels for each financial performance goal compared to actual performance in each of 2013, 2014 and 2015. As discussed above and as shown in the table, 75% of our NEOs' bonuses are determined by comparing actual performance to the financial performance goals.

Pre-tax diluted earnings per share.    The target performance level of $0.78 for pre-tax diluted earnings per share was $0.13 (20%) higher than the actual result for 2014 of $0.65. However, we think the rigor of the 2015 target performance level should be evaluated by considering that it was $0.38 (95%) higher than the 2014 actual result of $0.40, calculated after excluding the effects of favorable "reserve development" in our year-end 2013 loss reserves (explained immediately below).

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Our loss reserves at the end of a period are our best estimate of what we will pay in claims and related expenses for loans we have insured that are in default at the end of the period. The factors that principally affect loss reserves are the percentage of loans in default that we estimate will eventually become claims, and the amount we estimate we will pay on such claims. Estimation of losses is inherently judgmental. The actual amount of the claim payments may be substantially different than our loss reserve estimates.

At year-end 2015 and 2014, loss reserves were 32% and 46%, respectively, of our total liabilities plus shareholders' equity. Because our loss reserves are such a large portion of our balance sheet, small differences in our estimates at a period-end compared to our estimates on the same loans in default at the prior period-end (we refer to this comparison as "reserve development") can materially affect our results.

The impact on pre-tax income from reserve development during the last five years is indicated in the table below.

Impact on pre-tax income (thousands)
2011	2012	2013	2014	2015

$99,000	($573,000)	$60,000	$100,000	$110,000

Our 2015 forecast (which generally determined our target performance level) for pre-tax diluted earnings per share did not assume there would be any favorable reserve development in 2015 because our loss reserves at the prior year-end were our best estimate of how the loans in default will ultimately resolve. While during the last three years the reserves have developed better than we had estimated (which we refer to as "positive reserve development"), in 2012 they developed materially worse (which we refer to as "negative reserve development").

As noted above, our 2015 pre-tax diluted EPS target performance level was set at $0.78, which was 95% above our 2014 pre-tax diluted EPS of $0.40, calculated after excluding the effects of favorable reserve development in our year-end 2013 loss reserves. When the positive reserve development that occurred in 2013 is eliminated in the same way, our 2014 pre-tax diluted EPS target performance level of $0.00 shown in our 2015 Proxy Statement was $0.34 better than our 2013 pre-tax diluted EPS of ($0.34).

Pre-tax diluted earnings per share calculated after excluding the effects of favorable reserve development is a non-GAAP financial measure. We present this non-GAAP financial measure as supplemental information to aid in understanding how we developed the forecast that became the basis for our target performance level in 2015. Following is a reconciliation for 2013 and 2014 of the GAAP financial measure, diluted income (loss) per share, to the non-GAAP financial measure, pre-tax diluted earnings per share calculated after excluding the effects of favorable reserve development.

	2013	2014

Diluted income (loss) per share	$(0.16)	$0.64
Adjustment for Tax	0.01	0.01

Pre-tax diluted earnings per share	(0.15)	0.65
Adjustment for reserve development	(0.19)	(0.25)

Pre-tax diluted earnings per share calculated after excluding the effects of favorable reserve development	$(0.34)	$0.40

Pre-tax return on beginning equity.    Our 2015 pre-tax return on beginning equity target performance level was set at 30%, which is 9.2 percentage points above our 2014 pre-tax return on equity of 20.8%, calculated after excluding the effects of positive reserve development in 2014. The rigor of a 9.2 percentage point increase in this target performance level compared to 2014 results should also be evaluated by considering the much greater beginning equity on which the return must be earned: our equity at the beginning of 2015 of $1.0 billion was 39% greater than the equity at the beginning of 2014.

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New insurance written.    Our 2015 new insurance written target performance level was set at $36.0 billion, which reflected our 2015 forecast and was 7.8% above our 2014 actual new insurance written of $33.4 billion.

Calculation of 2015 Percent of Maximum Bonus

			Performance Levels				Maximum Possible Score (Weight)
	Actual 2013	Actual 2014				Actual 2015			Weighted Score
			Threshold	Target	Maximum			Score

Financial Performance Goals:
Pre-tax Diluted EPS(1)	-$0.15	$0.65	$0.28	$0.78	$0.94	$1.18	30%	30
Pre-tax Return on Equity(2)	23.4%	34.2%	15.0%	30.0%	36.0%	47.0%	25	25
New Insurance Written (bns)(3)	$29.8	$33.4	$32.0	$36.0	$40.0	$43.0	15	15
Loss Ratio(4)	1.2%	2.2%	18.0%	10.0%	3.0%	1.5%	15	15
Expense Ratio(5)	18.6%	14.7%	21.0%	18.0%	16.0%	14.9%	15	15

Total							100%	100
Times: Total Weight of Financial Performance Goals								X 75%	75.0%

Business Performance Goals:

Capital Position(6)				For a discussion of performance			25%	25
Business Mix(7)				against these business performance			25	20
Succession Planning(8)				goals, see "Executive Summary –			25	25
Regulatory / Legislative(9)				Business Highlights – Business			25	20

Total				Performance" above			100%	90

Times: Total Weight of Business Performance Goals								X 25%	22.5%

Percent of Maximum Bonus									97.5%

(1)
Pre-tax net income adjusted for interest expense on dilutive common stock equivalents related to our convertible debt divided by weighted average shares of common stock outstanding plus dilutive common stock equivalents.

(2)
Pre-tax net income for the year divided by beginning of the year equity.

(3)
Flow new insurance written for the year.

(4)
Direct (before reinsurance) incurred losses divided by direct earned premiums, in both cases for MGIC's primary new insurance written for the year; incurred losses exclude the effect of losses incurred on notices of default that have not yet been reported to us, which is commonly known as "IBNR."

(5)
Combined insurance operations underwriting expenses divided by net premiums written for the year.

(6)
Manage capital position considering state requirements, the GSEs, and dilution, earnings and market impact.

(7)
Manage 2015 new insurance written by product, geography and customer to produce a short and longer-term desirable mix.

(8)
Develop and nurture a respected management organization with a clear path of succession throughout using best practice talent management efforts.

(9)
Manage the company's business franchise through dealings with federal and state regulatory agencies as well as the GSEs.

As a result of our outstanding performance for 2015, the bonus formula resulted in a preliminary bonus amount of 97.5% of the bonus opportunity for each NEO. The percentage of an executive's maximum possible bonus that was awarded was based primarily on that preliminary bonus amount, however, the Committee has discretion to decrease by as much as 20% or increase by as much as 10% the percentage awarded to a particular executive, subject to his or her maximum bonus opportunity. The Committee exercised its discretion to reduce the bonus of the CEO by 5.5 percentage points to 92% so that it would align with the weighted average bonus percentage of the senior officer group, which is a broader group than the NEOs.

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The following table illustrates how our CEO's bonus payout for the past five years has aligned with our income (loss) before tax and the Company's year-end stock price. We show income (loss) before tax, and not net income, for comparability purposes because our 2015 net income included a one-time benefit of $687 million associated with the reversal of the valuation allowance that had previously offset our deferred tax assets.

	2011	2012	2013	2014	2015

CEO Bonus (% of Maximum)	28%	17%	75%	99%	92%
Income (Loss) Before Tax (millions)	$(484)	$(929)	$(46)	$255	$488
Year-end Stock Price	$3.73	$2.66	$8.44	$9.32	$8.83

The CEO presents to the Committee a recommended bonus for each of the other NEOs, which takes account of the bonus formula and the CEO's evaluation of the NEO's job performance. The Committee, which generally has regular contact with the NEOs through their interaction with the Board, accepted the CEO's recommendation and approved bonuses for the other NEOs that on a weighted average basis were 95% of their maximum bonus opportunity. Mr. Lane's bonus opportunity eliminates the portion of his base salary attributable to a March 2010 increase that was part of an arrangement with him to continue in the employment of the Company.

            Long-Term Equity Awards

Consistent with our belief that there should be a strong link between compensation and performance, long-term equity awards are intended to be one of the most significant total direct compensation opportunities, along with annual bonuses. We emphasize this component of our executive compensation program because it aligns executives' interests with those of shareholders by linking compensation to company performance and stock price. For 2015, long-term equity awards at their grant date value represented 51% of the total direct compensation of our CEO and, on average, 37% of the total direct compensation of our other NEOs employed by the Company at year-end.

Despite having outstanding operating results for 2015, our stock price has experienced significant declines since the 2015 awards were granted. Based on the closing price of our stock of $5.66 on January 25, 2016 (the date on which the Committee met to grant long-term equity awards and approve bonuses), our CEO's long-term equity awards valued at $3.1 million on the grant date in 2015 had decreased in value by $1.2 million, or 19% of his total direct compensation. While the price of our stock had recovered some of this decline at the time this CD&A was finalized, in our view, this decrease nevertheless demonstrates the linkage between our CEO's compensation and shareholder return.

We have awarded approximately the same number of shares to our CEO and other NEOs during 2011-2016. The price of our stock was extremely volatile during this period; its closing price on the award dates in 2011, 2012, 2013, 2014, 2015 and 2016 was $8.94, $3.95, $2.75, $8.43, $8.98 and $5.66, respectively. Given the bounds of this price range, the Committee believed that reducing the number of shares when the price went up and increasing it when the price went down would not foster proper alignment with shareholders. Data provided to the Committee by the Compensation Consultant in January 2016 indicated that the long-term equity awards to our CEO in January 2014 and January 2015 were at approximately the 5th and 22nd percentiles, respectively, of the equity awards by our peer group to their CEOs in 2014; 2014 comparisons were used because in January 2016, this compensation data was the latest compensation data available from our peer group's proxy statements. To the extent our stock price changes materially in the future, the Committee will review the appropriateness of maintaining the current award levels.

As a result of feedback received from shareholders and others (see "Investor Outreach and Consideration of Last Year's 'Say on Pay' Vote"), and the Committee's view that our long-term incentive program should reflect our expectation of future profitable operations, we restructured the vesting goals for the long-term equity awards we granted in January 2015. Below is a discussion of the 2015 Long-Term Equity Award Program, followed by a discussion of the 2014 and 2013 Long-Term Equity Award Programs, which has been provided for comparison purposes and because a portion of the long-term equity awards granted in 2014 and 2013 vested in 2015.

40 | MGIC Investment Corporation - 2016 Proxy Statement

Long-Term Equity Awards – 2015 Program

2015 Performance-Based Long-Term Equity Awards – BV (Book Value) Awards. The vesting goals for performance-based equity awards granted to NEOs beginning in 2015 were changed in response to feedback that our three-year awards granted in 2014 and earlier used annual (not cumulative) measurements to determine vesting and that our long-term performance-based equity awards used vesting goals similar to those used by the 2013 and earlier annual bonus programs to determine payouts. In addition, the changes reflect the progress made in the mortgage insurance industry since the financial crisis began and the Company's return to profitability as well as an effort to simplify the program.

BV Awards represent 80% of the long-term equity awards granted in January 2015 to the CEO and NEOs who were Executive Vice Presidents and 60% of the awards to NEOs who were Senior Vice Presidents. Subject to the Company having a Combined Ratio of less than 40% in the applicable measurement year, vesting for these awards will occur over a three-year period, based on achievement of a three-year cumulative goal for growth in adjusted book value per share. Partial vesting may occur annually (up to a maximum of 1/3 for the first year and 2/3 for the first and second years combined) based on progress against the three-year cumulative goal. The vesting structure of the BV Awards will motivate executive officers to improve our multi-year financial performance. Adjusted book value per share is calculated excluding the effects on shareholders' equity of deferred tax assets and accumulated other comprehensive income ("AOCI"). Adjusted book value was chosen as the vesting goal in part because of its simplicity and relevance to management and investors. The Committee believes it is important to adjust book value per share by eliminating the effects of (1) the large increase in shareholders' equity that was expected to (and did) accompany the reversal of the valuation allowance that offsets deferred tax assets, and (2) items in AOCI because they do not and may never flow through the income statement, such as unrealized amounts associated with mark-to-market adjustments on investments, benefit plan adjustments and foreign currency translation income and loss.

The following table shows the recent growth in adjusted book value per share, the three-year cumulative goal for vesting of the 2015 BV Awards, the 2015 growth in adjusted book value per share, and the resulting vesting percentage for the awards that vested in March 2016. The 3-year cumulative goal for 2015 equity awards was 51% higher than three times the growth achieved in 2014.

Growth in Book Value per Share
	2015 Equity Awards 3-year Cumulative
2013 Actual(1)	2014 Actual	Goal	2015 Actual	Vesting %

$(0.28)	$0.75	$3.39	$1.21	33.3%

(1)
2013 Growth in Book Value per Share excludes the effect of the public offering of the Company's common stock in March 2013.

For long-term equity awards granted in January 2016, the Committee determined that the three-year cumulative goal for growth in book value per share should reflect 10% annual growth in net income during this period (assuming a 35% tax rate applied to 2015 pre-tax income).

2015 Other Long-Term Equity Awards – CR (Combined Ratio) Awards. The remaining 20% of the long-term equity awards granted in January 2015 to the CEO and NEOs who were Executive Vice Presidents, and 40% of the awards to NEOs who were Senior Vice Presidents, vest through continued service during a three-year performance period, if the Combined Ratio is less than 40%. The Committee adopted performance goals for these awards to further align the interests of our NEOs with shareholders and to permit the awards to qualify for the performance-based compensation exception under Section 162(m) of the Internal Revenue Code. See "Other Aspects of Our Executive Compensation Program – Tax Deductibility Limit" in this CD&A. One-third of the CR Awards are scheduled to vest in each of the three years after they are granted. However, if any of the CR Awards that are scheduled to vest in any year do not vest because we fail to meet the applicable performance goal, the award will remain eligible for vesting if we meet the applicable performance goal in a future year, except that any of the award that has not vested after five years will be forfeited. With respect to all of these awards, dividends are not paid currently, but when awards vest, a payment is made equal to the dividends that would have been paid had those vested awards been entitled to receive current dividends. We do not anticipate paying dividends in the foreseeable future.

For 2015, the Expense Ratio was 14.9% and MGIC's Loss Ratio was 1.5%. Therefore, we met our Combined Ratio performance goal because the Combined Ratio was 16.4%, which is less than the Combined Ratio performance goal and as a result, the portions of the 2015 awards that were scheduled to vest in February 2016 did vest.

MGIC Investment Corporation - 2016 Proxy Statement | 41

Long-Term Equity Awards – 2014 and 2013 Programs

2014 and 2013 Performance-Based Long-Term Equity Awards – LEM (Loss Ratio, Expense Ratio, Market Share) Awards. Vesting for 80% of our 2014 and 2013 long-term equity awards to our then-NEOs depended on actual performance for each year in the three-year performance period beginning with the year of the grant against goals for MGIC's Loss Ratio, our Expense Ratio, and MGIC's Market Share of flow new insurance written. The Committee adopted those performance goals because it believed that more typical earnings goals were inappropriate during the financial crisis and that the goals chosen were appropriate because they are the building blocks of our results of operations. That is, the Loss Ratio measures the quality of the business we write; the Expense Ratio measures how efficiently we use our resources; and the Market Share measures not only our success at generating revenues, but also the extent to which we are successful in leading our industry. The three performance goals were equally weighted for vesting purposes and each was assigned a Threshold, Target and Maximum performance level.

Vesting for awards granted in 2014 was determined in February 2015 and February 2016 and will be determined in February 2017 based on performance during the prior year. Vesting for awards granted in 2013 was determined in February of each of 2014, 2015 and 2016.

For 2015, MGIC's Loss Ratio was 1.5% (which was better than the Maximum performance level for the 2013 and 2014 grants), the Expense Ratio was 14.9% (which was also better than the Maximum performance level for the 2013 and 2014 grants), and Market Share was 20.0% (which was between the Target and Maximum performance levels for the 2013 grants and at maximum for the 2014 grants). As a result, in March 2016, 31.5% of the performance-based equity awards granted in 2013 to the then-NEOs vested and 33.3% of the performance-based equity awards granted in 2014 to the then-NEOs vested. Of the equity awards granted to the then-NEOs in 2013 (for which the three-year performance period ended December 31, 2015), 12.6% were forfeited.

2014 and 2013 Other Long-Term Equity Awards – CR (Combined Ratio) Awards. Except as described below, 20% of our 2014 and 2013 long-term equity awards to our then-NEOs were CR Awards similar to those granted in 2015 and described above. For equity awards granted in 2014 and 2013, vesting was contingent on the sum of the Expense Ratio and MGIC's Loss Ratio (the "combined ratio performance goal") being less than 40% and 50%, respectively. Mr. Mattke was not an NEO in 2013 and Messrs. Chi and Hughes were not NEOs in 2013 or 2014, therefore, this performance goal did not apply to the awards granted to them in those years.

For 2015, the Expense Ratio was 14.9% and MGIC's Loss Ratio was 1.5%. Therefore, we met our combined ratio performance goal for each of the 2014 and 2013 CR Awards because the combined ratio was 16.4%, which is less than the combined ratio performance goal for each of those CR Awards and as a result, the portions of such awards that were scheduled to vest in February 2016 did vest.

Pension Plan

Our executive compensation program includes a qualified pension plan and a supplemental executive retirement plan. We believe retirement plans of this type are an important element of a competitive compensation program. These plans compute retirement benefits based only on current cash compensation (salary and annual bonus) and therefore do not include longer-term incentives that can result in substantial increases in pension value. We also offer a broad-based 401(k) plan to which we make contributions in cash. A description of our pension plan and the changes made to the pension plan effective January 2014, can be found following the table titled "Pension Benefits at 2015 Fiscal Year-End" in "Compensation and Related Tables" below.

Perquisites

As with prior years, the 2015 perks we provided to our NEOs were a small part of each officer's total compensation, ranging between approximately $400 and $2,600 (excluding relocation expenses). The 2015 perks included club dues and expenses, the costs associated with a medical examination that are not covered by our medical plan, a covered

42 | MGIC Investment Corporation - 2016 Proxy Statement

parking space at our headquarters and relocation expenses. We believe our perks are very modest and consistent with our desire to avoid an entitlement mentality.

Although we are required by SEC rules to disclose payment of relocation expenses as a perk, we do not view such payment as an executive perk because our relocation program is a broad-based benefit plan available to a majority of employees and because the employee does not receive a personal benefit for the relocation expenses in the way he or she may for other perks.

OTHER ASPECTS OF OUR EXECUTIVE COMPENSATION PROGRAM

No Employment Agreements

Our named executive officers, including our CEO, do not have employment agreements other than those discussed below that become effective upon a change in control.

Stock Ownership by Named Executive Officers

Stock Ownership Guidelines. We have stock ownership guidelines for our executive officers to encourage them to maintain an ownership interest in the Company and to mitigate potential risks from incentive arrangements. Stock considered owned consists of shares owned outright by the executive (including shares in the executive's account in our 401(k) plan), and unvested restricted stock and restricted stock units scheduled to vest within one year (assuming ratable vesting over the performance period). Each of our NEOs meets his individual stock ownership guideline. The table below shows the guidelines, shares considered owned as of December 31, 2015 for purposes of the guidelines, and the multiple of base salary represented by that ownership for Mr. Sinks and the average for all other NEOs.

			Actual Ownership as a Multiple of Base Salary

	Guideline (# of shares)	Actual Ownership (# of shares)	As of 12/31/15 and at 12/31/15 closing price per share	As of 1/25/16 and at 1/25/16 closing price per share

Patrick Sinks	100,000	941,750	10.8 × salary	6.9 × salary
Average of Other NEOs	50,000	238,408	4.6 (wtd avg) × salary	3.0 (wtd avg) × salary

Equity Holding Post-Vesting Requirement. A portion of equity awards granted to our NEOs, other executive officers and our chief accounting officer, must not be sold for one year after vesting. The number of shares that must not be sold is the lower of 25% of the shares that vested and 50% of the shares that were received by the officer after taking account of shares withheld to cover taxes. The holding period may end before one year if the officer is no longer required to report their equity transactions to the SEC. The holding period does not apply to involuntary transactions, such as would occur in a merger, and for certain other dispositions.

Excluding shares withheld from equity awards for income tax withholding, none of our NEOs had sold any of our stock while an NEO since April 2006.

Hedging and Pledging Prohibitions

Under our hedging policy, our directors, NEOs, other executive officers and chief accounting officer may not enter into hedging transactions designed to hedge or offset a decrease in the value of the Company's equity securities. For these purposes, the Company's equity securities include, but are not limited to, vested and unvested restricted stock units and company stock held directly or indirectly. Under our pledging policy, our directors, NEOs, other executive officers and chief accounting officer may not hold Company securities in a margin account or pledge Company securities as collateral for a loan.

MGIC Investment Corporation - 2016 Proxy Statement | 43

"Clawback" Policy

Under our "clawback" policy, the Company will seek to recover, to the extent the Committee deems appropriate, from any executive officer and the chief accounting officer, amounts associated with cash incentive compensation that was earned and equity awards that vested based on achievement of a performance goal if a subsequent financial restatement shows that such compensation should not have been paid.

Retention Considerations

Retention considerations affected the Committee's decisions regarding the 2015 compensation we paid to our NEOs who were employed as of December 31, 2015. Our industry has undergone a fundamental shift following the mortgage crisis: long-standing competitors have gone out of business and the industry has three recent entrants, including two recently capitalized start-ups that are not encumbered with a portfolio of pre-financial crisis mortgages and one mortgage insurer where customer focus was significantly expanded following its acquisition by a worldwide insurer and reinsurer. Former executives from other mortgage insurers have joined the recent entrants. Our success depends, in large part, on the skills, working relationships and continued services of our management team and other key personnel. The unexpected loss of key personnel, whether to competitors or retirement, could adversely affect the conduct of our business. (Our reinsurance transactions recognize the importance of our NEOs by giving the reinsurers the right under certain circumstances to terminate the transactions if during any six month period two or more officers with positions of Executive Vice President or higher leave and their replacements are objected to by the reinsurers.) If we were to unexpectedly lose our key personnel, we may be required to search for and recruit other personnel to manage and operate the Company, and there can be no assurance that we would be able to employ a suitable replacement for the departing individuals, or that a replacement could be hired on terms that are favorable to us. Long-term equity award vesting over a three year period also serves as a meaningful retention tool. The Company currently has not entered into any employment agreements with our officers or key personnel other than those that become effective upon a change in control.

Change in Control Provisions

Each of our NEOs is a party to a Key Executive Employment and Severance Agreement with us (a "KEESA"), as described in the section titled "Potential Payments Upon Termination or Change-in-Control – Change in Control Agreements" below. No executive officer has an employment or severance agreement, other than these agreements. The period for which our KEESAs provide employment protection ends on the third anniversary of the date of a change in control. Our KEESAs provide for a cash termination payment in two lump sums (or one lump sum if neither the Company nor any affiliate's stock is publicly traded) only after both a change in control and a specified employment termination (a "double trigger"). Until we changed our KEESAs in 2014, they provided for vesting of all equity awards upon a change in control regardless of any employment termination (a "single trigger"). In 2014, we adopted a double trigger for such vesting because we believe that double trigger agreements avoid payment of change in control vesting compensation to an executive whose employment circumstances have not materially changed despite the change in control.

The agreements for our equity awards made in January 2016 under our new 2015 Omnibus Incentive Plan provide that the equity will not vest upon a change in control if the Committee reasonably determines in good faith prior to the occurrence of the change in control that the awards will be assumed or replaced by the employee's employer immediately following the change in control with an alternative award meeting specified requirements. Our 2015 equity award agreements for awards made under our prior Plan provided that outstanding equity awards will automatically vest only upon a double trigger event and our prior equity award agreements provided that outstanding equity awards would become fully vested at the date of a change in control.

Our KEESAs were also modified in 2014 to remove the gross-up by the Company for excise tax payments resulting from payments upon a change in control. For participants with KEESAs effective on or after October 23, 2014, and/or who have reached age 62, payments under the KEESAs or under any other agreement with or plan of the Company are capped by reducing such payments to an amount that will not trigger payment of federal excise taxes on such payment.

44 | MGIC Investment Corporation - 2016 Proxy Statement

For participants with KEESAs effective before October 23, 2014, and who are younger than age 62, payments under the KEESAs or under any other agreement with or plan of the Company are similarly reduced only if the resulting after-tax value to the participant of the total payments upon a change in control is greater than the after-tax value to the participant if the cash payments were not so reduced with the participant responsible for the excise taxes.

For additional information about our KEESAs, see "Compensation and Related Tables – Potential Payments Upon Termination or Change-in-Control – Change in Control Agreements" below.

No Stock Option Repricing

Our 2011 Omnibus Incentive Plan and our 2015 Omnibus Incentive Plan both prohibit the repricing of stock options, either by amending existing options to lower the exercise price, by granting new options having a lower exercise price in exchange for outstanding options having a higher exercise price or replacing underwater options with cash or other securities, unless such re-pricing is approved by shareholders.

Tax Deductibility Limit

Under Section 162(m) of the Internal Revenue Code, certain compensation in excess of $1 million paid during a year to any of the NEOs (other than the CFO) for that year is not deductible. Although the rules governing these requirements are complex, we believe that all of our compensation for 2015 qualifies as tax-deductible. However, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and related regulations, and the fact that such regulations and interpretations may change from time to time (with potentially retroactive effect), there is no certainty that compensation intended by the Committee to satisfy the requirements for deductibility under Section 162(m) will be deductible. In addition, the Committee may determine to administer our compensation programs in the future in a manner that does not satisfy the requirements of Section 162(m) of the Internal Revenue Code in order to achieve a result that the Committee determines to be appropriate.

In making decisions about executive compensation, we also consider the impact of other regulatory provisions, including the provisions of Section 409A of the Internal Revenue Code regarding non-qualified deferred compensation and the change in control provisions of Section 280G of the Internal Revenue Code.

Process for Approving Compensation Components

The Committee's practice for many years has been to make equity awards and approve new salaries and bonuses, if any, at its meeting in late January, which normally follows our announcement of earnings for the prior year. The Committee also may approve changes in compensation at other times throughout the year.

The Committee has not adjusted executive officers' future compensation based upon amounts realized or forfeited pursuant to previous equity awards.

COMPENSATION COMMITTEE REPORT

Among its other duties, the Management Development, Nominating and Governance Committee assists the oversight by the Board of Directors of MGIC Investment Corporation's executive compensation program, including approving corporate goals relating to compensation for the CEO and senior officers, evaluating the performance of the CEO and determining the CEO's annual compensation and approving compensation for MGIC Investment Corporation's other senior executives.

The Committee reviewed and discussed with management the foregoing Compensation Discussion and Analysis. Based upon this review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in MGIC Investment Corporation's Proxy Statement for its 2016 Annual Meeting of Shareholders and its Annual Report on Form 10-K for the year ending December 31, 2015.

  Members of the Management Development, Nominating and Governance Committee:
  Kenneth M. Jastrow, II, Chairman
  Cassandra C. Carr
  Donald T. Nicolaisen

MGIC Investment Corporation - 2016 Proxy Statement | 45

COMPENSATION AND RELATED TABLES

Summary Compensation Table

The following provides certain information about the compensation of our named executive officers in 2013 through 2015. Other tables that follow provide more detail about the specific types of compensation.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Non-Equity Incentive Plan Compensation(1) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3) ($)	All Other Compensation(4) ($)	Total ($)

Patrick Sinks	2015	769,331	-	3,143,000	2,200,000	455,612	14,600	6,582,543
President and Chief	2014	618,623	-	1,519,288	1,360,000	949,765	14,350	4,462,026
Executive Officer	2013	600,639	1,025,000	556,600	-	-	9,100	2,191,339
Timothy Mattke(5)	2015	464,231	-	1,077,600	1,096,900	101,070	14,600	2,754,401
Executive Vice President and Chief Financial Officer	2014	327,697	-	828,703	755,000	130,869	14,350	2,056,619
Gregory Chi(5) Senior Vice President – Info. Services	2015	303,923	-	395,120	440,600	147,744	14,600	1,301,987
James Hughes(5) Senior Vice President – Sales & Bus. Development	2015	257,381	-	395,120	448,700	88,843	46,139	1,236,183
Jeffrey Lane	2015	797,600	-	1,077,600	1,129,800	238,920	14,600	3,258,520
Executive Vice	2014	774,362	-	828,703	1,200,000	717,037	14,350	3,534,452
President and General Counsel	2013	751,823	925,000	303,600	-	-	9,100	1,989,523
Curt Culver(6)	2015	168,404	-	-	-	-	320,819	489,223
Chairman and	2014	966,354	-	2,417,050	2,900,000	1,733,450	14,350	8,031,204
Former Chief Executive Officer	2013	937,854	2,125,000	885,500	-	64,665	9,100	4,022,119

(1)
Our 2015 bonus program is described in "Compensation Discussion and Analysis — Our 2015 Executive Compensation — Annual Bonus" above. The percentage of the maximum bonuses paid was calculated based on a formula which compares actual financial performance to threshold, target and maximum performance achievement levels for five different performance goals (each with specific weights and in total weighted 75%) and a subjective assessment of performance against four different business goals (each with the same weight and in total weighted 25%). Our 2014 bonus program was structurally similar to the 2015 bonus program. All goals for the 2015 and 2014 bonus programs were considered and approved by the Management Development, Nominating and Governance Committee. Because the 2015 and 2014 bonus programs were principally based on objective performance goals, the amounts earned are shown in the Non-Equity Incentive Plan Compensation column above.

Our 2013 bonus program provided that if a performance target was met, then the Committee could exercise discretion to make a subjective determination of bonuses based on an assessment of several performance criteria. No specific targets or weightings were established for any of the bonus criteria for 2013, and the amounts earned are accordingly shown in the Bonus column above.

(2)
Our stock awards are granted under programs described in "Compensation Discussion and Analysis — Long-Term Equity Awards" above. The amounts shown in this column represent the grant date fair value of the restricted equity awards granted to named executive officers in the years shown, computed in accordance with FASB ASC Topic 718. The fair value of restricted equity is based on the closing price of our Common Stock on the New York Stock Exchange on the date of grant. The vesting of all of the awards represented in this column is subject to our meeting certain performance conditions. In accordance with the rules of the
46 | MGIC Investment Corporation - 2016 Proxy Statement

  SEC, all of the figures in this column represent the value at the grant date based upon the probable outcome of the applicable performance conditions as of the grant date. If the full value of the applicable awards for 2015, 2014 and 2013 were shown, assuming the highest levels of the applicable performance conditions were achieved, rather than an amount based upon the probable outcome of the applicable performance conditions, then the amounts shown would have been:

Name	2015	2014		2013

Patrick Sinks	$3,143,000	$1,854,600		$605,000
Timothy Mattke	1,077,600	1,011,600		See Note	(5)
Gregory Chi	395,120	See Note	(5)	See Note	(5)
James Hughes	395,120	See Note	(5)	See Note	(5)
Jeffrey Lane	1,077,600	1,011,600		330,000
Curt Culver	-	2,950,500		962,500
(3)
The Company does not maintain a nonqualified deferred compensation plan for its employees. The amounts shown in this column reflect, if positive, the sum of (a) the aggregate change in present value of accumulated pension benefits during such year pursuant to our Pension Plan and our Supplemental Executive Retirement Plan ("SERP") when retirement benefits are also provided under the SERP, and (b) in-service distributions the named executive officer received from our SERP during the year. For 2015, such sum was negative $8,635,783 for Mr. Culver, as post-retirement distributions he received more than offset increases in the present value of accumulated pension benefits. For 2013, such sum was negative for: Mr. Sinks — $38,279; and Mr. Lane — $69,159. The aggregate change in present value of accumulated pension benefits is the difference between (a) the present value of the annual pension payments that the named executive officer would be entitled to receive beginning at age 62, or current age if older than 62, and continuing for his life expectancy determined at the end of the year shown and by assuming that the officer's employment with us ended on the last day of that year shown, and (b) the same calculation done as if the officer's employment had ended one year earlier.

For all years shown, the change in the present value of accumulated pension benefits between years represents the net result of (a) the officer being one year closer to the receipt of the pension payments, which generally means the present value is higher, and the annual pension payment is higher due to the additional benefit earned because of one more year (in the retirement year of Mr. Culver, a partial year) of employment; (b) except for Mr. Culver in 2015, a change in actuarial assumptions used to calculate the benefit, primarily changes in the discount rate used to calculate the present value at the end of each of those years; (c) a decrease for the effect of distributions that the named executive officers received; (d) an increase for in-service distributions the named executive officer received from our SERP; and (e) for Mr. Culver, the effects of the actual benefit elections made upon retirement. For each named executive officer, the change for 2015, 2014 and 2013 consists of:

	2015		2014				2013
Name	Change in Actuarial Assumptions	Change Due to Other Factors	Change in Actuarial Assumptions		Change Due to Other Factors		Change in Actuarial Assumptions		Change Due to Other Factors

Patrick Sinks	$(200,769)	$656,381	$482,826		$466,939		$(324,117)		$285,838
Timothy Mattke	(47,985)	149,055	71,878		59,291		See Note	(5)	See Note	(5)
Gregory Chi	(29,433)	177,177	See Note	(5)	See Note	(5)	See Note	(5)	See Note	(5)
James Hughes	(96,255)	185,098	See Note	(5)	See Note	(5)	See Note	(5)	See Note	(5)
Jeffrey Lane	(138,269)	377,189	405,696		311,341		(227,958)		158,799
Curt Culver(6)	-	(8,635,783)	918,204		815,246		(608,358)		$673,023

See Note 13 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ending December 31, 2015 for additional information regarding the assumptions made in arriving at these amounts.

See information following the table titled "Pension Benefits at 2015 Fiscal Year-End" below for a summary of our Pension Plan and our SERP.

(4)
Amounts in this column for 2015, other than for Messrs. Hughes and Culver, consist of matching 401(k) contributions and discretionary retirement plan contributions.

Amounts in this column for 2015 for Mr. Hughes include the following: matching 401(k) contributions and discretionary retirement plan contributions — $14,600; parking subsidy; executive physical; relocation expenses in the amount of $26,767 and associated tax gross-up of $3,812 for taxable relocation amounts.

Amounts in this column for 2015 for Mr. Culver include the following: matching 401(k) contributions and discretionary retirement plan contributions — $14,600; continued group health coverage to be provided until Mr. Culver reaches age 65 — $7,050; and
MGIC Investment Corporation - 2016 Proxy Statement | 47

  compensation received for service as a director after he retired from his position as our CEO — $299,169, which is composed of fees earned or paid in cash of $208,333 and stock awards of $90,836. The amount of the stock awards represents the grant date fair value, computed in accordance with FASB ASC Topic 718, of the pro rata share of the annual share unit award granted to non-management directors in 2015 under our Deferred Compensation Plan for Non-Employee Directors, such pro rata share based on the time in the settlement period that Mr. Culver served as a non-management director. The value of each share unit is equal to the value of our Common Stock on the grant date. See "Compensation of Directors — Deferred Compensation Plan and Annual Grant of Share Units" above for more information about these grants. In recognition of Mr. Culver's long-time service as our Chairman and Chief Executive Officer, we made a contribution of $100,000 to a charity that he designated. This contribution was not solicited by Mr. Culver, was not made under any agreement with Mr. Culver and is not included in the table.

(5)
No compensation data is provided for years prior to Messrs. Mattke, Chi and Hughes becoming a "named executive officer."

(6)
Mr. Culver retired in 2015.

2015 Grants of Plan-Based Awards

The following table shows the grants of plan-based awards to our named executive officers in 2015.

						Estimated Future Payouts Under Equity Incentive Plan Awards
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
									Grant Date Fair Value of Stock and Option Awards(2) ($)
Name	Type of Award	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Patrick Sinks	Other(3)	1/26/15				0	70,000	70,000	628,600
	Performance Based(4)	1/26/15	0	1,440,000	2,400,000	0	280,000	280,000	2,514,400
Timothy Mattke	Other(3)	1/26/15				0	24,000	24,000	215,520
	Performance Based(4)	1/26/15	0	675,000	1,125,000	0	96,000	96,000	862,080
Gregory Chi	Other(3)	1/26/15				0	17,600	17,600	158,048
	Performance Based(4)	1/26/15	0	330,480	550,800	0	26,400	26,400	237,072
James Hughes	Other(3)	1/26/15				0	17,600	17,600	158,048
	Performance Based(4)	1/26/15	0	283,380	472,300	0	26,400	26,400	237,072
Jeffrey Lane	Other(3)	1/26/15				0	24,000	24,000	215,520
	Performance Based(4)	1/26/15	0	679,050	1,131,750	0	96,000	96,000	862,080

(1)
Our Non-Equity Incentive Awards are described in "Annual Bonus" in our Compensation Discussion and Analysis above.

(2)
All of the figures in this column represent the value of stock unit awards at the grant date based upon the probable outcome of the applicable performance conditions as of the grant date. The grant date fair value is based on the New York Stock Exchange closing price on the day the award was granted.

(3)
These are the CR Awards described in "2015 Other Long-Term Equity Awards – CR (Combined Ratio) Awards" in our Compensation Discussion and Analysis above.

(4)
For Equity Incentive Plan Awards, these are the BV Awards described in "2015 Other Long-Term Equity Awards – BV (Book Value) Awards" in our Compensation Discussion and Analysis above.
48 | MGIC Investment Corporation - 2016 Proxy Statement

Outstanding Equity Awards at 2015 Fiscal Year-End

The following table shows our named executive officers' equity awards outstanding on December 31, 2015.

			Equity Incentive Plan Awards

Name	Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Number of Unearned Shares, Units or Other Rights That Have Not Vested(3) (#)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2) ($)

Patrick Sinks	-	-	570,002	5,033,118
Timothy Mattke	5,868	51,814	204,283	1,803,819
Gregory Chi	17,602	155,426	61,531	543,319
James Hughes	9,600	84,768	53,563	472,961
Jeffrey Lane	-	-	240,000	2,119,200
Curt Culver(4)	-	-	350,001	3,090,509

(1)
Consists of restricted equity granted to Mr. Mattke in 2013 and to Messrs. Chi and Hughes in 2013 and 2014, prior to each of them becoming a named executive officer. The 2013 awards were granted on January 28, 2013, and the 2014 awards were granted on January 27, 2014. These awards vest in February in each of the first three years following the grant dates and are not subject to performance targets.

(2)
Based on the closing price of the Common Stock on the New York Stock Exchange at 2015 year-end, which was $8.83.

(3)
Consists of:

(a)
Performance-based restricted equity granted January 28, 2013; January 27, 2014; and January 26, 2015 (other than to Mr. Culver) that will vest in February or March in each of the first three years following the grant dates if we meet certain performance targets (with the vesting amounts, if any, dependent upon our performance).

Vesting for the awards granted in 2015 will occur based on achievement of a three-year cumulative goal for growth in adjusted book value per share. For more information, see "2015 Performance-Based Long-Term Equity Awards – BV (Book Value) Awards" in our Compensation Discussion and Analysis above. The 2015 awards are reported in the table titled "2015 Grants of Plan-Based Awards" above. Vesting for the awards granted in 2014 and 2013 will occur based on achievement of three performance goals. The 2014 awards were similar to the 2013 awards, except that the threshold, target and maximum performance levels for each goal were changed for the 2014 awards. For more information, see "2014 and 2013 Performance-Based Long-Term Equity Awards – LEM (Loss Ratio, Expense Ratio, Market Share) Awards" in our Compensation Discussion and Analysis above.

(b)
Other restricted equity granted January 28, 2013 (other than to Messrs. Mattke, Chi and Hughes), January 27, 2014 (other than to Messrs. Chi and Hughes); and January 26, 2015 (other than to Mr. Culver); in each case, one-third of the units awarded will vest in February in each of the first three years following the grant dates if we meet certain performance targets.

The awards that do not vest in a particular year because actual performance is less than target performance in that year may vest in following years. See "2015 Other Long-Term Equity Awards – CR (Combined Ratio) Awards" and "2014 and 2013 Other Long-Term Equity Awards – CR (Combined Ratio) Awards" in our Compensation Discussion and Analysis above for information about vesting of these awards.

The number of units that are included in this column is a representative number of units that would vest based on performance for the last completed year (2015), or if the payout is based on performance to occur over more than one year, the last completed fiscal years over which performance is measured.

(4)
Mr. Culver retired and was not granted restricted equity in 2015.
MGIC Investment Corporation - 2016 Proxy Statement | 49

2015 Option Exercises and Stock Vested

The following table shows the vesting of grants of plan based stock awards to our named executive officers in 2015. There were no options exercised in 2015.

	Stock Awards

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)

Patrick Sinks	208,247	1,900,102
Timothy Mattke	64,843	591,911
Gregory Chi	63,954	585,309
James Hughes	27,105	247,595
Jeffrey Lane	113,234	1,033,178
Curt Culver(2)	331,899	3,028,337

(1)
Value realized is the market value at the close of business on the vesting date. None of our named executive officers sold any shares in 2015, though some shares that vested were withheld to pay taxes due as a result of the vesting of the shares.

(2)
Mr. Culver retired in 2015.

Pension Benefits at 2015 Fiscal Year-End

The following table shows the present value of accrued pension plan benefits for our named executive officers as of December 31, 2015.

Name	Plan Name(1)	Number of Years Credited Service (#)	Present Value of Accumulated Benefit(2) ($)		Payments During Last Fiscal Year(3) ($)

Patrick Sinks	Qualified Pension Plan	37.4	2,512,094		-
	Supplemental Executive Retirement Plan	37.4	1,362,893		18,840
Timothy Mattke	Qualified Pension Plan	9.6	269,635		-
	Supplemental Executive Retirement Plan	9.6	94,812		-
Gregory Chi	Qualified Pension Plan	3.9	365,896		-
	Supplemental Executive Retirement Plan	3.9	97,098		-
James Hughes	Qualified Pension Plan	28.3	1,220,379		-
	Supplemental Executive Retirement Plan	28.3	74,304		-
Jeffrey Lane	Qualified Pension Plan	19.3	2,550,875	(4)	-
	Supplemental Executive Retirement Plan	19.3	1,347,221		18,632
Curt Culver	Qualified Pension Plan	32.4	-		2,548,365
	Supplemental Executive Retirement Plan	32.4	-		7,305,162

(1)
See below for a summary of these plans.

(2)
For all except Mr. Culver, the amount shown is the present value of the annual pension payments that the named executive officer would be entitled to receive beginning at age 62 (which is the earliest age that unreduced benefits under the Qualified Pension Plan and SERP may be received), or current age if older than 62, and continuing for his life expectancy determined at the end of 2015 and by assuming that the officer's employment with us ended on the last day of that year. See Note 13 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ending December 31, 2015 for the discount rate used to calculate the present value of benefits under these plans.

(3)
For Messrs. Sinks and Lane, the amounts shown in this column represent distribution amounts received from the MGIC SERP during the fiscal year ended December 31, 2015, to pay the employee portion of the Social Security tax attributable to benefits
50 | MGIC Investment Corporation - 2016 Proxy Statement

  earned under the plan during fiscal year 2015, as well as amounts distributed to cover the income tax thereon. For Mr. Culver, the payment amounts represent the lump-sum payments paid during 2015 due to his retirement in 2015.

(4)
Includes an annual benefit of $34,000 credited to Mr. Lane as part of his initial employment. This amount represents $427,955 of the present value of Mr. Lane's benefits.

The Pension Plan has been redesigned, effective January 1, 2014. Under the redesigned Pension Plan and SERP, employees hired after December 31, 2013 accrue retirement benefits under a cash balance formula (the "Cash Balance Component"). Employees hired prior to January 1, 2014 continue to accrue benefits under the current Pension Plan design through December 31, 2018 (the "Prior Plan Component"). Effective January 1, 2019, all participants will accrue benefits under the Cash Balance Component.

During 2015, the named executive officers continued to accrue benefits under the Prior Plan Component. Under the Pension Plan and the SERP taken together within the Prior Plan Component, each executive officer earns an annual pension credit for each year of employment equal to 2% of the officer's eligible compensation for that year. Eligible compensation is limited to salaries, wages, cash bonuses (which for this purpose also includes payments listed in the Non-Equity Incentive Compensation Plan column in the Summary Compensation Table), and the portion of cash bonuses deferred and converted to restricted equity bonuses (applicable for bonuses for 1999 through 2006 performance). At retirement, the annual pension credits are added together to determine the employee's accrued pension benefit. However, the annual pension credits for service prior to 1998 for each employee with at least five years of vested service on January 1, 1998 will generally be equal to 2% of the employee's average eligible compensation for the five years ended December 31, 1997. Eligible employees with credited service for employment prior to October 31, 1985 also receive a past service benefit, which is generally equal to the difference between the amount of pension the employee would have been entitled to receive for service prior to October 31, 1985 under the terms of a prior plan had such plan continued, and the amount the employee is actually entitled to receive under an annuity contract purchased when the prior plan was terminated. Retirement benefits vest on the basis of a graduated schedule over a seven-year period of service. Full pension benefits are payable in monthly installments or a lump-sum upon retirement at or after age 65 with at least five years of service (age 62 if the employee has completed at least seven years of service). Any supplemental executive retirement benefits are payable in a lump sum six months after service with the company ends. In addition, reduced benefits are payable beginning at any age following termination. Mr. Lane is eligible for his full retirement benefits.

If the employment of our active named executive officers terminated effective December 31, 2015, the annual amounts payable to them at age 62 (or current age if older than 62) under the Pension Plan and the SERP would have been Mr. Sinks – $210,000; Mr. Mattke – $53,660; Mr. Chi – $6,958; Mr. Hughes – $130,003; and Mr. Lane – $210,000; and the lump-sum payment for supplemental executive retirement benefits would have been: Mr. Sinks – $1,665,047; Mr. Mattke – $275,752; Mr. Chi – $26,983; Mr. Hughes – $115,677; and Mr. Lane – $1,447,678. As of December 31, 2015, Mr. Lane was eligible to receive this level of benefit because he was over the age of 62 and had more than seven years' tenure. As of December 31, 2015, Messrs. Sinks, Mattke, Chi and Hughes were each eligible to receive reduced benefits under these plans upon termination of employment. If their employment had been terminated effective December 31, 2015, the annual amounts payable under these plans had each one elected to begin receiving annual payments immediately would have been: Mr. Sinks – $173,250; Mr. Mattke – $6,156; Mr. Chi – $3,305; and Mr. Hughes – $46,428; and the lump-sum payment for supplemental executive retirement benefits would have been: Mr. Sinks – $1,459,247; Mr. Mattke – $66,887; Mr. Chi – $15,920; and Mr. Hughes – $59,917. Mr. Chi's benefits reflect that he was 20% vested in his pension benefits as of December 31, 2015. The discount rate and post-retirement mortality assumptions used to calculate the lump-sum payments differ from the factors used in our financial statements.

MGIC Investment Corporation - 2016 Proxy Statement | 51

Potential Payments Upon Termination or Change-in-Control

The following table summarizes the estimated value of payments to each of the named executive officers assuming the triggering event or events indicated occurred on December 31, 2015.

Name	Termination Scenario	Total ($)	Cash Payment(1) ($)	Value of Restricted Equity and Stock Options that will Vest on an Accelerated Basis(2) ($)	Value of Restricted Equity and Stock Options Eligible for Continued Vesting(2) ($)	Value of Other Benefits(3) ($)

Patrick Sinks	Change in control with qualifying termination	10,670,749	5,294,445	5,204,066	-	172,238
	Change in control without qualifying termination	2,113,566	-	2,113,566	-	-
	Death	5,204,066	-	5,204,066	-	-

Timothy Mattke	Change in control with qualifying termination	4,743,883	2,742,668	1,857,329	-	143,886
	Change in control without qualifying termination	797,729	-	797,729	-	-
	Death	1,857,329	-	1,857,329	-	-

Gregory Chi	Change in control with qualifying termination	2,009,368	1,204,367	698,744	-	106,257
	Change in control without qualifying termination	310,224	-	310,224	-	-
	Death	698,744	-	698,744	-	-

Jay Hughes	Change in control with qualifying termination	1,521,882	845,492	557,729	-	118,661
	Change in control without qualifying termination	169,209	-	169,209	-	-
	Death	557,729	-	557,729	-	-

Jeffrey Lane	Change in control with qualifying termination	5,268,285	2,901,878	2,212,445	-	153,962
	Change in control without qualifying termination	1,152,845	-	1,152,845	-	-
	Retirement	1,152,845	-	-	1,152,845	-
	Death	2,212,445	-	2,212,445	-	-

(1)
As described further in "Change in Control Agreements" below, each of our current named executive officers is a party to a Key Executive Employment and Severance Agreement ("KEESA") that may provide for payments after a change in control. A qualifying termination is a termination within three years after the change in control by the Company other than for cause, death or disability or by the executive for good reason. Amounts are payable in one or two lump sums, depending on limits on amounts that may be paid within six months under applicable tax rules and regulations. The first lump sum is payable within 10 business days after the termination date and the second lump sum, if required by applicable tax rules and regulations, is payable six months thereafter.

For KEESA participants who have reached age 62 or whose KEESAs are dated after October 22, 2014, cash payments under the KEESAs were capped by reducing such payments to an amount that will not trigger payment of federal excise taxes on such payment. For KEESA participants who are younger than age 62 and or whose KEESAs are dated on or before October 22, 2014, cash payments under the KEESAs are similarly reduced only if the resulting after-tax value to the participant of the total payments

52 | MGIC Investment Corporation - 2016 Proxy Statement

  upon a change in control was greater than the after-tax value to the participant if the cash payments were not so reduced with the participant responsible for the excise taxes. The reductions were as follows: Mr. Chi — $290,934; Mr. Hughes — $438,001; and Mr. Lane — $1,510,921. No reduction has been made for Mr. Sinks or Mr. Mattke.

(2)
The value attributed to restricted stock that accelerates or is eligible for continued vesting is calculated using the closing price on the New York Stock Exchange on December 31, 2015 (which is a higher valuation than that specified by IRS regulations for tax purposes). The accelerated vesting occurs as a result of the terms of the restricted stock award, not under the KEESA.

(3)
In connection with a change in control, other benefits include three years of health and welfare benefits, outplacement costs, and an allowance for tax, legal and accounting fees.

Change in Control Agreements and Severance Pay

Key Executive Employment and Severance Agreement: Each of our named executive officers is a party to a Key Executive Employment and Severance Agreement with us (a "KEESA"). If a change in control occurs and the executive's employment is terminated within three years after the change in control (this period is referred to as the employment period), other than for cause, death or disability, or if the executive terminates his employment for good reason, the executive is entitled to receive a termination payment of twice the sum of his annual base salary, his maximum bonus award and an amount for pension accruals and profit sharing and matching contributions to our tax-qualified defined contribution plan, subject to reduction as described below. This termination payment is payable in one or two lump sums, depending on limits on amounts that may be paid within six months under applicable tax rules and regulations. The first lump sum is payable within 10 business days after the termination date and the second lump sum, if required by applicable tax rules and regulations, is payable six months thereafter.

If the employment termination occurs during the employment period but more than three months after the change in control, the termination payment is reduced by an amount corresponding to the portion of the employment period that has elapsed since the date of the change in control. The KEESAs require that, for a period of twelve months after a termination for which a payment is required, the executive not compete with us unless approved in advance in writing by our Board of Directors. The KEESAs also impose confidentiality obligations on our executives.

Under the KEESAs, a change in control generally would occur upon the acquisition by certain unrelated persons of 50% or more of our Common Stock; an exogenous change in the majority of our Board of Directors; certain mergers, consolidations or share exchanges or related share issuances; or our sale or disposition of all or substantially all of our assets. We would have "cause" to terminate an executive under a KEESA if the executive were intentionally to engage in certain bad faith conduct causing demonstrable and serious financial injury to us; to be convicted of certain felonies; or to willfully, unreasonably and continuously refuse to perform his or her existing duties or responsibilities. An executive would have "good reason" under his or her KEESA if we were to breach the terms of the KEESA or make certain changes to the executive's position or working conditions.

While the executive is employed during the employment period, the executive is entitled to a base salary no less than the base salary in effect prior to the change in control and to a bonus opportunity of no less than 75% of the maximum bonus opportunity in effect prior to the change in control. The executive is also entitled to participate in medical and other specified benefit plans. Such benefits include life insurance benefits made available to salaried employees generally and other benefits provided to executives of comparable rank, including stock awards, supplemental retirement benefits and periodic physicals. The value of these benefits cannot be less than 75% of the value of comparable benefits prior to the change in control, except that if the new parent company does not provide stock-based compensation to executives of its U.S. companies of comparable rank, this type of benefit need not be provided and the 75% minimum for other benefits is raised to 100%. If the executive experiences a qualified termination, he is entitled to continued life and health insurance for the remainder of the employment period or, if earlier, the time he obtains similar coverage from a new employer, outplacement services and up to a total of $10,000 to cover tax preparation, legal and accounting services relating to the KEESA termination payment.

Our KEESAs were modified in 2014 to remove the gross-up by the Company for excise tax payments resulting from payments upon a change in control. The form of KEESA is filed as an exhibit to our Form 10-K for the year ended December 31, 2014. The foregoing description is only a summary and is qualified by the actual terms of the KEESA.

MGIC Investment Corporation - 2016 Proxy Statement | 53

Post-Termination Vesting of Certain Restricted Equity Awards: In general, our restricted equity awards are forfeited upon a termination of employment, other than as a result of the award recipient's death (in which case the entire award vests). In general, if employment termination occurs after age 62 for a recipient who has been employed by us for at least seven years, awards granted at least one year prior to the date of the employment termination will continue to vest if the recipient enters into a non-competition agreement with us. One of our current NEOs is 62 or older. Our equity awards granted before 2015 provided for accelerated vesting upon a change in control.

Severance Pay: Although we do not have a written severance policy for terminations of employment unrelated to a change in control, we have historically negotiated severance arrangements with officers whose employment we terminate without cause. The amount that we have paid has varied based upon the officer's tenure and position.

OTHER MATTERS

Related Person Transactions

Among other things, our Code of Business Conduct prohibits us from entering into transactions in which our "Senior Financial Officers," executive officers or their respective immediate family members have a material personal financial interest (either directly or through a company with which the officer has a relationship) unless all of the following conditions are satisfied:

•
the terms of the contract or transaction are fair and equitable, at arm's length and are not detrimental to our interests;

•
the existence and nature of the interests of the officer are fully disclosed to and approved by the Audit Committee; and

•
the interested officer has not participated on our behalf in the consideration, negotiation or approval of the contract or transaction.

The Code defines a material interest as one in which our officer is a director or officer of the counterparty to the transaction, or our officer or a member of our officer's immediate family has a financial interest in such counterparty that has a value of at least 10% of the value of such counterparty. Our Audit Committee does not consider payments and benefits arising in the ordinary course of employment with us, or through services as a director, to be "transactions" subject to its approval.

In addition, the Code requires Audit Committee approval of all transactions with any director or a member of the director's immediate family, other than transactions involving the provision of goods or services in the ordinary course of business of both parties. The Code contemplates that our non-management directors will disclose all transactions between us and parties related to the director, even if they are in the ordinary course of business.

We have used the law firm of Foley & Lardner LLP as our principal outside legal counsel since the founding of our predecessor company in 1957. Our General Counsel was formerly a partner of that law firm and his wife is currently a partner in that law firm. In 2015, Foley & Lardner was paid $506,671 by us and our consolidated subsidiaries for legal services and in the first two months of 2016, it was paid an additional $55,705. Our Audit Committee has been advised by our General Counsel that his wife does not have a material interest in Foley & Lardner.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors to file reports of their beneficial ownership of our stock and changes in stock ownership with the SEC. Based in part on statements by the directors and executive officers, we believe that all Section 16(a) forms were timely filed by our directors and executive officers in 2015.

54 | MGIC Investment Corporation - 2016 Proxy Statement

ITEM 3 — APPROVAL OF OUR AMENDED AND RESTATED RIGHTS AGREEMENT

At the Annual Meeting, we will ask our shareholders to approve the Amended and Restated Rights Agreement by and between the Company and Wells Fargo Bank, National Association, dated July 23, 2015 (the "Rights Agreement"). The Rights Agreement is attached to this Proxy Statement as Appendix A. If our shareholders do not approve the Rights Agreement at the Annual Meeting, our Board of Directors intends to redeem the Rights or otherwise render them ineffective promptly after the certification of the vote.

The Company has had a shareholder rights agreement in place since 1999. Prior to the Board of Directors' approval of the Rights Agreement on July 23, 2015, the Company had in place a rights agreement dated July 25, 2012, as amended through March 11, 2013 (the "2012 Rights Agreement"). The 2012 Rights Agreement was approved by shareholders in 2013. The 2012 Rights Agreement was scheduled to expire by its terms on August 1, 2015. On July 23, 2015, the Board of Directors approved amendments to the 2012 Rights Agreement by approving the Rights Agreement.

Our Board of Directors adopted the Rights Agreement in an effort to continue to protect shareholder value by preserving the Company's net operating losses ("NOLs") from limitation or loss and by deterring certain abusive takeover practices.

Protection of Valuable NOL Carryforward Assets

From 2007 through 2013, we experienced operating losses for tax purposes. We have used a portion of these NOLs to offset taxable income in each of 2014 and 2015; however, we have a substantial amount of NOLs remaining. The amount of NOLs remaining at the end of the 2015 year, after taking into account all currently available carrybacks of NOLs into prior years, is approximately $1.9 billion. We can use these NOLs in certain circumstances to offset any current and future taxable income and, thus, reduce our federal income tax liability. Applicable tax law subjects our ability to take advantage of these NOLs to certain requirements and restrictions. To the extent that the NOLs are not otherwise limited, we believe that we will be able to carry forward a significant amount of NOLs and that these NOLs could be a substantial asset to us.

The benefit of the NOLs to the Company will be substantially limited, and the timing of the usage of the NOLs could be substantially delayed, if we were to experience an "ownership change" as defined in Section 382 of the Internal Revenue Code ("Section 382"). If an "ownership change" were to occur, the amount of the Company's income in a subsequent year that could be offset by carryforwards of NOLs that arose before the "ownership change," or by losses that are recognized after the ownership change but that were economically accrued prior to the "ownership change," would be subject to limitation. In general, the annual limit is obtained by multiplying (i) the aggregate value of our outstanding equity immediately prior to the "ownership change" (reduced by certain capital contributions made during the immediately preceding two years and certain other items) by (ii) the federal long-term tax-exempt interest rate applicable to the month of the "ownership change." In applying this annual limit, numerous special rules and limitations apply. If we were to experience an "ownership change" at our current stock price levels, we believe we would be subject to an annual NOL limitation that could result in a material amount of NOLs expiring unused and that could result in a significant impairment to any NOL assets the Company may have at that time.

Although any NOL carryforwards that are not used in a given taxable year as a result of a Section 382 limitation would remain available to offset income in future years (again, subject to the Section 382 limitation) until the NOL carryforwards expire, any "ownership change" could significantly defer the utilization of the NOL carryforwards and cause some of the NOL carryforwards to expire unused, and could accelerate payment of federal income tax. Because the aggregate value of our outstanding stock and the federal long-term tax-exempt interest rate fluctuate, it is impossible to predict with any accuracy the annual limitation upon the amount of our taxable income that could be offset by such NOL carryforwards were an "ownership change" to occur during the term of the Rights Agreement, but we believe such limitation would be material.

MGIC Investment Corporation - 2016 Proxy Statement | 55

Section 382 Ownership Calculations

To determine whether an "ownership change" has occurred, the Company must compare the percentage of stock owned by each 5-percent shareholder immediately after any change in the ownership of its stock that affects the percentage owned by a 5-percent shareholder (an "owner shift") to the lowest percentage of stock owned by each such 5-percent shareholder at any time during the testing period (which is generally a three-year rolling period ending on the day of the potential ownership change). The amount of the increase in the percentage of Company stock owned by each 5-percent shareholder whose stock ownership percentage has increased is added, and an ownership change occurs if the aggregate increase in percentage ownership by all such 5-percent shareholders exceeds 50 percent.

For example, if a single investor acquired 50.1 percent of our stock in a three-year period, an "ownership change" would occur. Similarly, if ten persons, none of whom previously owned our stock, each acquired slightly over 5 percent of our stock within a three-year period (so that such persons owned, in the aggregate, more than 50 percent), an "ownership change" would occur.

In determining whether an "ownership change" has occurred, the rules of Section 382 are very complex, and a complete discussion of them is beyond the scope of this summary discussion. Some of the factors that must be considered in making a Section 382 "ownership change" calculation include the following:

•
All holders who each own, directly or indirectly, less than 5 percent of a company's common stock are generally (but not always) treated as a single 5-percent shareholder. Transactions in the public markets among shareholders who are not 5-percent shareholders are generally (but not always) ignored in the calculation of the owner shift.

•
There are several other rules regarding the aggregation and segregation of shareholders who otherwise do not qualify as 5-percent shareholders, including a rule that treats a person who owns, directly or indirectly, less than 5 percent of our stock as a 5-percent shareholder under certain circumstances, and a rule that treats persons acting in concert in certain ways as a single shareholder.

•
Acquisitions by a person that cause that person to become a 5-percent shareholder generally result in a 5 percentage (or more) point change in ownership, regardless of the size of the final purchase that caused the 5 percent threshold to be exceeded.

•
Certain constructive ownership rules, which generally attribute ownership of stock owned by estates, trusts, corporations, partnerships or other entities to the ultimate indirect individual owner of the stock, or to related individuals, are applied in determining the level of stock ownership of a particular shareholder. Special rules can result in the treatment of options (including warrants) or other similar interests as having been exercised if such treatment would result in an ownership change.

•
The redemption or buyback of shares by an issuer will increase the ownership of any 5-percent shareholders (including groups of shareholders who are not themselves 5-percent shareholders) and can contribute to an "ownership change." In addition, it is possible that a redemption or buyback of shares could cause a holder of less than 5 percent to become a 5-percent shareholder, resulting in a 5 percentage (or more) point change in ownership.

Currently, we do not believe that we have experienced an "ownership change," but calculating whether an "ownership change" has occurred is subject to inherent uncertainty. This uncertainty results from the complexity and ambiguity of the Section 382 provisions, as well as limitations on the knowledge that any publicly traded company can have about the ownership of, and transactions in, its securities.

56 | MGIC Investment Corporation - 2016 Proxy Statement

Protection Against Abusive Takeover Practices

In addition to protecting our NOLs, the Rights Agreement is intended to defend against abusive or otherwise undesirable takeover tactics, such as:

•
acquiring stock for the purpose of forcing a sale of the Company at a price that is more than the average cost of the investor's position, but less than a fair price to shareholders;

•
taking control through open-market purchases without giving the shareholders a control premium for their shares or the protections of the federal tender offer rules;

•
attempting to acquire the Company at a time when the Company's common stock is undervalued and at a price that is less than the stock's intrinsic value; and

•
attempting, through a partial tender offer, to acquire a majority interest in the Company and then forcing the remaining public shareholders to accept cash and/or securities of lesser value.

The Rights Agreement discourages such attempts by making an acquisition of the Company that is not approved by our Board of Directors prohibitively expensive for the acquiror by significantly diluting the acquiror's stock interest in the Company and, in some circumstances, significantly increasing the Company's market capitalization.

Reasons the Board of Directors Recommends Approval

The Board of Directors believes that the Rights Agreement is in the best interests of the Company's shareholders because it:

•
Diminishes the risk that the Company's ability to use its NOLs to reduce potential future federal income tax obligations may become substantially limited if the Company were to experience an "ownership change," with the result that its utilization of loss carryforwards could be deferred, its payment of federal income tax could be accelerated and some of the NOLs may expire unused.

•
Encourages anyone seeking to acquire control of the Company to negotiate in good faith with the Board and gives the Board significant negotiating power on behalf of the shareholders. This should enable the Board to negotiate a fair premium for shareholders that is consistent with the intrinsic value of the Company and to block any transaction by an acquiror who is unwilling to pay a fair price.

•
Does not prevent the making of unsolicited offers or the acquisition of the Company at a full and fair price since the existence of the Rights Agreement does not eliminate the Board's responsibility to consider acquisition proposals in a manner consistent with the directors' fiduciary duties to shareholders.

Description of Rights Agreement

On July 22, 1999, pursuant to a previous rights agreement, the Board declared a dividend of one common share purchase right (a "Right") for each outstanding share of common stock, $1.00 par value (the "Common Shares"), of the Company. The dividend was payable on August 9, 1999 to the shareholders of record on that date (the "Record Date"). On July 7, 2009, our Board amended the previous rights agreement and adopted an amended and restated rights agreement (the "2009 Rights Agreement") in an effort to protect shareholder value by attempting to diminish the risk that the Company's ability to use its NOLs to reduce potential future federal income tax obligations may become substantially limited and by deterring certain abusive takeover practices. The 2009 Rights Agreement was subsequently amended, including by the adoption of the 2012 Rights Agreement. The material amendments made to the 2012 Rights

MGIC Investment Corporation - 2016 Proxy Statement | 57

Agreement by the Rights Agreement extended the expiration date until August 1, 2018 from August 1, 2015, and increased the exercise price from $14 to $45.

The Rights.    The Rights will initially trade with, and will be inseparable from, the Common Shares. The Rights are evidenced only by certificates that represent Common Shares (or by notations in book entry accounts). New Rights will accompany any new Common Shares we issue until the Distribution Date described below or until the Rights are redeemed or the Rights Agreement expires.

Exercise Price.    Each Right will allow its holder to purchase from our Company one-tenth of one Common Share for $45.00 per full Common Share (equivalent to $4.50 for each one-tenth of a Common Share), once the Rights become exercisable. Prior to exercise, the Right does not give its holder any dividend, voting, or liquidation rights.

Exercisability.    The Rights will not be exercisable until the earlier of (1) 10 days after the public announcement, or the Board concluding, that a person or group has become an "Acquiring Person" by obtaining beneficial ownership of 5.0% or more of our outstanding Common Shares, subject to certain exceptions, or (2) 10 business days (or such later date as the Board shall determine) following the commencement of a tender offer or exchange offer that would result in a person or group becoming an "Acquiring Person."

An "Acquiring Person" will not include:

  i.
  the Company, its subsidiaries and certain benefit plans of the Company and its subsidiaries;

  ii.
  any of certain "grandfathered" persons ("Grandfathered Persons") that would have otherwise been Acquiring Persons as of the close of business on July 7, 2009;

  iii.
  an "Exempt Person," which is any person who delivers to the Company a letter that, as determined by the Company in its sole discretion, is substantially in the form as specified in the Rights Agreement or is an affiliate or associate of another person who delivers such a letter to the Company and whose beneficial ownership of 5.0% or more of the outstanding Common Shares would not, as determined either (1) prior to the person becoming the beneficial owner of 5.0% or more of the Common Shares or (2) if the Company determines that such Person (by itself or together with its affiliates and associates) had inadvertently become a beneficial owner of 5.0% or more of the Common Shares, then after the time such person becomes the beneficial owner of 5.0% or more of the Common Shares), by the Company in its sole discretion, jeopardize or endanger the availability to the Company of the net operating loss carryovers, other tax carryovers and tax benefits of the Company and its subsidiaries within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended (the "Tax Benefits"); provided that such person shall not qualify for this exception unless and until it, or its affiliate or associate who delivers the aforementioned letter, has received written notice of such determination by the Company; provided, further, that such person will lose this exemption from being an Acquiring Person from such time (if any) as (A) in respect of the aforementioned letter that such person, or its affiliate or associate, delivered, a representation or warranty of such person, or its affiliate or associate, in such letter was not true and correct when made, a representation or warranty of such person, or its affiliate or associate, in such letter that was to remain true and correct after the date of the letter as contemplated therein ceases to remain true and correct or such person, or its affiliate or associate, ceases to comply with a covenant contained in such letter or (B) such person becomes the beneficial owner of 10.0% or more of the Common Shares then outstanding;

  iv.
  any person who or which the Company determines, in its sole discretion, has inadvertently become a beneficial owner of 5.0% or more of the Common Shares then outstanding (or has inadvertently failed to continue to qualify as a Grandfathered Person or Exempt Person), provided such person promptly enters into, and delivers to the Company, an irrevocable commitment to divest or cause its affiliates and associates to divest promptly (A) if the Person delivers the required representation letter and requests a determination that it is an Exempt Person, then the time, if any, upon which the Company informs the
58 | MGIC Investment Corporation - 2016 Proxy Statement

    Person of its adverse determination with respect to such a request (with no divestiture being required if the Person is determined to be an Exempt Person), or (B) if the Person does not both deliver the required representation letter and request a determination that it is an Exempt Person, then the time of such commitment, and thereafter such person or its affiliates and associates promptly divest to the extent and promptly after the time specified by clause (A) or (B) above (without exercising or retaining any power, including voting, with respect to such Common Stock), sufficient Common Shares so that the percentage stock ownership of such person and its affiliates and associates is less than 5.0% (or, in the case of any person who or which has inadvertently failed to continue to qualify as a Grandfathered Person or an Exempt Person, the Common Shares that caused such person to so fail to qualify as a Grandfathered Person or an Exempt Person, as the case may be); and

  v.
  any person who becomes a beneficial owner of 5.0% or more of the Common Shares then outstanding (or has failed to continue to qualify as a Grandfathered Person or an Exempt Person) as a result of one or more transactions that the Board determines, in its sole discretion and on such terms and conditions as the Board may in its sole discretion prescribe, should have the consequences of exempting such person from becoming an Acquiring Person (an "Exempt Transaction Determination"); provided, however, that such a person will become an Acquiring Person at such time as the person no longer satisfies the terms or conditions, if any, that the Board prescribed in its Exempt Transaction Determination (unless the person no longer beneficially owns 5.0% or more of the Common Shares then outstanding or qualifies for another exception).

We refer to the date when the Rights become exercisable as the "Distribution Date." Until that date, the certificates (or book entries) for the Common Shares will also evidence the Rights, and any transfer of Common Shares will constitute a transfer of Rights. After that date, the Rights will separate from the Common Shares and be evidenced by book entry credits or by Rights certificates that we will mail to all eligible holders of Common Shares. Any Rights held by an Acquiring Person are void and may not be exercised.

Flip In.    If a person or group becomes an Acquiring Person, all holders of Rights except the Acquiring Person may, for $45.00, purchase Common Shares with a market value of $90.00, based on the market price of the Common Shares prior to such acquisition.

Expiration.    Subject to extension as provided under the Rights Agreement, the Rights will expire on the earliest to occur of (i) August 1, 2018 (the "Final Expiration Date"); (ii) the time at which the Rights are redeemed as provided in the Rights Agreement; (iii) the time at which the Rights are exchanged as provided in the Rights Agreement; (iv) the repeal of Section 382 if the Board determines that the Rights Agreement is no longer necessary for the preservation of the Tax Benefits that would have been affected by such section; and (v) the beginning of a taxable year of the Company to which the Board determines that no Tax Benefits may be carried forward.

Redemption.    Our Board may redeem the Rights for $0.001 per Right at any time before any person or group becomes an Acquiring Person. If our Board redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $0.001 per Right. The redemption price will be adjusted if we have a stock split or stock dividends of our Common Shares.

Exchange.    After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of our outstanding Common Shares, our Board may extinguish the Rights by exchanging one Common Share or an equivalent security for each Right, other than Rights held by the Acquiring Person.

Fractional Shares.    No fractional Common Shares will be issued in connection with the exercise or exchange of Rights. In lieu of issuing fractional Common Shares equal to one-half of a Common Share or less upon the exercise of Rights, the Company will pay cash with an equivalent value based on the market price of the Common Shares on the last trading day prior to the date of exercise. No Rights may be exercised that would entitle the holder thereof to any fractional Common Share greater than one-half of a Common Share unless concurrently therewith such holder purchases an additional fraction of a Common Share which when added to the number of Common Shares to be

MGIC Investment Corporation - 2016 Proxy Statement | 59

received upon such exercise, equals an integral number of Common Shares. In lieu of issuing fractional Common Shares upon the exchange of Rights, the Company will pay cash with an equivalent value based on the market price of the Common Shares on the last trading day prior to the date of exchange.

Anti-Dilution Provisions.    The Purchase Price payable, and the number of Common Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Shares, (ii) upon the grant to holders of the Common Shares of certain rights or warrants to subscribe for or purchase Common Shares at a price, or securities convertible into Common Shares with a conversion price, less than the then current market price of the Common Shares or (iii) upon the distribution to holders of the Common Shares of evidences of indebtedness or assets (excluding regular quarterly cash dividends or dividends payable in Common Shares) or of subscription rights or warrants (other than those referred to above).

Amendments.    Other than amendments that would change the Redemption Price or move to an earlier date the Final Expiration Date, the terms of the Rights may be amended by the Board without the consent of the holders of the Rights, except that from and after the Distribution Date no such amendment may adversely affect the interests of the holders of the Rights.

The foregoing summary description of the Rights Agreement and the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is attached as Appendix A.

Certain Considerations Relating to the Rights Agreement

You should read and consider the factors below when deciding whether to vote for the approval of the Rights Agreement.

Future Use and Amount of the NOL carryforwards is Uncertain.    Our use of our NOL carryforwards depends on our ability to generate taxable income in the future. Although we have earned taxable income in each of 2014 and 2015, we cannot assure you that we will have taxable income in any applicable period or, if we do, whether such income or the NOL carryforwards at such time will exceed any potential Section 382 limitation.

Potential Challenge to the NOL Carryforwards.    We have been audited by the Internal Revenue Service ("IRS") for 2009 through 2012. The amount of our NOL carryforward arising after 2012 has not been audited or otherwise validated by the IRS. The IRS could challenge the amount of the NOLs, which could result in an increase in our liability in the future for income taxes. In addition, determining whether an "ownership change" has occurred is subject to uncertainty, as discussed above under "Section 382 Ownership Calculations." Therefore, we cannot assure you that the IRS or other taxing authority will not claim that we experienced an "ownership change" and attempt to reduce the benefit of the NOL carryforwards even if the Rights Agreement is in place.

Continued Risk of Ownership Change.    Although the Rights Agreement is intended to diminish the likelihood of an "ownership change," we cannot assure you that it will be effective. The amount by which our ownership may change in the future could, for example, be affected by purchases and sales of stock by 5-percent shareholders and the conversion of our outstanding convertible subordinated debentures and convertible notes, over which we have no control, and new issuances of stock by us, should we choose to do so.

Potential Effects on Shareholder Liquidity.    The Rights Agreement is intended to deter persons or groups of persons from acquiring beneficial ownership of shares of our stock in excess of the specified limitations. A shareholder's ability to dispose of our stock may be limited if the Rights Agreement reduces the number of persons willing to acquire our stock or the amount they are willing to acquire.

60 | MGIC Investment Corporation - 2016 Proxy Statement

Potential Impact on Value.    The Rights Agreement could negatively impact the value of our stock by deterring persons or groups of persons from acquiring shares of our stock, including in acquisitions for which some shareholders might receive a premium above market value.

Anti-Takeover Effect.    The Rights Agreement has an "anti-takeover effect" because it will deter a person or group of persons from acquiring beneficial ownership of 5% or more of our stock or, in the case of persons that already own 5% or more of our stock, from acquiring any additional shares of our stock, unless such person or group becomes an Exempt Person, in which case the beneficial ownership deterrence threshold will be 10%. The Rights Agreement could discourage or prevent a merger, tender offer, proxy contest or accumulations of substantial blocks of shares.

Shareholder Vote Required

The Amended and Restated Rights Agreement will be approved by the affirmative vote of a majority of the votes cast on this matter. Abstentions and broker non-votes will not be counted as "votes cast."

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDED
AND RESTATED RIGHTS AGREEMENT. SIGNED PROXY CARDS AND VOTING INSTRUCTION
FORMS WILL BE VOTED FOR APPROVAL UNLESS A SHAREHOLDER GIVES OTHER
INSTRUCTIONS ON THE PROXY CARD OR VOTING INSTRUCTION FORM.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the oversight by the Board of Directors of the integrity of MGIC Investment Corporation's financial statements, the effectiveness of its system of internal controls, the qualifications, independence and performance of its independent accountants, the performance of its internal audit function, and its compliance with legal and regulatory requirements.

The Audit Committee reviewed and discussed with management and PricewaterhouseCoopers LLP ("PwC"), MGIC Investment Corporation's independent registered public accounting firm, its audited financial statements for the year ended December 31, 2015. The Audit Committee discussed with PwC the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board ("PCAOB"). The Audit Committee also received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding auditor-audit committee communications about independence and discussed with PwC their independence from MGIC Investment Corporation and its management.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that MGIC Investment Corporation's audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2015, which has been filed with the SEC. These are the same financial statements that appear in MGIC Investment Corporation's Annual Report to Shareholders.

  Members of the Audit Committee:
  Michael E. Lehman, Chairman
  Daniel A. Arrigoni
  Timothy A. Holt
  Gary A. Poliner

MGIC Investment Corporation - 2016 Proxy Statement | 61

ITEM 4 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has reappointed the accounting firm of PricewaterhouseCoopers LLP ("PwC") as our independent registered public accounting firm for the year ending December 31, 2015. As a matter of good corporate governance, the Board is seeking shareholder ratification of the appointment even though ratification is not legally required. If shareholders do not ratify this appointment, the Audit Committee will take this into consideration in its future selection of an independent registered public accounting firm. A representative of PwC is expected to attend the Annual Meeting and will be given an opportunity to make a statement and respond to appropriate questions.

In PwC's engagement letter, we expect that we and PwC will agree not to demand a trial by jury in any action, proceeding or counterclaim arising out of or relating to PwC's services and fees for the engagement. We also expect that we will agree that we will not, directly or indirectly, agree to assign or transfer any rights, obligations, claims or proceeds from claims against PwC arising under the engagement letter to anyone. We further expect that the engagement letter will not contain a requirement that we arbitrate any disputes with PwC nor any limitation on our right to damages from PwC.

Audit and Other Fees

For the years ended December 31, 2015 and 2014, PwC billed us fees for services of the following types:

	2015	2014

Audit Fees	2,206,264	$2,200,000
Audit-Related Fees	35,500	9,505
Tax Fees	37,000	33,839
All Other Fees	2,970	3,010

Total Fees	2,281,734	$2,246,354

Audit Fees include PwC's review of our quarterly financial statements and audit of our year-end financial statements and internal controls over financial reporting. Audit-Related Fees for 2015 represent fees related to Puerto Rico tax filing assistance and for 2014 represent fees related to an external peer review of the actuarial calculations done with respect to our Australian operations. Tax Fees include a review of our tax returns. All Other Fees are subscription fees for an online library of financial reporting and assurance literature.

The rules of the SEC regarding auditor independence provide that independence may be impaired if the auditor performs services without the pre-approval of the Audit Committee. The Committee's policy regarding pre-approval of audit and allowable non-audit services to be provided by the independent auditor includes a list of services that are pre-approved as they become necessary and the Committee's approving of a schedule of other services expected to be performed during the ensuing year prior to the start of the annual audit engagement. If we desire the auditor to provide a service that is not in either category, the service may be presented for pre-approval by the Committee at its next meeting or may be pre-approved by the Chairperson (or another Committee member designated by the Chairperson). The Committee member approving the service will be given detail regarding the service equivalent to the detail that would be given to the Committee, and the Committee will be notified of the approved service at its next regularly scheduled meeting. We periodically provide the Committee with information about fees paid for services that have been approved and pre-approved. The Audit Committee pre-approved all of the services that PwC provided in 2015.

62 | MGIC Investment Corporation - 2016 Proxy Statement

Shareholder Vote Required

The affirmative vote of a majority of the votes cast on this matter is required for the ratification of the appointment of PwC as our independent registered public accounting firm. Abstentions and broker non-votes, if any, will not be counted as votes cast.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
RATIFICATION OF THE APPOINTMENT OF PWC AS OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM. PROXY CARDS AND VOTING INSTRUCTION FORMS WILL
BE VOTED FOR RATIFICATION UNLESS A SHAREHOLDER GIVES OTHER INSTRUCTIONS
ON THE PROXY CARD OR VOTING INSTRUCTION FORM.

HOUSEHOLDING

The broker, bank or other nominee for any shareholder who holds shares in "street name" and is not a shareholder of record may deliver only one copy of this Proxy Statement and the Annual Report to Shareholders to multiple shareholders who share the same address, unless that broker, bank or other nominee has received contrary instructions from one or more of the shareholders. We will deliver promptly, upon written or oral request, a separate copy of this Proxy Statement and the Annual Report to Shareholders to a shareholder at a shared address to which a single copy of the document was delivered. A shareholder who wishes to receive a separate copy of the Proxy Statement and Annual Report to Shareholders, now or in the future, should submit a request to MGIC by telephone at (414) 347-6480 or by submitting a written request to Investor Relations, MGIC Investment Corporation, P.O. Box 488, MGIC Plaza, Milwaukee, WI 53201. Beneficial owners sharing an address who are receiving multiple copies of the Proxy Statement and Annual Report to Shareholders and wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy be mailed to all shareholders at the shared address in the future.

MGIC Investment Corporation - 2016 Proxy Statement | 63

APPENDIX A

MGIC INVESTMENT CORPORATION

and

WELLS FARGO BANK, NATIONAL ASSOCIATION

Rights Agent

AMENDED AND RESTATED RIGHTS AGREEMENT

Dated as of July 23, 2015

Appendix A-i

Section 27. Supplements and Amendments	24
Section 28. Successors	24
Section 29. Benefits of this Agreement	24
Section 30. Severability	24
Section 31. Governing Law	24
Section 32. Counterparts	24
Section 33. Descriptive Headings; Interpretation	24
Section 34. Determinations and Actions by the Board and the Company	25
Section 35. Book-Entry	25
Section 36. Amendment and Restatement	25
Exhibit A - Form of Right Certificate
Exhibit B - Summary of Rights to Purchase Common Shares
Appendix A-ii

AMENDED AND RESTATED RIGHTS AGREEMENT

                           THIS AMENDED AND RESTATED RIGHTS AGREEMENT ("Agreement"), is dated as of July23, 2015, between MGIC INVESTMENT CORPORATION, a Wisconsin corporation (the "Company"), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (the "Rights Agent").

                           WHEREAS, the Board of Directors of the Company authorized a Rights Agreement, dated as of July 22, 1999 (the "Original Rights Agreement"), declared a dividend of one common share purchase right (a "Right") for each Common Share (as hereinafter defined) outstanding upon the close of business on August 9, 1999 (the "Record Date") payable on such date, and authorized the issuance of one Right for each Common Share issued between the Record Date and the earliest of certain dates specified in the Original Rights Agreement, each Right, as of March 4, 2013, representing the right to purchase one-tenth of one Common Share, upon the terms and subject to the conditions set forth in the Original Rights Agreement; and

                           WHEREAS, the Company and the Rights Agent amended and restated the Original Rights Agreement by entering into an Amended and Restated Rights Agreement dated as of July 7, 2009 (as subsequently amended, the "2009 Rights Agreement"); and

                           WHEREAS, the Company and the Rights Agent amended and restated the 2009 Rights Agreement by entering into an Amended and Restated Rights Agreement dated as of July 25, 2012 (as subsequently amended, the "2012 Rights Agreement"); and

                           WHEREAS, if the Company experiences an "ownership change," as defined in Section 382 of the Internal Revenue Code of 1986, as amended (the "Code"), then its ability to use its Tax Benefits (as hereinafter defined) for U.S. federal income tax purposes could be substantially limited; and

                           WHEREAS, the Company views its Tax Benefits as valuable assets of the Company, which are likely to inure to the benefit of the Company and its shareholders, and the Company believes that is in the best interest of the Company and its shareholders that the Company provide for the protection of the Company's Tax Benefits on the terms and conditions set forth herein.

                           NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the Company and the Rights Agent hereby amend and restate the 2012 Rights Agreement to provide as follows:

                           Section 1.           Certain Definitions.    For purposes of this Agreement, the following terms have the meanings indicated:

                           (a)          "2009 Amendment Effective Time" means the close of business on July 7, 2009.

                           (b)          "2017 Note Adjustment Events" means an increase pursuant to the terms of the 2017 Notes in the number of Common Shares that are deliverable on conversion of the 2017 Notes. Changes in the average price per Common Share that affect the number of Common Shares deliverable on conversion of the 2017 Notes shall be considered adjustments under the immediately preceding sentence.

                           (c)          "2017 Notes" means the Company's 5% Convertible Senior Notes due 2017.

                           (d)          "2020 Note Adjustment Events" means an increase pursuant to the terms of the 2020 Notes in the number of Common Shares that are deliverable on conversion of the 2020 Notes. Changes in the average price per Common Share that affect the number of Common Shares deliverable on conversion of the 2020 Notes shall be considered adjustments under the immediately preceding sentence.

                           (e)          "2020 Notes" means the Company's 2% Convertible Senior Notes due 2020.

Appendix A-1

                           (f)            "2063 Debenture Adjustment Events" means each of (i) effective as of each date on which the interest so deferred would have been due and payable in the absence of such deferral, the Company deferring the payment of interest on the 2063 Debentures, (ii) effective as of each date on which such compounded interest accrues, the accrual of compounded interest on account of such a deferral, and (iii) an increase pursuant to the terms of the 2063 Debentures in the number of Common Shares that are deliverable on conversion of the 2063 Debentures. Changes in the average price per Common Share that affect the number of Common Shares deliverable on conversion of the 2063 Debentures shall be considered adjustments under the immediately preceding clause (iii).

                           (g)          2063 Debentures" means the Company's 9% Convertible Junior Subordinated Debentures due 2063.

                           (h)           "Acquiring Person" means any Person that is or has become, by itself or together with its Affiliates and Associates, a Beneficial Owner of 5.0% or more of the Common Shares then outstanding, but shall not include:

                               (i)           any Related Person;

                               (ii)          any Grandfathered Person, provided that if the Percentage Stock Ownership of any Person that had qualified as a Grandfathered Person ceases to be at least 5.0%, then such Person shall not be deemed to be an Acquiring Person until such later time (if any) as the Percentage Stock Ownership of such Person is 5.0% or more, and then only if such Person does not qualify (A) as an Exempt Person, (B) for the exception in subsection (iv) of this Section 1(h), (C) as a Grandfathered Person pursuant to subsection (u)(ii) of this Section 1, or (D) in the case of any Person who was a Grandfathered Person pursuant to subsection (u)(i) of this Section 1, as a Grandfathered Person pursuant to subsection (u)(ii) of this Section 1, which shall be applied to such Person as if the Percentage Stock Ownership of such Person at the 2009 Amendment Effective Time had been less than 5.0%;

                               (iii)         any Exempt Person;

                               (iv)         any Person that the Company determines, in its sole discretion, has, at or after the 2009 Amendment Effective Time, by itself or together with its Affiliates and Associates, inadvertently become a Beneficial Owner of 5.0% or more of the Common Shares then outstanding (or has inadvertently failed to continue to qualify as a Grandfathered Person or Exempt Person); provided that such Person promptly enters into, and delivers to the Company, an irrevocable commitment to, divest or cause its Affiliates and Associates to divest promptly after (A) if the Person delivers a representation letter pursuant to clause (i) of Section 1(q) and requests a determination of the Company pursuant to clause (ii) of Section 1(q), then the time, if any, upon which the Company informs the Person of its adverse determination with respect to such a request (with no divestiture being required if the Person is determined to be an Exempt Person), or (B) if the Person does not both deliver a representation letter pursuant to clause (i) of Section 1(q) and request a determination of the Company pursuant to clause (ii) of Section 1(q), then the time of such commitment, and thereafter such Person or its Affiliates and Associates divest to the extent and promptly after the time specified by the foregoing clause (A) or (B) (without exercising or retaining any power, including voting power, with respect to such Common Shares (or other securities the beneficial ownership of which by a Person also results in such Person beneficially owning Common Shares)) sufficient Common Shares (or other securities the beneficial ownership of which by a Person also results in such Person beneficially owning Common Shares) so that such Person's Percentage Stock Ownership is less than 5.0% (or, in the case of any Person who or which has inadvertently failed to continue to qualify as a Grandfathered Person or Exempt Person, Common Shares (or other securities the beneficial ownership of which by a Person also results in such Person beneficially owning Common Shares) in an amount sufficient to reduce such Person's beneficial ownership of Common Shares by the number of Common Shares that caused such Person to so fail to qualify as a Grandfathered Person or Exempt Person, as the case may be); provided further that any such Person shall cease to qualify for the exclusion from the definition of "Acquiring Person" contained in this subsection (iv) from and after such time (if any) as the Person, together with its Affiliates and Associates,

Appendix A-2

    subsequently becomes a Beneficial Owner of 5.0% or more of the Common Shares then outstanding (or fails to continue to qualify as a Grandfathered Person or Exempt Person), unless the Person independently meets the conditions set forth in this subsection (iv) with respect to the circumstances relating to the Person, together with its Affiliates and Associates, subsequently becoming a Beneficial Owner of 5.0% or more of the Common Shares then outstanding (or failing to continue to qualify as a Grandfathered Person or Exempt Person); and

                               (v)          any Person that has, by itself or together with its Affiliates and Associates, become a Beneficial Owner of 5.0% or more of the Common Shares then outstanding (or has failed to continue to qualify as a Grandfathered Person or Exempt Person) as a result of one or more transactions that are determined to be Exempt Transactions, unless and until such time as such Person or transaction(s) no longer satisfy the terms or conditions, if any, that the Board prescribed in its determination under subsection (r) of this Section 1 with respect to such transaction(s); provided that if the Percentage Stock Ownership of any Person that had qualified for the exemption under this subsection (v) ceases to be at least 5.0%, then such Person shall not be deemed to be an Acquiring Person until such later time (if any) as the Percentage Stock Ownership of such Person is 5.0% or more, and then only if such Person does not qualify (I) as an Exempt Person, (II) for the exception in subsection (iv) of this Section 1(h), (III) as a Grandfathered Person pursuant to subsection (u)(ii) of this Section 1, or (IV) for an additional exception under this subsection (v).

If officers of the Company determine on behalf of the Company that a Person has, at or after the 2009 Amendment Effective Time, by itself or together with its Affiliates and Associates, inadvertently become a Beneficial Owner of 5.0% or more of the Common Shares (or has inadvertently failed to continue to qualify as a Grandfathered Person or Exempt Person) pursuant to subsection (iv) of this Section 1(h), then such officers shall promptly notify the Board of such determination. Notwithstanding the foregoing, a failure to promptly make such a notification shall not impact the effectiveness of such determination.

                           (i)            "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date of this Agreement and, to the extent not included within the foregoing provisions of this Section 1(i), shall also include, with respect to any Person, any other Person whose Common Shares are treated, for purposes of Section 382 of the Code and the Treasury Regulations thereunder, as being (i) owned by such first Person (or by a Person or group of Persons to which the Common Shares owned by such first Person are attributed pursuant to Treasury Regulation Section 1.382-2T(h)), or (ii) owned by the same "entity" (as defined in the second sentence of Treasury Regulation Section 1.382-3(a)(1)(i)) as is deemed to own the Common Shares owned by such first Person; provided, however, that a Person shall not be deemed to be an Affiliate or Associate of another Person solely because either or both Persons are or were directors or officers of the Company.

                           (j)           A Person shall be deemed a "Beneficial Owner" of, and shall be deemed to "beneficially own," any securities:

                               (i)            which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly;

                               (ii)          which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right or the obligation to acquire (whether such right is exercisable, or such obligation is required to be performed, immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, warrants, options, or other rights (in each case, other than upon exercise or exchange of the Rights); provided, however, that a Person shall not be deemed a Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange;

Appendix A-3

                               (iii)         which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has or shares the right to vote or dispose of, or has "beneficial ownership" (as defined under Rule 13d-3 of the General Rules and Regulations under the Exchange Act) of, including pursuant to any agreement, arrangement or understanding (whether or not in writing); or

                               (iv)         with respect to which any other Person is a Beneficial Owner, if the Person referred to in the introductory clause of this Section 1(j) or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) with such other Person (or any of such other Person's Affiliates or Associates) with respect to acquiring, holding, voting or disposing of any securities of the Company;

provided, however, that the preceding provisions of this Section 1(j) shall not be applied to cause a Person to be deemed a "Beneficial Owner" of, or to "beneficially own," any security (A) solely because such Person has the right to vote such security pursuant to an agreement, arrangement or understanding (whether or not in writing) which (1) arises solely from a revocable proxy given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act, and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report), or (B) if such beneficial ownership arises solely as a result of such Person's status as a "clearing agency," as defined in Section 3(a)(23) of the Exchange Act; provided further, that nothing in this Section 1(j) shall cause a Person engaged in business as an underwriter of securities or member of a selling group to be a Beneficial Owner of, or to "beneficially own," any securities acquired through such Person's participation in good faith in an underwriting syndicate until the expiration of 40 calendar days after the date of such acquisition, or such later date as the directors of the Company may determine in any specific case; provided further, that the transfer of beneficial ownership of Common Shares to any Person without any consideration for such transfer being given by such Person shall not result in such Person becoming a Beneficial Owner of any additional Common Shares until the Person accepts such transfer; provided further, that a Person shall not be deemed to be a "Beneficial Owner" of, or to "beneficially own," any Common Shares that would be issuable upon conversion of 2063 Debentures as a result of deferred interest, including compounded interest, accrued with respect to 2063 Debentures that are beneficially owned (and not yet converted) by such Person. For the avoidance of doubt, it is understood that the exception in this Section 1(j) in the final proviso of the immediately preceding sentence does not apply to Common Shares attributable to deferred interest on 2063 Debentures that are delivered and beneficially owned on conversion of 2063 Debentures. Notwithstanding anything herein to the contrary, to the extent not within the foregoing provisions of this Section 1(j), a Person shall be deemed a "Beneficial Owner" of, and shall be deemed to "beneficially own" or have "beneficial ownership" of, any securities that are owned by another Person and that are treated, for purposes of Section 382 of the Code and the Treasury Regulations thereunder, as being (x) owned by such first Person (or by a Person or group of Persons to which the securities owned by such first Person are attributed pursuant to Treasury Regulation Section 1.382-2T(h)), or (y) owned by the same "entity" (as defined in the second sentence of Treasury Regulation Section 1.382-3(a)(1)(i)) as is deemed to own the securities owned by such first Person.

                           (k)          "Board" means the Board of Directors of the Company.

                           (l)            "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Wisconsin are authorized or obligated by law or executive order to close.

                           (m)         "close of business" on any given date shall mean 5:00 P.M., Milwaukee, Wisconsin time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., Milwaukee, Wisconsin time, on the next succeeding Business Day.

                           (n)          "Common Shares" means the shares of common stock, par value $1.00, of the Company.

                           (o)           "Distribution Date" has the meaning set forth in Section 3(a) hereof.

                           (p)          "Exchange Act" has the meaning set forth in subsection (i) of this Section 1.

Appendix A-4

                           (q)          "Exempt Person" means any Person (i) who (A) delivers to the Company a letter that, as determined by the Company in its sole discretion, is substantially in the form attached hereto as Exhibit C or (B) is an Affiliate or Associate of another Person who delivers to the Company a letter described in clause (i)(A) and (ii) whose beneficial ownership of 5.0% or more of the outstanding Common Shares would not, as determined (either (1) prior to the time such Person becomes the Beneficial Owner of 5.0% or more of the Common Shares then outstanding or (2) if the Company determines pursuant to Section 1(h)(iv) that such Person (by itself or together with its Affiliates and Associates) had inadvertently become a Beneficial Owner of 5.0% or more of the Common Shares then outstanding, then after the time such Person becomes the Beneficial Owner of 5.0% or more of the Common Shares then outstanding) by the Company in its sole discretion, jeopardize or endanger the availability to the Company of the Tax Benefits; provided that such Person shall not be an Exempt Person unless and until it, or its Affiliate or Associate who delivers a letter described in clause (i), has received written notice of such determination by the Company under this clause (ii); provided further that such Person shall cease to be an Exempt Person from and after the earlier of such time (if any) as (I) in respect of the letter that such Person, or its Affiliate or Associate, delivered pursuant to clause (i), a representation or warranty of such Person, or its Affiliate or Associate, in such letter was not true and correct when made, a representation or warranty of such Person, or its Affiliate or Associate, in such letter that was to remain true and correct after the date of the letter as contemplated therein ceases to remain true and correct or such Person, or its Affiliate or Associate, ceases to comply with a covenant contained in such letter, or (II) such Person becomes the Beneficial Owner of 10% or more of the Common Shares then outstanding, other than by virtue of any increase that is a result of (x) an acquisition of Common Shares by the Company and/or (y) such Person becoming the Beneficial Owner of additional Common Shares due solely to the occurrence of one or more 2063 Debenture Adjustment Events, 2017 Note Adjustment Events or 2020 Note Adjustment Events during the period in which the 2063 Debentures, the 2017 Notes or the 2020 Notes are beneficially owned by such Person. Notwithstanding the foregoing, a Grandfathered Person shall not be precluded from becoming an Exempt Person (as defined in the preceding sentence, giving effect to this sentence) prior to the time at which such Grandfathered Person would otherwise become an Acquiring Person.

If any Person that had qualified as an Exempt Person ceases to so qualify, then for purposes of Section 1(h) such Person shall be deemed to have become, as of the time the Person ceased to qualify as an Exempt Person, a Beneficial Owner of the Common Shares that such Person and such Person's Affiliates and Associates then beneficially own. For the avoidance of doubt, it is understood that the qualifications and exceptions in this Section 1(q) with respect to 2063 Debenture Adjustment Events, 2017 Note Adjustment Events and 2020 Note Adjustment Events do not apply to Common Shares attributable to 2063 Debenture Adjustment Events, 2017 Note Adjustments Events or 2020 Note Adjustment Events that are delivered and beneficially owned on conversion of 2063 Debentures, 2017 Notes or 2020 Notes.

                           (r)          "Exempt Transaction" means any transaction that the Board determines, in its sole discretion and on such terms and conditions as the Board may in its sole discretion prescribe, should have the consequences of an Exempt Transaction under this Agreement.

                           (s)           "Expiration Date" means the earliest of (i) Final Expiration Date; (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the "Redemption Date"); (iii) the time at which the Rights are exchanged as provided in Section 24 hereof; (iv) the repeal of Section 382 of the Code if the Board determines that this Agreement is no longer necessary for the preservation of the Tax Benefits; and (v) the beginning of a taxable year of the Company to which the Board determines that no Tax Benefits may be carried forward.

                           (t)            "Final Expiration Date" means the close of business on August 1, 2018.

                           (u)           "Grandfathered Person" means:

                               (i)           any Person who does not qualify as an "Acquiring Person" (as defined in the Original Rights Agreement) immediately prior to the 2009 Amendment Effective Time and who at the 2009 Amendment Effective Time is a Beneficial Owner of 5.0% or more of the Common Shares outstanding at the 2009 Amendment Effective Time; provided that any such Person shall cease to be a Grandfathered Person from and after such time (if any) as the Person's Percentage Stock Ownership shall be increased from such

Appendix A-5

    Person's lowest Percentage Stock Ownership at or after the 2009 Amendment Effective Time, other than any increase pursuant to or as a result of (A) an acquisition of Common Shares by the Company and/or (B) such Person becoming the Beneficial Owner of additional Common Shares due solely to (x) such Person beneficially owning 2063 Debentures immediately prior to the 2009 Amendment Effective Time and (y) during the period thereafter in which the 2063 Debentures then beneficially owned continue to be beneficially owned by such Person, the occurrence of one or more 2063 Debenture Adjustment Events; and

                               (ii)          any Person who (x) at the 2009 Amendment Effective Time is not a Beneficial Owner of 5.0% or more of the Common Shares outstanding at the 2009 Amendment Effective Time and (y) if the definition of Acquiring Person did not include an exclusion for any Grandfathered Person, would qualify as an Acquiring Person after the 2009 Amendment Effective Time as a result of (I) an acquisition of Common Shares by the Company and/or (II) such Person becoming the Beneficial Owner of additional Common Shares due solely to the occurrence of one or more 2063 Debenture Adjustment Events, 2017 Note Adjustment Events or 2020 Note Adjustment Events during the period in which 2063 Debentures, 2017 Notes or 2020 Notes are beneficially owned by such Person; provided that any such Person shall cease to be a Grandfathered Person from and after such time (if any) as the Person's Percentage Stock Ownership shall be increased from such Person's lowest Percentage Stock Ownership on or after the date of the first occurrence of any event described in clause (I) or (II), other than any increase pursuant to or as a result of (A) an acquisition of Common Shares by the Company and/or (B) such Person becoming the Beneficial Owner of additional Common Shares due solely to the occurrence of one or more 2063 Debenture Adjustment Events, 2017 Note Adjustment Events or 2020 Note Adjustment Events during the period in which 2063 Debentures, 2017 Notes or 2020 Notes are beneficially owned by such Person.

If any Person that had qualified as a Grandfathered Person ceases to so qualify, then for purposes of Section 1(h) such Person and such Person's Affiliates and Associates shall be deemed to have become, as of the time the Person ceased to qualify as a Grandfathered Person, a Beneficial Owner of the Common Shares that such Person and such Person's Affiliates and Associates then beneficially own. For the avoidance of doubt, it is understood that the qualifications and exceptions in subsections (u)(i) and (ii) of this Section 1 with respect to 2063 Debenture Adjustment Events do not apply to Common Shares attributable to 2063 Debenture Adjustment Events that are delivered and beneficially owned on conversion of 2063 Debentures and with respect to 2017 Note Adjustment Events or 2020 Note Adjustment Events do not apply to Common Shares attributable to 2017 Note Adjustment Events or 2020 Note Adjustment Events that are delivered and beneficially owned on conversion of 2017 Notes or 2020 Notes.

                           (v)           "Percentage Stock Ownership" of a Person means the percentage calculated by dividing (i) the number of Common Shares as to which the Person, together with its Affiliates and Associates, is a Beneficial Owner, divided by (ii) the number of Common Shares then outstanding.

                           (w)         "Person" means any individual, firm, corporation, partnership, trust, association, limited liability company, limited liability partnership, governmental entity, or other entity, or any group of any one or more of the foregoing making a "coordinated acquisition" of shares or otherwise treated as an entity within the meaning of Treasury Regulation Section 1.382-3(a)(1)(i) and shall include any successor (by merger or otherwise) of any such entity.

                           (x)           "Redemption Date" has the meaning set forth in subsection (s) of this Section 1.

                           (y)          "Related Person" means the Company, any Subsidiary of the Company (in each case including, without limitation, in any fiduciary capacity), any employee benefit plan or compensation arrangement of the Company or any Subsidiary of the Company, or any entity or trustee holding Common Shares to the extent organized, appointed or established by the Company or any Subsidiary of the Company for or pursuant to the terms of any such employee benefit plan or compensation arrangement.

                           (z)           "Securities Act" means the Securities Act of 1933, as amended.

Appendix A-6

                           (aa)        "Shares Acquisition Date" means (i) the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed or amended pursuant to Section 13(d) under the Exchange Act, but not a report filed or amended pursuant to Rule 13f-1 of the General Rules and Regulations under the Exchange Act) by the Company or a Person or an Affiliate of the Person that the Person has become an Acquiring Person or (ii) if earlier, the first date the Board concludes that a Person has become an Acquiring Person.

                           (bb)        "Subsidiary" of any Person means any other Person of which securities or other ownership interests having ordinary voting power, in the absence of contingencies, to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such first Person.

                           (cc)        "Tax Benefits" means the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any loss or deduction attributable to a "net unrealized built-in loss" within the meaning of Section 382 of the Code, of the Company or any of its Subsidiaries.

                           (dd)        "Treasury Regulation" means a final, proposed or temporary regulation of the U.S. Department of Treasury promulgated under the Code.

                           Section 2.           Appointment of Rights Agent.    The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the Common Shares) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-rights agents as it may deem necessary or desirable.

                           Section 3.           Issue of Right Certificates.

                           (a)          Until the earlier of (i) the tenth day after the Shares Acquisition Date or (ii) the tenth Business Day (or such later date as may be determined by action of the Company's Board of Directors prior to such time as any Person becomes an Acquiring Person) after the date that a tender or exchange offer is first published or sent or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act if, upon consummation thereof, the Person publishing, sending or giving such tender or exchange offer would become an Acquiring Person (the earlier of such dates being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates for Common Shares registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates) and not by separate Right Certificates (or, for shares participating in the direct registration system, by notations in the respective book entry accounts for the Common Stock), and (y) the right to receive Right Certificates will be transferable only in connection with the transfer of Common Shares; provided, however, that if a tender or exchange offer is terminated prior to the occurrence of a Distribution Date, then no Distribution Date shall occur as a result of such tender or exchange offer. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, insured, postage-prepaid mail, to each record holder of Common Shares as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit A hereto (a "Right Certificate"), evidencing one Right for each Common Share of the Company so held. As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

                           (b)          The Company has prepared a Summary of Rights to Purchase Common Shares, attached as Exhibit B hereto (the "Summary of Rights"), a copy of which is available free of charge from the Company. With respect to certificates for Common Shares outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates registered in the names of the holders thereof. Until the Distribution Date (or the Expiration Date, if earlier), the surrender for transfer of any certificate for Common Shares outstanding on the Record Date, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Shares represented thereby.

Appendix A-7

                           (c)           Certificates for Common Shares that become outstanding (including, without limitation, certificates for reacquired Common Shares referred to in the last sentence of this paragraph (c) and certificates issued on the transfer of Common Shares) after the Record Date but prior to the earlier of the Distribution Date and the Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them a legend in substantially the following form (provided, however, that certificates for Common Shares in existence on the date of this Agreement may bear the legend required by the Original Rights Agreement, the 2009 Rights Agreement or the 2012 Rights Agreement, as applicable):

                  This certificate also evidences and entitles the holder hereof to certain rights as set forth in an Amended and Restated Rights Agreement between MGIC Investment Corporation and Wells Fargo Bank, National Association, dated as of July 23, 2015, and as such agreement may be amended (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of MGIC Investment Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. MGIC Investment Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or beneficially owned by, an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether beneficially owned by such person or any subsequent holder, shall become null and void.

With respect to such certificates containing the foregoing legend, until the Distribution Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares represented thereby. Similarly, during such time periods, transfers of shares participating in the direct registration system shall also be deemed to be transfers of the associated Rights. In the case of any shares participating in the direct registration system, the Company shall cause the transfer agent for the Common Shares to include on each direct registration account statement with respect thereto issued prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date a notation to the effect that references to Common Shares also includes the associated Rights. To the extent that Common Shares of the Company are not represented by certificates, references in this Agreement to certificates shall be deemed to refer to the notations in the book entry accounts reflecting ownership of such shares. In the event that the Company purchases or acquires any Common Shares after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares which are no longer outstanding.

                           Section 4.           Form of Right Certificates.    The Right Certificates (and the forms of election to purchase Common Shares and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit A hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any applicable rule or regulation made pursuant thereto or with any applicable rule or regulation of any stock exchange or the Financial Industry Regulatory Authority, or to conform to usage. Subject to the provisions of Section 22 hereof, the Right Certificates shall entitle the holders thereof to purchase such number of Common Shares as shall be set forth therein at the purchase price per Common Share set forth therein, but the amount and type of securities purchasable upon exercise of each Right and such purchase price shall be subject to adjustment as provided herein (such purchase price, as so adjusted, the "Purchase Price").

                           Section 5.           Countersignature and Registration.

                           (a)          The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, Chief Executive Officer, President or any Vice President either manually or by facsimile signature, shall have affixed thereto the Company's seal or a facsimile thereof, and shall be attested by the Treasurer, an Assistant

Appendix A-8

Treasurer, the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be countersigned by the Rights Agent manually or by facsimile and shall not be valid for any purpose unless countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company. Any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

                           (b)          Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

                           (c)           Notwithstanding any other provisions hereof, the Company and the Rights Agent may amend this Rights Agreement to provide for uncertificated Rights in addition to or in place of Rights evidenced by Right Certificates.

                           Section 6.           Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.

                           (a)          Subject to the provisions of Section 14 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the Expiration Date, any Right Certificate or Right Certificates (other than Right Certificates representing Rights that have become void pursuant to Section 11(a)(ii) hereof or that have been redeemed or exchanged pursuant to Section 23 or Section 24 hereof) may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of Common Shares as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent. Thereupon the Rights Agent shall countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

                           (b)          Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

Appendix A-9

                           Section 7.           Exercise of Rights; Purchase Price; Expiration Date of Rights.

                           (a)          Each Right shall be exercisable to purchase one-tenth of one Common Share of the Company, subject to further adjustment as provided herein. The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office of the Rights Agent, together with payment of the Purchase Price for each Common Share as to which the Rights are exercised, at or prior to the Expiration Date; provided, however, that if the number of Rights exercised would entitle the holder thereof to receive any fraction of a Common Share greater than one-half of a Common Share, then the holder thereof shall not be entitled to exercise such Rights unless such holder concurrently purchases from the Company (and in such event the Company shall sell to such holder), at a price in proportion to the Purchase Price, an additional fraction of a Common Share which, when added to the number of Common Shares to be received upon such exercise, will equal an integral number of Common Shares.

                           (b)          The Purchase Price for each full Common Share pursuant to the exercise of a Right shall initially be $45.00 (equivalent to $4.50 for each one-tenth of one Common Share), shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

                           (c)          Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the Common Shares to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof, as set forth below, the Rights Agent shall thereupon promptly (i) requisition from any transfer agent of the Common Shares certificates for the number of Common Shares to be purchased and the Company hereby irrevocably authorizes any such transfer agent to comply with all such requests, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional Common Shares in accordance with Section 14 hereof, (iii) after receipt of such certificates, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt, deliver such cash to or upon the order of the registered holder of such Right Certificate. The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii) hereof) shall be made by certified check, cashier's check, bank draft or money order payable to the order of the Company, except that, if so provided by the Board, the payment of the Purchase Price following the occurrence of a Section 11(a)(ii) Event (as hereinafter defined) may be made wholly or in part by delivery of a certificate or certificates (with appropriate stock powers executed in blank attached thereto) evidencing a number of Common Shares equal to the then Purchase Price divided by the closing price (as determined pursuant to Section 11(d) hereof) per Common Share on the Trading Day (as such term is hereinafter defined) immediately preceding the date of such exercise. If the Company is obligated to issue other securities of the Company, pay cash and/or distribute other property pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate.

                           (d)          In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to such holder's duly authorized assigns, subject to the provisions of Section 14 hereof.

                           (e)           Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to take any action with respect to a registered holder of a Right Certificate upon the occurrence of any purported transfer, assignment or exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate following the form of assignment or election to purchase set forth on the reverse of the Right Certificate surrendered for such transfer, assignment or exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

Appendix A-10

                           Section 8.           Cancellation and Destruction of Right Certificates.    All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. Subject to applicable law and regulation, the Rights Agent shall maintain in a retrievable database electronic records of all cancelled or destroyed Right Certificates that have been canceled or destroyed by the Rights Agent. The Rights Agent shall maintain such electronic records or physical records for the time period required by applicable law and regulation. Upon written request of the Company (and at the expense of the Company), the Rights Agent shall provide to the Company or its designee copies of such electronic records or physical records relating to Rights Certificates cancelled or destroyed by the Rights Agent.

                           Section 9.           Reservation and Availability of Common Shares.

                           (a)          The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Common Shares or any authorized and issued Common Shares held in its treasury the number of Common Shares that will be sufficient to permit the exercise in full of all outstanding Rights in accordance with Section 7.

                           (b)          So long as the Common Shares issuable upon the exercise of Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all Common Shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

                           (c)          The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Common Shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares (except as otherwise provided by any corporation law applicable to the Company).

                           (d)          The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Common Shares upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates for the Common Shares in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or to deliver any certificates for Common Shares upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's reasonable satisfaction that no such tax is due.

                           (e)          If the Company determines that registration under the Securities Act is required, the Company shall use commercially reasonable efforts (i) to file, as soon as practicable after the Distribution Date, a registration statement under the Securities Act with respect to the securities issuable upon exercise of the Rights, (ii) to cause such registration statement to become effective as soon as practicable after such filing and (iii) to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities and (B) the Expiration Date. The Company shall also take such action as may be appropriate to ensure compliance with the securities or blue sky laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed 90 days, the exercisability of the Rights to prepare and file such registration statement and permit it to become effective or to qualify the rights, the exercise thereof or the issuance of securities upon the exercise thereof under state securities or blue sky laws. The Company shall issue a public announcement upon any such suspension stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement when the suspension is no longer in effect. Notwithstanding anything contained in this Agreement

Appendix A-11

to the contrary, the Rights shall not be exercisable for securities in any jurisdiction if the requisite qualification in such jurisdiction has not been obtained, such exercise is not permitted under applicable law or a registration statement in respect of such securities has not been declared effective.

                           Section 10.           Common Shares Record Date.    Each Person in whose name any certificate for Common Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Common Shares represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Common Shares transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Common Shares transfer books of the Company are open.

                           Section 11.           Adjustment of Purchase Price, Number of Shares or Number of Rights.    The Purchase Price, the number of Common Shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

                               (a)          (i)            In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Common Shares payable in Common Shares, (B) subdivide the outstanding Common Shares, (C) combine the outstanding Common Shares into a smaller number of Common Shares or (D) issue any shares of its capital stock in a reclassification of the Common Shares (including any such reclassification in connection with a share exchange, consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Common Shares transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. If an event occurs which would require an adjustment under both Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

                               (i)            Subject to the following paragraph and Section 24 of this Agreement, in the event any Person shall become an Acquiring Person (a "Section 11(a)(ii) Event"), each holder of a Right shall thereafter have a right to receive, upon exercise thereof at a price equal to ten times the then current Purchase Price per full Common Share multiplied by the number of Common Shares for which a Right is exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event, in accordance with the terms of this Agreement, such number of Common Shares as shall equal the result obtained by (x) multiplying ten times the then current Purchase Price per full Common Share by the number of Common Shares for which a Right is exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event and dividing that product by (y) 50% of the then current per share market price of the Common Shares (determined pursuant to Section 11(d)) on the date the Person became an Acquiring Person (such number of shares, the "Adjustment Shares").

                                 From and after a Section 11(a)(ii) Event, any Rights that are or were beneficially owned by such Acquiring Person (or any Associate or Affiliate of such Acquiring Person) shall be void and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement. No Right Certificate shall be issued pursuant to Section 3 or 6 that represents Rights beneficially owned by an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any

Appendix A-12

    Associate or Affiliate thereof; no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate; and any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person whose Rights would be void pursuant to the preceding sentence shall be cancelled. The Company shall use all reasonable efforts to ensure that the provisions of this paragraph are complied with, but shall have no liability to any holder of Right Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.

                               (ii)          In the event that there shall not be sufficient Common Shares issued but not outstanding or authorized but unissued (and not reserved for issuance for purposes other than upon exercise of the Rights) to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii), the Company shall: (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (the "Current Value") over (2) the Purchase Price payable with respect to such Right (such excess, the "Spread"), and (B) with respect to each Right (subject to the second paragraph of Section 11(a)(ii)), make adequate provision to substitute for the Adjustment Shares, upon payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) Common Shares or other equity securities of the Company (including, without limitation, shares, or units of shares, of preferred stock, if any, which the Board has deemed to have the same value as Common Shares and which, in the written opinion of counsel addressed to such Board, may be issued without violating the representation in the sixth paragraph under the caption "Amendment of Articles of Incorporation to Authorize Preferred Stock" in the Company's Proxy Statement for its 1998 Annual Meeting of Shareholders (such shares of preferred stock, hereinafter referred to as "common stock equivalents")), (4) debt securities of the Company, (5) other assets or (6) any combination of the foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board based upon the advice of a nationally recognized investment banking firm selected by the Board; provided, however, if the Company shall not have made adequate provision to substitute for the Adjustment Shares pursuant to clause (B) above within thirty (30) days following the occurrence of a Section 11(a)(ii) Event (the "Section 11(a)(ii) Trigger Date"), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of any portion of the Purchase Price, Common Shares (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If the Board shall determine in good faith that it is likely that sufficient additional Common Shares might be authorized for issuance for exercise in full of the Rights, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek shareholder approval for the authorization of such additional shares (such period, as it may be extended, the "Substitution Period"). To the extent that the Company determines that some action need be taken pursuant to the first and/or second sentences of this Section 11(a)(iii), the Company (x) shall provide, subject to the last paragraph of Section 11(a)(ii) hereof, that such action shall apply uniformly to all outstanding Rights, and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of the Common Shares shall be the current per share market price (as determined pursuant to Section 11(d) hereof) of the Common Shares on the Section 11(a)(ii) Trigger Date and the value of any "common stock equivalent" shall be deemed to have the same value as the Common Shares on such date.

                           (b)          In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Common Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Common Shares (or securities convertible into Common Shares) at a price per Common Share (or having a conversion price per share, if a security convertible into Common Shares) less than the then current per share market price of the Common Shares (as defined in Section 11(d)) on such record date, the Purchase Price to

Appendix A-13

be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Common Shares outstanding on such record date plus the number of Common Shares which the aggregate offering price of the total number of Common Shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of Common Shares outstanding on such record date plus the number of additional Common Shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and holders of the Rights. Common Shares owned by or held for the account of the Company or any Subsidiary of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

                           (c)          In case the Company shall fix a record date for the making of a distribution to all holders of the Common Shares (including any such distribution made in connection with a share exchange, consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend (it is understood that without creating any implication that an increase of more than such amount would cause a dividend to fail to satisfy such standard, an increase of not to exceed one cent per share, appropriately adjusted to reflect any stock split, stock dividend of similar transaction occurring after the date hereof, shall not cause a dividend not to be a regular quarterly cash dividend) or a dividend payable in Common Shares) or subscription rights or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per share market price of the Common Shares (as defined in Section 11(d)) on such record date, less the fair market value (as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and holders of the Rights) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Common Share and the denominator of which shall be such current per share market price of the Common Shares on such record date; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

                           (d)          For the purpose of any computation hereunder, the "current per share market price" of the Common Shares on any date shall be deemed to be the average of the daily closing prices per Common Share for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the current per share market price of the Common Shares is determined during a period following the announcement by the issuer of such Common Shares of (i) a dividend or distribution on such Common Shares payable in Common Shares or securities convertible into Common Shares, or (ii) any subdivision, combination or reclassification of Common Shares and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per Common Share. The closing price for each day shall be the last sale price, regular way, reported at or prior to 4:00 P.M. Eastern time or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, reported at or prior to 4:00 P.M. Eastern time, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Shares are listed or admitted to trading or, if the Common Shares are not listed or admitted to

Appendix A-14

trading on any national securities exchange, the last quoted price reported at or prior to 4:00 P.M. Eastern time or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported at or prior to 4:00 P.M. Eastern time by the applicable reporting system then in use, or, if on any such date the Common Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Shares selected by the Board. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Common Shares are listed or admitted to trading is open for the transaction of business or, if the Common Shares are not listed or admitted to trading on any national securities exchange, a Business Day.

                           (e)          No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the Expiration Date.

                           (f)           If, as a result of an adjustment made pursuant to Section 11(a), the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Common Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Shares contained in this Section 11 and the provisions of Sections 7, 9, 10 and 14 with respect to the Common Shares shall apply on like terms to any such other shares.

                           (g)          All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of Common Shares purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

                           (h)          Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Section 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of Common Shares (calculated to the nearest ten-thousandth of a Common Share) obtained by (i) multiplying (x) the number of Common Shares covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

                           (i)           The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of Common Shares purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of Common Shares for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the

Appendix A-15

Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

                           (j)            Irrespective of any adjustment or change in the Purchase Price or the number of Common Shares issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of Common Shares which were expressed in the initial Right Certificates issued hereunder.

                           (k)          Before taking any action that would cause an adjustment reducing the Purchase Price below the par value, if any, of the Common Shares issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable (except as otherwise provided by any corporation law applicable to the Company) Common Shares at such adjusted Purchase Price.

                           (l)           In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Common Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of Common Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

                           (m)         Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Common Shares, issuance wholly for cash of any Common Shares at less than the current market price, issuance wholly for cash of Common Shares or securities which by their terms are convertible into or exchangeable for Common Shares, dividends on Common Shares payable in Common Shares or issuance of rights, options or warrants referred to in Section 11(b), hereafter made by the Company to holders of its Common Shares shall not be taxable to such shareholders.

                           (n)          The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23, Section 24 or Section 27 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

                           Section 12.           Certificate of Adjusted Purchase Price or Number of Shares.    Whenever an adjustment is made as provided in Section 11 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Common Shares a copy of such certificate and (c) if such adjustment occurs at any time after the Distribution Date, mail (or, if deemed appropriate by the Board, make available at no charge) a brief summary thereof to each holder of a Right Certificate in accordance with Section 25 hereof.

Appendix A-16

                           Section 13.           [Reserved]

                           Section 14.           Fractional Rights and Fractional Shares.

                           (a)          The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by Nasdaq or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board. If on any such date no such market maker is making a market in the Rights the fair value of the Rights on such date as determined in good faith by the Board shall be used.

                           (b)          The Company shall not be required to issue fractions of Common Shares upon exercise or exchange of the Rights or to distribute certificates which evidence fractional Common Shares. In lieu of issuing fractional Common Shares equal to one-half of a Common Share or less upon the exercise of Rights, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Common Share. Any exercise of Rights that would entitle the holder thereof to receive any fraction of a Common Share greater than one-half of a Common Share shall be governed by Section 7(a) hereof. In lieu of issuing fractional Common Shares upon the exchange of Rights, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exchanged as herein provided an amount in cash equal to the same fraction of the current market value of one Common Share. For purposes of this Section 14(b), the current market value of a Common Share shall be the closing price of a Common Share (as determined pursuant to the second sentence of Section 11(d) hereof) for the Trading Day immediately prior to the date of such exercise.

                           (c)          The holder of a Right by the acceptance of the Right expressly waives such holder's right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as provided above).

                           Section 15.           Rights of Action.    All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Shares), may, in such holder's own behalf and for such holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder's right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.

Appendix A-17

                           Section 16.           Agreement of Right Holders.    Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

                           (a)          prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares;

                           (b)          after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer;

                           (c)          the Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

                           (d)           notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court or competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

                           Section 17.           Right Certificate Holder Not Deemed a Shareholder.    No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or other distributions or be deemed for any purpose the holder of the Common Shares or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

                           Section 18.           Concerning the Rights Agent.

                           (a)          The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without gross negligence or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.

                           (b)          The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Right Certificate or certificate for the Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof.

Appendix A-18

                           Section 19.           Merger or Consolidation or Change of Name of Rights Agent.

                           (a)          Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may effect a share exchange or be consolidated, or any Person resulting from any merger, share exchange or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the stock transfer or corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any document or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

                           (b)          In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

                           Section 20.           Duties of Rights Agent.    The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

                           (a)          The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

                           (b)          Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the Chief Executive Officer, the President or any Vice President and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

                           (c)          The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence or willful misconduct.

                           (d)          The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

                           (e)          The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due authorization, execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 11(a)(ii) hereof) or any adjustment in the terms of the Rights (including the manner,

Appendix A-19

method or amount thereof) provided for in Section 3, 11, 23 or 24, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after receipt of a certificate pursuant to Section 12 describing such change or adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Shares or other securities to be issued pursuant to this Agreement or any Right Certificate or as to whether any Common Shares or other securities will, when issued, be validly authorized and issued, fully paid and nonassessable.

                           (f)           The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

                           (g)          The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions.

                           (h)          The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in, or act as the transfer agent for, any of the Rights, Common Shares or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.

                           (i)           The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

                           Section 21.           Change of Rights Agent.    The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 90 days' notice in writing mailed to the Company and to each transfer agent of the Common Shares by registered or certified mail and, if such resignation occurs after the Distribution Date, to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 90 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares by registered or certified mail and, if such removal occurs after the Distribution Date, to the holders of the Right Certificates by first-class mail. If the Rights Agent and the transfer agent of the Common Shares are the same Person, the appointment of a successor transfer agent for the Common Shares shall without any further action be the appointment of such Person as successor Rights Agent. If the Rights Agent and the transfer agent of the Common Shares are the same Person, notwithstanding the foregoing notice provisions, (a) prior to the Distribution Date, no notice of resignation or removal need be given to holders of the Rights, and (b) a resignation notice from, and a removal notice to, the Rights Agent shall be given upon such number of days' notice as is specified in the agreement governing the Rights Agent's services as transfer agent, as such agreement may be amended from time to time. If the Rights Agent and the transfer agent are not the same Person and the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 90 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit such holder's Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor

Appendix A-20

Rights Agent, whether appointed by the Company or by such a court, shall be (a) a legal business entity organized and doing business under the laws of the United States or of the State of New York or the State of Wisconsin (or of any other state of the United States so long as such entity is authorized to do business as a banking institution in the State of New York or the State of Wisconsin), in good standing, having an office or agency in the State of Wisconsin or the State of New York, which is authorized under such laws to exercise corporate trust, stock transfer or shareholder services powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million, or (b) an Affiliate of a legal business entity described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares and, if such appointment occurs after the Distribution Date, mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

                           Section 22.           Issuance of New Right Certificates.    Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by the Board to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale by the Company of Common Shares following the Distribution Date and prior to the Expiration Date, the Company (a) will, with respect to Common Shares so issued or sold pursuant to the exercise, exchange or conversion of securities (other than Rights) issued prior to the Distribution Date that are exercisable or exchangeable for, or convertible into, Common Shares and (b) may, in any other case, if deemed necessary, appropriate or desirable by the Board, issue Right Certificates representing an equivalent number of Rights as would have been issued in respect of such Common Shares if they had been issued or sold prior to the Distribution Date, as appropriately adjusted as provided herein as if they had been so issued or sold; provided, however, that (i) no such Right Certificate will be issued if, and to the extent that, in its good faith judgment the Board determines that the issuance of such Right Certificate could have a material adverse tax consequence to the Company or to the Person to whom or which such Right Certificate otherwise would be issued and (ii) no such Right Certificate will be issued if, and to the extent that, appropriate adjustment otherwise has been made in lieu of the issuance thereof.

                           Section 23.           Redemption.

                           (a)          The Rights may be redeemed by action of the Board pursuant to subsection (b) of this Section 23 and shall not be redeemed in any other manner.

                           (b)          The Board may, at its option, at any time prior to such time as any Person becomes an Acquiring Person, redeem all but not less than all the then outstanding Rights at a redemption price of $0.001 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"). The redemption of the Rights by the Board may be made effective at such time on such basis and with such conditions as the Board in its sole discretion may establish.

                           (c)           Immediately upon the effectiveness of the action of the Board ordering the redemption of the Rights pursuant to subsection (b) of this Section 23, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within 10 days after the effectiveness of the action of the Board ordering the redemption of the Rights pursuant to subsection (b), the Company

Appendix A-21

shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 24 hereof, and other than in connection with the purchase of Common Shares prior to the Distribution Date.

                           Section 24.           Exchange.

                           (a)          The Board may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 11(a)(ii) hereof) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board shall not be empowered to effect such exchange at any time after an Acquiring Person becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding. The exchange of the Rights by the Board may be made effective as such time, on such basis and with such conditions as the Board in its sole discretion may establish. Prior to effecting an exchange pursuant to this Section 24, the Board may direct the Company to enter into a trust agreement in such form and with such terms as the Board shall approve (the "Trust Agreement"). If the Board so directs, the Company shall enter into the Trust Agreement and shall issue to the trust created by the Trust Agreement (the "Trust") all of the Common Shares or common stock equivalents, to the extent applicable pursuant to Section 24(c), issuable pursuant to the exchange (and any cash in lieu of fractional shares), and all Persons entitled to receive shares pursuant to the exchange shall be entitled to receive such Common Shares or common stock equivalents (and any dividends or distributions made thereon after the date on which such shares are deposited in the Trust and any cash in lieu of fractional shares) only from the Trust and solely upon compliance with the relevant terms and provisions of the Trust Agreement.

                           (b)           Immediately upon the action of the Board ordering the exchange of any Rights pursuant to subsection (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Rights.

                           (c)          In any exchange pursuant to this Section 24, the Company, at its option, may substitute common stock equivalents (as such term is defined in Section 11(a)(iii) hereof) for some or all of the Common Shares exchangeable for Rights.

                           (d)          In the event that there shall not be sufficient Common Shares or common stock equivalents issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional Common Shares or common stock equivalents for issuance upon exchange of the Rights.

Appendix A-22

                           Section 25.           Notice of Certain Events.

                           (a)          In case the Company shall propose, after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of Common Shares or to make any other distribution to the holders of Common Shares (other than a regular quarterly cash dividend, the determination of whether a distribution is a regular quarterly cash dividend to be made by the Board or the appropriate officers of the Company), (ii) to offer to the holders of Common Shares rights or warrants to subscribe for or to purchase any additional Common Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of Common Shares (other than a reclassification involving only the subdivision of outstanding Common Shares), (iv) to effect any consolidation or merger into or with (other than a merger of a Subsidiary into or with the Company), to effect any share exchange with or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Shares if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of Common Shares for purposes of such action, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares, whichever shall be the earlier.

                           (b)          In case a Section 11(a)(ii) Event shall occur, then (i) the Company shall as soon as practicable thereafter give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall include a brief summary of the Section 11(a)(ii) Event and the consequences thereof to holders of Rights.

                           Section 26.           Notices.

                           (a)          Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by overnight delivery service or registered or certified mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

    MGIC Investment Corporation
    250 East Kilbourn Avenue
    Milwaukee, Wisconsin 53202
    Attention: Secretary

                           (b)          Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by overnight delivery service or registered or certified mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

    Wells Fargo Bank, National Association
    Attn: Wells Fargo Shareowner Services
             Manager of Account Administration
    1110 Centre Pointe Curve, Suite 101
    Mendota Heights, MN 55120

                           (c)          Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail,

Appendix A-23

postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

                           Section 27.           Supplements and Amendments.    Prior to the Distribution Date and subject to the penultimate sentence of this Section 27, the Company may and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing Common Shares. From and after the Distribution Date and subject to the penultimate sentence of this Section 27, the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Right Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, (iii) to shorten or lengthen any time period hereunder, or (iv) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Right Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person); provided, that from and after the Distribution Date this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence, (A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable, or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made which reduces the then effective Redemption Price or moves to an earlier date the then effective Final Expiration Date. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Shares.

                           Section 28.           Successors.    All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

                           Section 29.           Benefits of this Agreement.    Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares).

                           Section 30.           Severability.    If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, provided that nothing contained in this Section 30 will affect the ability of the Company under the provisions of Section 27 to supplement or amend this Agreement to replace such invalid, void or unenforceable term, provision, covenant or restriction with a legal, valid and enforceable term, provision, covenant or restriction.

                           Section 31.           Governing Law.    This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Wisconsin and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

                           Section 32.           Counterparts.    This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                           Section 33.           Descriptive Headings; Interpretation.    Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction

Appendix A-24

of any of the provisions hereof. Any reference in this Agreement to a statutory or regulatory provision includes a reference to any successor provision thereof.

                           Section 34.           Determinations and Actions by the Board and the Company.    The Board and the appropriate officers of the Company shall have the power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to interpret the provisions of this Agreement and make all determinations to be made by the Company hereunder or deemed necessary or advisable for the administration of this Agreement. The Board shall have the exclusive power and authority to exercise all rights and powers specifically granted to the Board, including a determination to redeem or not redeem the Rights or to amend the Agreement and any determination as to whether actions of any Person shall be such as to cause such Person to beneficially own Common Shares or to become an Acquiring Person. All such actions, calculations, interpretations and determinations (including, for purposes of clause (ii) below, all omissions with respect to the foregoing) which are done or made by the Board or the officers of the Company, as applicable, in good faith, shall (i) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (ii) not subject the Board of the Company to any liability to the holders of the Rights.

                           Section 35.           Book-Entry.    Reference in this Agreement to certificates for Common Shares includes, in the case of uncertificated Common Shares, the balances indicated in the book-entry account system of the transfer agent for the Common Shares, and prior to the Distribution Date, any uncertificated Common Shares shall also evidence the associated Rights. Any legend required to be placed on any certificate for Common Shares may instead be included on any book-entry confirmation or notification to the registered holder of such Common Shares.

                           Section 36.           Amendment and Restatement.    This Agreement amends and restates the 2012 Rights Agreement in its entirety, effective at the close of business on July 23, 2015. For purposes of clarity, notwithstanding the foregoing and without limitation, any amendment effected after July 7, 2009 to the definitions of the terms "Acquiring Person" and "Grandfathered Person" included in the 2009 Rights Agreement does not affect the validity or effectiveness of any (a) exception from the definition of Acquiring Person or (b) qualification as a Grandfathered Person, applicable to any Person prior to such amendment.

Appendix A-25

                           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the day and year first above written.

MGIC INVESTMENT CORPORATION
Attest:
By:	/s/ Martha F. Tsuchihashi	By:	/s/ Jeffrey H. Lane

Name:	Martha F. Tsuchihashi	Name:	Jeffrey H. Lane
Title:	Assistant Secretary	Title:	Executive Vice President, General Counsel & Secretary
WELLS FARGO BANK, NATIONAL ASSOCIATION
Attest:
By:	/s/ Jennifer Leno	By:	/s/ Darcie Rummel

Name:	Jennifer Leno	Name:	Darcie Rummel
Title:	Vice President	Title:	Officer
Appendix A-26

EXHIBIT A
[Form of Right Certificate]
Certificate No. R-	Rights

NOT EXERCISABLE AFTER AUGUST 1, 2018 (SUBJECT TO EXTENSION) OR EARLIER EXPIRATION OF THE RIGHTS AS PROVIDED IN THE RIGHTS AGREEMENT.

Right Certificate

MGIC INVESTMENT CORPORATION

                           This certifies that , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Amended and Restated Rights Agreement, dated as of July 23, 2015, as such agreement may be amended (the "Rights Agreement"), between MGIC Investment Corporation, a Wisconsin corporation (the "Company"), and Wells Fargo Bank, National Association, a national banking association (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., Milwaukee, Wisconsin time, on August 1, 2018, subject to extension, or earlier expiration of the Rights as provided under the Rights Agreement, at the principal office of the Rights Agent, or at the office of its successor as Rights Agent, one-tenth of one fully paid nonassessable (except as otherwise provided by any corporation law applicable to the Company) share of common stock, par value $1.00 ("Common Shares"), of the Company, at a purchase price of $45.00 per Common Share (the "Purchase Price") (equivalent to $4.50 for each one-tenth of a Common Share), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of Common Shares which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of July 23, 2015, based on the Common Shares as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of Common Shares which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

                           This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above- mentioned offices of the Rights Agent

                           This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Common Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

                           Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $0.001 per Right or (ii) may be exchanged in whole or in part for Common Shares. The Board may, at its option, at any time after any Person becomes an Acquiring Person, but prior to such Person's acquisition of 50% or more of the outstanding Common Shares, exchange the Rights evidenced by this Certificate for Common Shares, at an exchange ratio of one Common Share per Right, subject to adjustment, as provided in the Rights Agreement.

Appendix A-27

                           No fractional Common Shares will be issued upon the exercise or exchange of any Right or Rights evidenced hereby, but in lieu thereof and subject to the following sentence a cash payment will be made, as provided in the Rights Agreement. No Rights may be exercised that would entitle the holder to any fraction of a Common Share greater than one-half of a Common Share unless concurrently therewith such holder purchases an additional fraction of a Common Share which, when added to the number of Common Shares to be received upon such exercise, equals an integral number of Common Shares, as provided in the Rights Agreement.

                           No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Common Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

                           This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

                           WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of                       ,        .

MGIC INVESTMENT CORPORATION
Attest:
By:

Title:

Countersigned:
WELLS FARGO BANK, NATIONAL ASSOCIATION
By:

Authorized Signature
Appendix A-28

[Form of Reverse Side of Right Certificate]

FORM OF ASSIGNMENT

(To be executed by the registered holder if such
holder desires to transfer the Right Certificate.)

                           FOR VALUE RECEIVED                                                 hereby sells, assigns and transfers unto

(Please print name and address of transferee)

                                                                                               this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                                       Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated:                       ,

Signature

Signature Medallion Guaranteed:

                           The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

Signature

Appendix A-29

[Form of Reverse Side of Right Certificate — continued]

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to
exercise the Right Certificate.)

To MGIC INVESTMENT CORPORATION:

                           The undersigned hereby irrevocably elects to exercise                                  Rights represented by this Right Certificate to purchase the Common Shares issuable upon the exercise of such Rights and requests that certificates for such Common Shares be issued in the name of:

Please insert social security
or other identifying number

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number

(Please print name and address)

Dated:                       ,

Signature

Signature Medallion Guaranteed:

                           Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, or a commercial bank or trust company having an office or correspondent in the United States.

Appendix A-30

[Form of Reverse Side of Right Certificate — continued]

                           The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

Signature

NOTICE

                           The signature in the foregoing Forms of Assignment and Election must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                           In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

Appendix A-31

EXHIBIT B

MGIC INVESTMENT CORPORATION

SUMMARY OF RIGHTS TO PURCHASE
COMMON SHARES

                           On July 22, 1999, the Board of Directors (our "Board") of MGIC Investment Corporation (the "Company") entered into a rights agreement and declared a dividend of one common share purchase right (a "Right") for each outstanding share of common stock, $1.00 par value (the "Common Shares"), of the Company. The dividend was payable on August 9, 1999 to the shareholders of record on that date (the "Record Date"). Our Board extended the term of and otherwise amended and restated that rights agreement on July 7, 2009, July 25, 2012 and July 23, 2015, in an effort to protect shareholder value by attempting to diminish the risk that the Company's ability to use its net operating losses ("NOLs") to reduce potential future federal income tax obligations may become substantially limited and by deterring certain abusive takeover practices.

                           We provide the following summary description of the Amended and Restated Rights Agreement (the "Rights Agreement") as made between the Company and Wells Fargo Bank, National Association, as the Rights Agent, on July 23, 2015. Please note, however, that this description is only a summary, and is not complete, and should be read together with the entire Rights Agreement, which has been filed with the Securities and Exchange Commission as an exhibit to an amendment to a Registration Statement on Form 8-A dated on or about July 23, 2015. A copy of the Rights Agreement is available free of charge from our Company.

The Rights. The Rights will initially trade with, and will be inseparable from, the Common Shares. The Rights are evidenced only by certificates that represent Common Shares. New Rights will accompany any new Common Shares we issue until the Distribution Date described below or until the Rights are redeemed or the Rights Agreement expires.

Exercise Price. Each Right will allow its holder to purchase from our Company one-tenth of one Common Share for $45.00 per full Common Share (equivalent to $4.50 for each one-tenth of a Common Share), once the Rights become exercisable. Prior to exercise, the Right does not give its holder any dividend, voting, or liquidation rights.

Exercisability. The Rights will not be exercisable until the earlier of (1) 10 days after the public announcement, or the Board concluding, that a person or group has become an "Acquiring Person" by obtaining beneficial ownership of 5.0% or more of our outstanding Common Shares, subject to certain exceptions, or (2) 10 business days (or such later date as the Board shall determine) following the commencement of a tender offer or exchange offer that would result in a person or group becoming an "Acquiring Person."

We refer to the date when the Rights become exercisable as the "Distribution Date." Until that date, the certificates for the Common Shares will also evidence the Rights, and any transfer of Common Shares will constitute a transfer of Rights. After that date, the Rights will separate from the Common Shares and be evidenced by book entry credits or by Rights certificates that we will mail to all eligible holders of Common Shares. Any Rights held by an Acquiring Person are void and may not be exercised.

Flip In. If a person or group becomes an Acquiring Person, all holders of Rights except the Acquiring Person may, for $45.00, purchase Common Shares with a market value of $90.00, based on the market price of the Common Shares prior to such acquisition.

Expiration. The Rights will expire on August 1, 2018, subject to extension or earlier expiration of the Rights as provided under the Rights Agreement.

Redemption. Our Board may redeem the Rights for $0.001 per Right at any time before any person or group becomes an Acquiring Person. If our Board redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $0.001 per Right. The redemption price will be adjusted if we have a stock split or stock dividends of our Common Shares.

Appendix A-32

Exchange. After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of our outstanding Common Shares, our Board may extinguish the Rights by exchanging one Common Share or an equivalent security for each Right, other than Rights held by the Acquiring Person.

Anti-Dilution Provisions. Our Board may adjust the purchase price of the Common Shares, the number of Common Shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split or a reclassification of the Common Shares. No adjustments to the Exercise Price of less than 1% will be made.

Amendments. The terms of the Rights Agreement may be amended by our Board without the consent of the holders of the Rights. After a person or group becomes an Acquiring Person, our Board may not amend the Rights Agreement in a way that adversely affects holders of the Rights.

Appendix A-33

EXHIBIT C

FORM OF REPRESENTATION AND REQUEST LETTER

                           This letter is delivered to the Company pursuant to Section 1(q)(i) of the Amended and Restated Rights Agreement (the "Agreement"), dated as of July 23, 2015 and as amended through the date hereof, by and between MGIC Investment Corporation, a Wisconsin corporation (the "Company"), and the Rights Agent named therein. Capitalized terms used, but not defined, in this letter (and the term "beneficial ownership") shall have the meanings given them under the Agreement.

                           By delivery of this letter, [Name] ("Investor") requests that the Company determine pursuant to Section 1(q)(ii) of the Agreement, based on this letter and any other information that the Company believes relevant (which, upon written request of the Company, Investor must provide if it desires to pursue this request), that beneficial ownership by Investor and its Affiliates and Associates of 5.0% or more of the outstanding Common Shares would not jeopardize or endanger the availability to the Company of the Tax Benefits (such determination, if affirmative, is referred to herein as the "Determination"). The representations, warranties, and covenants of Investor contained in this letter are being provided or made solely in connection with Investor's request that the Company make the Determination, thereby effectuating the exemption (the "Exemption") provided in Section 1(q) of the Agreement.

        For purposes of this letter, the following terms shall have the meanings indicated:

                      (i)                          The "Applicable Period" means the period beginning with and including the date of this letter and ending at the earlier of (A) the time, if any, following the Determination at which the Exemption is no longer in effect, or (B) the time at which the Agreement is no longer effective.

                      (ii)                        A specified Person has "Economic Ownership" of shares if such shares are treated, for purposes of Section 382 of the Code and the Treasury Regulations thereunder, as being owned by the specified Person (or by a Person or group of Persons to which the shares owned by the specified Person are attributed pursuant to Treasury Regulation Section 1.382-2T(h)).

                      (iii)                       "Fund" means (A) an investment account that is not itself a Person and that is managed or advised by Investor or by an Affiliate or Associate of Investor, and (B) any Affiliate or Associate of Investor that is an investment fund.

                      (iv)                        "Investor Group" refers collectively to Investor and its Affiliates and Associates (including                                      ), other than the Funds.

        Investor makes the following representations, warranties, and covenants:

  1.
  The aggregate number of Common Shares, the aggregate principal amount of 2063 Debentures, the aggregate principal amount of 2017 Notes and the aggregate principal amount of 2020 Notes beneficially owned by the Funds and by the Investor Group and Funds, collectively, are as follows:

	Number of Common Shares	Aggregate Principal Amount of 2063 Debentures (a)	Aggregate Principal Amount of 2017 Notes (a)	Aggregate Principal Amount of 2020 Notes (a)

Funds

Investor Group and Funds, collectively

Appendix A-34

  [(a) Disclose in a footnote the dates of acquisition of all 2063 Debentures, 2017 Notes and 2020 Notes (as applicable) held and the aggregate principal amount acquired on each such date.]

  2.
  Investor represents and warrants that the following statements are true and correct at the date of this letter, and that the statements in subparagraphs (b) and (c) below will also be true and correct at all times during the Applicable Period:

  (a)
  Neither the Investor Group nor any single Fund has Economic Ownership of more than 4.90%1 of the total outstanding Common Shares.

  (b)
  With respect to any Common Shares owned by the Investor Group, no member of the Investor Group is acting as a member of a group that both (I) includes any Person other than another member of the Investor Group and (II) is treated as an "entity" under the second sentence of Treasury Regulation Section 1.382-3(a)(1)(i).

  (c)
  With respect to any Common Shares owned by a Fund, such Fund is not acting as a member of a group that is treated as an "entity" under the second sentence of Treasury Regulation Section 1.382-3(a)(1)(i).

  3.
  Investor acknowledges, understands and agrees that, at all times during the Applicable Period, neither the Investor Group nor any Fund shall acquire (other than through a stock dividend, rights dividend, stock split or similar transaction effected by the Company) any Common Shares (or any interests in an entity that owns, directly or indirectly, any Common Shares) if, immediately after such acquisition, (i) the Investor Group or such Fund would have Economic Ownership of more than 4.99% of the total then-outstanding Common Shares, or (ii) to Investor's knowledge, any Person other than (x) a member of the Investor Group or (y) such Fund would have Economic Ownership of more than 4.99% of the total then-outstanding Common Shares (and would not have such level of Economic Ownership but for such acquisition by the Investor Group or such Fund).

                           Investor acknowledges and agrees that the accuracy of the foregoing representations and warranties and compliance with the foregoing covenants are a condition to the Exemption becoming effective and remaining in effect.

Sincerely,
[Name of Investor]
By:

Name:
Title:

  1
  In its sole discretion, the Company may accept a higher percentage not greater than 4.99%.
Appendix A-35

Appendix B

This Proxy Statement contains forward looking statements. Forward looking statements consist of statements which relate to matters other than historical fact, including matters that inherently refer to future events. Among others, statements that include words such as "believe," "anticipate," "will" or "expect," or words of similar import, are forward looking statements. These forward looking statements are not guarantees of future performance and are subject to risk factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements. These factors include those listed below. Additional information concerning these and other factors is contained in our filings with the Securities and Exchange Commission. All forward looking statements speak only as of the date of this Proxy Statement. We assume no obligation, and disclaim any obligation, to update information contained in this Proxy Statement.

•
Competition or changes in our relationships with our customers could reduce our revenues, reduce our premium yields and / or increase our losses.
•
The amount of insurance we write could be adversely affected if lenders and investors select alternatives to private mortgage insurance.
•
Changes in the business practices of the GSEs, federal legislation that changes their charters or a restructuring of the GSEs could reduce our revenues or increase our losses.
•
We may not continue to meet the GSEs' mortgage insurer eligibility requirements and our returns may decrease as we are required to maintain more capital in order to maintain our eligibility.
•
The benefit of our net operating loss carryforwards may become substantially limited.
•
We are involved in legal proceedings and are subject to the risk of additional legal proceedings in the future.
•
Resolution of our dispute with the Internal Revenue Service could adversely affect us.
•
Because we establish loss reserves only upon a loan default rather than based on estimates of our ultimate losses on risk in force, losses may have a disproportionate adverse effect on our earnings in certain periods.
•
Because loss reserve estimates are subject to uncertainties, paid claims may be substantially different than our loss reserves.
•
We rely on our management team and our business could be harmed if we are unable to retain qualified personnel or successfully develop and/or recruit their replacements.
•
Loan modification and other similar programs may not continue to provide substantial benefits to us.
•
If the volume of low down payment home mortgage originations declines, the amount of insurance that we write could decline, which would reduce our revenues.
•
State capital requirements may prevent us from continuing to write new insurance on an uninterrupted basis.
•
Downturns in the domestic economy or declines in the value of borrowers' homes from their value at the time their loans closed may result in more homeowners defaulting and our losses increasing.
•
The mix of business we write affects the likelihood of losses occurring, our Minimum Required Assets under the PMIERs, and our premium yields.
•
The premiums we charge may not be adequate to compensate us for our liabilities for losses and as a result any inadequacy could materially affect our financial condition and results of operations.
•
We are susceptible to disruptions in the servicing of mortgage loans that we insure.
•
Changes in interest rates, house prices or mortgage insurance cancellation requirements may change the length of time that our policies remain in force.
•
Your ownership in our company may be diluted by additional capital that we raise or if the holders of our outstanding convertible debt convert that debt into shares of our common stock.
•
Our debt obligations materially exceed our holding company cash and investments.
•
We could be adversely affected if personal information on consumers that we maintain is improperly disclosed and our information technology systems may become outdated and we may not be able to make timely modifications to support our products and services.
Appendix B-1

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945 Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.  INTERNET/MOBILE – www.proxypush.com/mtg Use the Internet to vote your proxy until 11:59 p.m. (CT) on April 27, 2016. Scan code below for mobile voting.  PHONE – 1-866-883-3382 Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CT) on April 27, 2016.   MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card. Please detach here The Board of Directors Recommends a Vote FOR all of the nominees for Director in Item 1 and FOR Items 2, 3 and 4.   1.Election of directors: 01 Daniel A. Arrigoni 02 Cassandra C. Carr 03 C. Edward Chaplin 04 Curt S. Culver 05 Timothy A. Holt 06 Kenneth M. Jastrow, II 07 Michael E. Lehman 08 Donald T. Nicolaisen 09 Gary A. Poliner 10 Patrick Sinks 11 Mark M. Zandi Vote FOR all nominees (except as marked) Vote WITHHELD from all nominees (Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.) 2. Advisory vote to approve named executive officer compensation For Against Abstain 3. Approve our Amended and Restated Rights Agreement For Against Abstain 4. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2016 For Against Abstain THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS. Address Change? Mark box, sign, and indicate changes below: Date Signature(s) in Box Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy. QR CODE

MGIC INVESTMENT CORPORATION ANNUAL MEETING OF SHAREHOLDERS April 28, 2016 9:00 a.m. Central Time BRADLEY PAVILION MARCUS CENTER FOR THE PERFORMING ARTS 929 North Water Street Milwaukee, WI 53202 MGIC Investment Corporation P.O. Box 488 Milwaukee, WI 53201 Proxy This proxy is solicited by the Board of Directors for use at the Annual Meeting on April 28, 2016. By signing on the reverse side, I hereby appoint PATRICK SINKS AND TIMOTHY J. MATTKE, and either one of them, as my proxy and attorney-in-fact, with full power of substitution by the Board of Directors of MGIC Investment Corporation (MGIC), to represent and vote, according to my choices on this proxy card, all shares of Common Stock of MGIC which I am entitled to vote at the Annual Meeting of Shareholders to be held in the Bradley Pavilion of the Marcus Center for the Performing Arts, 929 North Water Street, Milwaukee, Wisconsin, on Thursday, April 28, 2016, at 9:00 a.m. Central Time, and at any adjournment, and in the discretion of the proxies on any other business properly brought before the meeting. I acknowledge that I have received MGIC’s Notice of Annual Meeting, Proxy Statement and 2015 Annual Report. Notice to Participants in MGIC’s Profit Sharing and Savings Plan: As a participant in the MGIC Profit Sharing and Savings Plan (Plan), you have the right to instruct the Plan Trustee how to vote the shares of MGIC Common Stock allocated to your account. If your voting instructions are received by the Plan Trustee at least three business days before the Annual Meeting, shares held in your account will be voted by the Plan Trustee in accordance with your voting choices. If your instructions are not timely received or if you do not respond, shares held in your account will be voted by the Plan Trustee in accordance with the Plan and applicable law. See reverse for voting choices and instructions.